Exhibit 3(i)

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THAT “PERMA-FIX ENVIRONMENTAL SERVICES, INC.” IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE NOT HAVING BEEN CANCELLED OR DISSOLVED SO FAR AS THE RECORDS OF THIS OFFICE SHOW AND IS DULY AUTHORIZED TO TRANSACT BUSINESS.

THE FOLLOWING DOCUMENTS HAVE BEEN FILED:

CERTIFICATE OF INCORPORATION, FILED THE NINETEENTH DAY OF DECEMBER, A.D. 1990, AT 9 O'CLOCK A.M.

RESTATED CERTIFICATE, FILED THE TWENTY–SIXTH DAY OF NOVEMBER, A.D. 1991, AT 10 O'CLOCK A.M.

CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM “NATIONAL ENVIRONMENTAL INDUSTRIES, LTD.” TO “PERMA-FIX ENVIRONMENTAL SERVICES, INC.”, FILED THE SEVENTEENTH DAY OF DECEMBER, A.D. 1991, AT 4:30 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE FOURTH DAY OF SEPTEMBER, A.D. 1992, AT 11:30 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 4 O'CLOCK P.M.

	Jeffrey W. Bullock, Secretary of State
2249849 8310	AUTHENTICATION:	7162972

090228186	DATE:	03-03-09
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 2
The First State

CERTIFICATE OF DESIGNATION, FILED THE TWENTIETH DAY OF FEBRUARY, A.D. 1996, AT 10:45 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE NINETEENTH DAY OF JULY, A.D. 1996, AT 12:30 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTEENTH DAY OF DECEMBER, A.D. 1996, AT 4:30 O'CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE SIXTH DAY OF JANUARY, A.D. 1997, AT 4:30 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE ELEVENTH DAY OF JUNE, A.D. 1997, AT 11 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTEENTH DAY OF JULY, A.D. 1997, AT 11:15 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRTEENTH DAY OF NOVEMBER, A.D. 1997, AT 1:30 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE THIRTEENTH DAY OF NOVEMBER, A.D. 1997, AT 1:31 O'CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TWENTY-SIXTH DAY OF NOVEMBER, A.D. 1997, AT 10 O'CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF JULY, A.D. 1998, AT 12 O'CLOCK P.M.

	Jeffrey W. Bullock, Secretary of State
2249849 8310	AUTHENTICATION:	7162972

090228186	DATE:	03-03-09
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 3
The First State

CERTIFICATE OF DESIGNATION, FILED THE SIXTEENTH DAY OF JULY, A.D. 1998, AT 1:30 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTEENTH DAY OF JULY, A.D. 1998, AT 1:31 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTEENTH DAY OF JULY, A.D. 1998, AT 1:32 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FIFTEENTH DAY OF JULY, A.D. 1999, AT 12:30 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FIFTEENTH DAY OF JULY, A.D. 1999, AT 12:31 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FIFTEENTH DAY OF JULY, A.D. 1999, AT 12:32 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FIFTEENTH DAY OF JULY, A.D. 1999, AT 12:33 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF AUGUST, A.D. 1999, AT 12:30 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF AUGUST, A.D. 1999, AT 12:31 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF AUGUST, A.D. 1999, AT 12:32 O’CLOCK P.M.

	Jeffrey W. Bullock, Secretary of State
2249849 8310	AUTHENTICATION:	7162972

090228186	DATE:	03-03-09
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 4
The First State

CERTIFICATE OF DESIGNATION, FILED THE TENTH DAY OF AUGUST, A.D. 1999, AT 12:33 O’CLOCK P.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTEENTH DAY OF JUNE, A.D. 2001, AT 10 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE FOURTEENTH DAY OF JUNE, A.D. 2001, AT 10:01 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF JUNE, A.D. 2002, AT 10 O’CLOCK A.M.

CERTIFICATE OF DESIGNATION, FILED THE SIXTH DAY OF MAY, A.D. 2008, AT 6:44 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “PERMA-FIX ENVIRONMENTAL SERVICES, INC.”.

AND I DO HEREBY FURTHER CERTIFY THAT THE ANNUAL REPORTS HAVE BEEN FILED TO DATE.

AND I DO HEREBY FURTHER CERTIFY THAT THE FRANCHISE TAXES HAVE BEEN PAID TO DATE.

	Jeffrey W. Bullock, Secretary of State
2249849 8310	AUTHENTICATION:	7162972

090228186	DATE:	03-03-09
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

NATIONAL ENVIRONMENTAL INDUSTRIES, LTD.

I, the undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

FIRST:          The name of the corporation is National Environmental Industries, Ltd. (hereinafter referred to as the “Corporation”).

SECOND:     The registered office of the Corporation is to be located at 32 Loockerman Square, Suite L–100, City of Dover, County of Kent, State of Delaware 19901. The name of its registered agent at that address is The Prentice–Hall Corporation System, Inc.

THIRD:         The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

FOURTH:     (1) The Corporation shall be authorized to issue 3,000 shares, all of which shall have no par value, all of which shall be of the same class and all of which are to be designated “Common Stock”.

(2)     Except as otherwise required by statute, the holders of the Common Stock of the Corporation shall possess the exclusive right to vote for the election of directors and for all other corporate purposes.

(3)     Except as otherwise required by statute, the designations, and the powers, preferences and rights, and the qualifications or restrictions thereof, of any class or classes of stock or any series of any class of stock of the Corporation may be determined from time to time by resolution or resolutions of the Board of Directors.

FIFTH:           The name and address of the incorporator are as follows:

Name		Address

Robert Scarboro	c/o	Phillips, Nizer, Benjamin,
Krim & Ballon
40 West 57th Street
New York, New York 10019

SIXTH:     The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

8082N

(1)       The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws of the Corporation. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

(2)       In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors shall have power without the assent or vote of the stockholders:

(a)     To make, alter, amend, change, add to or repeal the by-laws of the Corporation in any manner not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation, subject to the power of the stockholders of the Corporation having voting power to alter, amend or repeal the by-laws made by the Board of Directors of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation, to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends; and

(b)    To determine from time to time whether, and to what extent, and at what times and places, and under what conditions the accounts and books of the Corporation (other than the stock ledger), or any of them, shall be open to the inspection of the stockholders.

(3)       In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors of the Corporation is hereby empowered to exercise all such powers and do such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Certificate of Incorporation, and to the by-laws of the Corporation in effect from time to time.

8082N

SEVENTH:     The corporation may, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

EIGHTH:        Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganisation shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

8082N

NINTH:          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

IN WITNESS WHEREOF, I, Robert Scarboro, the sole incorporator of National Environmental Industries, Ltd., have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this 17th day of December, 1990.

Robert Scarboro
c/o Phillips, Nizer, Benjamin,
Krim & Ballon
40 West 57th Street
New York, New York 10019

8082N

RESTATED CERTIFICATE OF INCORPORATION
OF
NATIONAL ENVIRONMENTAL INDUSTRIES, LTD.

1.     The present name of the corporation (hereinafter called the “Corporation”) is National Environmental Industries, Ltd., and the date of filing the original certificate of incorporation of the Corporation with the Secretary of State of the State of Delaware is December 19, 1990.

2.     The certificate of incorporation of the corporation is hereby amended by striking out Articles FOURTH through NINTH thereof and by substituting in lieu thereof new Articles FOURTH through NINTH as set forth in the Restated Certificate of Incorporation hereinafter provided for.

3.     The provisions of the certificate of incorporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled Restated Certificate of Incorporation of National Environmental Industries, Ltd. without any further amendment other than the amendment certified herein and without any discrepancy between the provisions of the certificate of incorporation as heretofore amended and supplemented and the provisions of the said single instrument hereinafter set forth.

4.     The amendment and restatement of the certificate of incorporation herein certified have been duly adopted by the stockholders in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment and of the restatement of the certificate of incorporation herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

5.     The certificate of incorporation of the Corporation, as amended and restated herein, shall at the effective time of this Restated Certificate of Incorporation, read as follows:

“Restated Certificate of Incorporation
of
National Environmental Industries, Ltd.

FIRST: The name of the Corporation is National

Environmental Industries, Ltd.

SECOND:      The address of the Corporation’s registered office in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Dover. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

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THIRD:      The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

FOURTH:      The total number of shares of capital stock which the Corporation shall have authority to issue is Twenty-Two Million (22,000,000) shares, of which Twenty Million (20,000,000) shares shall be Common Stock, par value $.001 per share, and Two Million (2,000,000) shares shall be Preferred, Stock, $.001 par value per share.

The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby expressly authorized to provide, by resolution or resolutions duly adopted by it prior to issuance, for the creation of each such series and to fix the designation and the powers, preferences, rights, qualifications, limitations and restrictions relating to the shares of each such series. The authority of the Board of Directors with respect to each such series of Preferred Stock shall include, but not be limited to, determining the following:

(a) the designation of such series, the number of shares to constitute such series and the stated value if different from the par value thereof;

(b) whether the shares of such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited;

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(c)      the dividends, if any, payable on such series, whether any such dividends shall be cumulative, and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, and the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;

(d)      whether the shares of such series shall be subject to redemption by the Corporation, and, if so, the times, prices and other conditions of such redemption;

(e)      the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in, the voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

(f)      whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relating to the operation thereof;

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(g)      whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

(h)     the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;

(i)      the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of such series or of any other series of Preferred Stock or of any other class; and

(j)      any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions, thereof.

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The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereof shall be cumulative.

FIFTH:            Unless required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

SIXTH:           The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

SEVENTH:     The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-Laws of the Corporation.

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EIGHTH:         All persons who the Corporation is empowered to indemnify pursuant to the provisions of Section 145 of the General Corporation Law of the State of Delaware (or any similar provision or provisions of applicable law at the time in effect), shall be indemnified by the Corporation to the full extent permitted thereby. The foregoing right of indemnification shall not be deemed to be exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. No repeal or amendment of this Article EIGHTH shall adversely affect any rights of any person pursuant to this Article EIGHTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.

NINTH:           No director of the Corporation shall be personally liable to the Corporation or its stockholders for any monetary damages for breaches of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the General Corporation Law of the State of Delaware; or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or amendment of this Article NINTH shall adversely affect any rights of any person pursuant to this Article NINTH which existed at the time of such repeal or amendment with respect to acts or omissions occurring prior to such repeal or amendment.”

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IN WITNESS WHEREOF, we have signed this Certificate this 22 day of November, 1991.

President

ATTEST:

Secretary

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CERTIFICATED OF AMENDMENT
TO THE
RESTATED CERTIFICATE OF INCORPORATION
OF
NATIONAL ENVIRONMENTAL INDUSTRIES, LTD.

It is hereby certified that:

1.      The name of the corporation (hereinafter called the “Corporation”) is National Environmental Industries, Ltd.

2.     The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out Article FIRST thereof and by substituting in lieu of said Article FIRST the following new Article.

“FIRST: The name of the Corporation is Perma-Fix Environmental services, Inc.”

3.      The amendment of the Certificate of Incorporation herein certified has been daily adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to these Stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this Certificate this 16th day of December, 1991.

Louis Centofanti, President

Attest:

Mark Zwecker, Secretary

CERTIFICATE OF AMENDMENT
TO
RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Corporation”), does hereby certify:

That the amendment set forth below to the Corporation’s Restated Certificate of Incorporation, as amended was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware and written notice thereof has been given as provided in Section 228 thereof:

I) The first paragraph of Article FOURTH of the Corporation’s Restated Certificate of Incorporation, as amended is hereby deleted and replaced in its entirety by the following:

Fourth: The total number of shares of capital stock that the Corporation shall have authority to issue is 22,000,000, shares of which 20,000,000 shares of the par value of $.001 per share shall be designated Common Stock (“Common Stock”), and 2,000,000 shares of the par value of $.001 per share shall be designated Preferred Stock.

As of September 4, 1992 (the “Effective Time”), each share of Common Stock issued and outstanding immediately prior to the Effective Time shall automatically be changed and converted, without any action on the part of the holder thereof, into 1/3.0236956 of a share of Common Stock and, in connection with fractional interests in shares of Common Stock of the Corporation, each holder whose aggregate holdings of shares of Common Stock prior to the Effective Time amounted to less than 3.0236955, or to a number not evenly divisible by 3.0236956 shares of Common Stock shall be entitled to receive for such fractional interest, and at such time, any such fractional interest in shares of Common Stock of the Corporation shall be converted into the right to receive, upon surrender of the stock certificates formerly representing shares of Common Stock of the Corporation, one whole share of Common Stock.

IN WITNESS whereof, Perma-Fix Environmental Services, Inc. has caused this Certificate to be signed and attested to by its duly authorized officers as of this first day of September, 1992.

Perma-Fix Environmental Services, Inc.

By:
Dr. Louis Centofanti President

ATTEST:

By :
Secretary

CERTIFICATE OF DESIGNATIONS
OF SERIES I CLASS A PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, said Board of Directors, acting by unanimous written consent in lieu of a meeting dated February 2, 1996, hereby adopted the terms of the Series I Class A Preferred Stock, which resolutions are set forth on the attached page.

Dated: February 2, 1996	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:
Dr. Louis P. Centofanti Chairman of the Board

ATTEST:

Mark A. Zwecker, Secretary

PAGE 03
PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE SERIES I CLASS A
PREFERRED STOCK
WHEREAS,

A.
The Corporation’s share capital includes Preferred Stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series with the directors of the Corporation (the “Board”) being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences, and relative, participating, optional or other special rights, privileges, restrictions and conditions attaching to the shares of each such series; and

B.	It is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series I Class A Preferred Stock, par value $.001.
NOW, THEREFORE, BE IT RESOLVED, THAT:

The Series I Class A Preferred Stock, par value $.001 (the “Series I Class A Preferred Stock”) of the Corporation shall consist of 1,100 shares and no more and shall be designated as the Series I Class A Preferred Stock and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Series I Class A Preferred Stock as a series, the rights, privileges, restrictions and conditions attaching to the Series I Class A Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1   Except as otherwise provided herein, in the Certificate of Incorporation (the “Articles”) or the General Corporation Law of the State of Delaware (the “GCL”), each holder of Series I Class A Preferred Stock, by virtue of his ownership thereof, shall be entitled to cast that number of votes per share thereof on each matter submitted to the Corporation’s shareholders for voting which equals the number of votes which could be cast by such holder of the number of shares of the Corporation’s Common Stock, par value $.001 per share (the “Common Shares”) into which such shares of Series I Class A Preferred Stock would be converted into pursuant to Part 5 hereof immediately prior to the record date of such vote. The outstanding Series I Class A Preferred Stock and the Common Shares of the Corporation shall vote together as a single class, except as otherwise expressly required by the GCL or Part 7 hereof. The Series I Class A Preferred Stock shall not have cumulative voting rights.

1.2   The Series I Class A Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1   If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any Series I Class A Preferred Stock shall be outstanding, the holders of the then outstanding Series I Class A Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Common Shares equal to $1,000 consideration per outstanding share of Series I Class A Preferred Stock, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the Board: provided, however, that the merger of the Corporation with any corporation or corporations in which the Corporation is not the survivor, or the sale or transfer by the Corporation of all or substantially all of its property, or any reduction by at least seventy percent (70%) of the then issued and outstanding Common Shares of the Corporation, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2   Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series I Class A Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of Common Shares, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

Part 3 - Dividends.

3.1   Holders of record of Series I Class A Preferred Stock, out of funds legally available therefor and to the extent permitted by law, shall be entitled to receive dividends on their Series I Class A Preferred Stock, which dividends shall accrue at the rate per share of five percent (5%) per annum of consideration paid for each share of Series I Class A Preferred Stock ($50.00 per share per year for each full year) commencing on the date of the issuance thereof, payable, at the option of the Corporation, (i) in cash, or (ii) by the issuance of that number of whole Common Shares computed by dividing the amount of the dividend by the market price applicable to such dividend.

3.2   For the purposes of this Part 3 and Part 4 hereof, “market price” means the average of the daily closing prices of Common Shares for a period of five (5) consecutive trading days ending on the date on which any dividend becomes payable or of any notice of redemption as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Shares shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Shares as reported by the primary stock exchange, or the Nasdaq Stock Market, if the Common Shares are quoted on the Nasdaq Stock Market, or (ii) If last sales price information is not available, the average closing bid price of Common Shares as reported by the Nasdaq Stock Market, or if not so listed or reported, then as reported by National Quotation Bureau, Incorporated, or (iii) in the event neither clause (i) nor (ii) is applicable, the average of the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose.

3.3   Dividends on Series I Class A Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared and set aside for payment on the Common Shares until full cumulative dividends on all outstanding Series I Class A Preferred Stock shall have been paid or declared and set aside for payment.

3.4   Dividends shall be payable in arrears, at the rate of $12.50 per share for each full calendar quarter on each February 28, May31, August 31, and November 30 of each calendar year, to the holders of record of the Series I Class A Preferred Stock as they appear in the securities register of the Corporation on such record dates not more than sixty (60) nor less than ten (10) days preceding the payment date thereof, as shall be fixed by the Board; provided, however, that the initial dividend for the Series I Class A Preferred Stock shall accrue for the period commencing on the date of the issuance thereof to and including December 31, 1995.

3.5   If, in any quarter, insufficient funds are available to pay such dividends as are then due and payable with respect to the Series I Class A Preferred Stock and all other classes and series of the capital stock of the Corporation ranking in parity therewith (or such payment is otherwise prohibited by provisions of the GCL, such funds as are legally available to pay such dividends shall be paid or Common Shares will be issued as stock dividends to the holders of Series I Class A Preferred Stock and to the holders of any other series of Class A Preferred Stock then outstanding as provided in Part 6 hereof, in accordance with the rights of each such holder, and the balance of accrued but undeclared and/or unpaid dividends, if any shall be declared and paid on the next succeeding dividend date to the extent that funds are then legally available for such purpose.

Part 4 - Redemption.

4.1   At any time, and from time to time, on and after one hundred twenty (120) days from the date of the issuance of any Series I Class A Preferred Stock, if the average of the closing bid prices for the Common Shares for five (5) consecutive trading days shall be in excess of $1.50, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series I Class A Preferred Stock at a price per share of U. S. $1,000 each (the “Redemption Price”) (such price to be adjusted proportionately in the event of any change of the Series I Class A Shares into a different number of Shares).

4.2   Thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series I Class A Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series I Class A Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such Shares, (ii) the number of Series I Class A Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series I Class A Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series I Class A Preferred Stock to be redeemed as provided in this Part 4, and the number of shares to be convened into Common Shares as provided in Part 5 hereof.

4.3   Upon receipt of the Redemption Notice, any Eligible Holder (as defined in Section 5.2 hereof) shall have the option, at its Sole election, to specify what portion of its Series I Class A Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or convened into Common Shares in the manner provided in Part 5 hereof, except that, notwithstanding any provision of such Part 5 to the contrary, any Eligible Holder shall have the right to convert into Common Shares that number of Series I Class A Preferred Stock called for redemption in the Redemption Notice.

4.4   On or before the Redemption Date in respect of any Series I Class A Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series I Class A Shares which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

4.5   On the Redemption Date in respect of any Series I Class A Shares or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U.S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series I Class A Shares in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series I Class A Shares in to Common Shares), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed share shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 5 - Conversion.

5.1   For the purposes of conversion of the Series I Class A Preferred Stock shall be valued at $1,000 per share (“Value”), and, if converted, the Series I Class A Preferred Stock shall be converted into such number of Common Shares (the “Conversion Shares”) as is obtained by dividing the aggregate Value of the shares of Series I Class A Preferred Stock being so converted, together with all accrued but unpaid dividends thereon, by the “Average Stock Price” per share of the Conversion Shares (the “Conversion Price”), subject to adjustment pursuant to the provisions of this Part 5. For purposes of this Part 5, the “Average Stock Price” means the lesser of (x) seventy percent (70%) of the average daily closing bid prices of the Common Shares for the period of five (5) consecutive trading days immediately preceding the date of subscription by the Holder or (y) seventy percent (70%) of the daily average closing bid prices of Common Shares for the period of five (5) consecutive trading days immediately preceding the date of the conversion of the Series I Class A Preferred Stock in respect of which such Average Stock Price is determined. The closing price for each trading day shall be determined as provided in the last sentence of Section 3.2.

5.2   Any holder of Series I Class A Preferred Stock (an “Eligible Holder”) may at any time commencing forty-five (45) days after the issuance of any Series I Class A Preferred Stock convert up to one hundred percent (100%) of his holdings of Series I Class A Preferred Stock in accordance with this Part 5.

5.3  The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series I Class A Preferred Stock, in whole or in part, by the surrender of the share certificate or share certificates representing the Series I Class A Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing (I) the aggregate Value of the Series I Class A Preferred Stock so surrendered for conversion plus any accrued but unpaid dividends thereon, if any, by (2) the Conversion Price in effect at the date of the conversion. At the time of conversion of a share of the Series I Class A Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or at the Corporation’s option, issue that number of whole Common Shares which is equal to the product of dividing the amount of such unpaid dividends by the Average Stock Price whether or not declared by the Board. Each Series I Class A Preferred Stock share certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series I Class A Preferred Stock granted herein (i) share certificate representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within three (3) days of notice of conversion, and (ii) unless the Series I Class A Preferred Stock has been fully converted, anew share certificate representing the Series I Class A Preferred Stock not so converted, if any, shall also be delivered to such holder within three (3) days of notice of conversion. Any Eligible Holder may exercise its right to convert the Series I Class A Preferred Stock by telecopying an executed and completed Notice of Conversion to the Corporation, and within seventy-two (72) hours thereafter, delivering the original Notice of Conversion and the certificate representing the Series I Class A Preferred Stock to the Corporation by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a conversion date. The Corporation will transmit the Common Shares certificates issuable upon conversion of any Series I Class A Preferred Stock (together with the certificates representing the Series I Class A Preferred Stock not so converted) to the Eligible Holder via express courier within three (3) business days after the conversion date if the Corporation has received the original Notice of Conversion and the Series I Class A Shares certificates being so converted by such date.

5.4   All Common Shares which may be issued upon conversion of Series I Class A Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series I Class A Preferred Stock is outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series I Class A Preferred Stock then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series I Class A Preferred Stock shall be proportionately increased.

5.5   The number of Common Shares issued upon conversion of Series I Class A Preferred Stock and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

5.5.1 Change of Designation of the Common Shares or the rights, privileges, restrictions and conditions in respect of the Common Shares or division of the Common Shares into series. In the case of any amendment to the Articles to change the designation of the Common Shares or the rights, privileges, restrictions or conditions in respect of the Common Shares or division of the Common Shares into series the rights of the holders of the Series I Class A Preferred Stock shall be adjusted so as to provide that upon conversion thereof, the holder of the Series I Class A Preferred Stock being converted shall procure, in lieu of each Common Share theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one Common Share issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series I Class A Preferred Stock shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection 5.5.1 shall apply in the same manner to successive reclassifications, changes, consolidations, and mergers.

5.5.2 If the Corporation, at any time while any of the Series I Class A Preferred Stock is outstanding, shall amend the Articles so as to change the Common Shares into a different number of shares, the Conversion Price shall be proportionately reduced, in case of such change increasing the number of Common Shares, as of the effective date of such increase, or if the Corporation shall take a record of holders of its Common Shares for the purpose of such increase, as of such record date, whichever is earlier, or the Conversion Price shall be proportionately increased, in the case of such change decreasing the number of Common Shares, as of the effective date of such decrease or, if the Corporation shall take a record of holders of its Common Stock for the purpose of such decrease, as of such record date, whichever is earlier.

5.5 3 If the Corporation, at any time while any of the Series I Class A Preferred Stock  is outstanding, shall pay a dividend payable in Common Shares (except for any dividends of Common Shares payable pursuant to Part 3 hereof), the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Shares for the purposes of receiving such dividend (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6    Whenever the Conversion Price shall be adjusted pursuant to Section 5.5 hereof, the Corporation shall make a certificate signed by its President, or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first class mail, postage prepaid) to each holder of the Series I Class A Preferred Stock at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7    No fractional Common Shares shall be issued in connection with any conversion of Series I Class A Preferred Stock, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8     No Series I Class A Preferred Stock which has been converted into Common Shares shall be reissued by the Corporation; provided, however, that each such share shall be restored to the status of authorized but unissued Preferred Stock without designation as to series and may thereafter be issued as a series of Preferred Stock not designated as Series I Class A Preferred Stock.

Part 6 - parity with Other Shares of Class A Preferred Shares.

6.1     If any cumulative dividends or accounts payable or return of capital in respect of Series I Class A Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

Part 7 - Amendment.

7.1     In addition to any requirement for a series vote pursuant to the GCL in respect of any amendment to the Corporation’s Certificate of Incorporation that adversely affects the rights, privileges, restrictions and conditions of the Series I Class A Preferred Stock, the rights, privileges, restrictions and conditions attaching to the Series I Class A Preferred Stock: may be amended by an amendment to the Corporation’s Certificate of Incorporation so as to affect such adversely only if the Corporation has obtained the affirmative vote at a duly called and held series meeting of the holders of the Series I Class A Preferred Stock or written consent by the holders of a majority of the Series I Class A Preferred Stock then outstanding. Notwithstanding the above, the number of authorized shares of such class or classes of stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting as a single class, irrespective of this Section 7.1.

CERTIFICATE OF DESIGNATIONS
OF SERIES 2 CLASS B CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended. And pursuant to the provisions of Section151of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 2 Class B Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 2 Class B Convertible Preferred Stock as set forth in the attached resolutions.

Dated: February 16, 1996	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti Chairman of the Board

ATTEST:

Mark A. Zwecker. Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 2 CLASS B CONVERTIBLE PREFERRED STOCK

WHEREAS,

A.       The Corporation’s share capital includes Preferred Stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series with the directors of the Corporation (the “Board”) being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences, and relative, participating, optional or other special rights, privileges, restrictions and conditions attaching to the shares of each such series; and

B.        It is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 2 Class B Convertible Preferred Stock, par value $.001.

NOW, THEREFORE, BE IT RESOLVED, THAT:

The Series 2 Class B Convertible Preferred Stock, par value $.001 (the “Series 2 Class B Preferred Stock”) of the Corporation shall consist of 2,500 shares and no more and shall be designated as the Series 2 Class B Preferred Stock and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Series 2 Class B Preferred Stock as a series, the rights, privileges, restrictions and conditions attaching to the Series Z Class B Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1      Except as otherwise provided herein, in the Corporation’s Certificate of Incorporation (the “Articles”) or the General Corporation Law of the State of Delaware (the “GCL”), each holder of Series 2 Class B Preferred Stock, by virtue of his ownership thereof, shall be entitled to cast that number of votes per share thereof on each matter submitted to the Corporation’s shareholders for voting which equals the number of votes which could be cast by such holder of the number of shares of the Corporation’s Common Stock, par value $.001 per share (the “Common Shares”) into which such shares of Series 2 Class B Preferred Stock would be entitled to be converted into pursuant to Part 5 hereof on the record date of such vote. The outstanding Series 2 Class B Preferred Stock, the Common Shares of the Corporation and any other series of Preferred Stock of the Corporation having, voting rights shall vote together as a single class, except as otherwise expressly required by the GCL or Part 7 hereof. The Series 2 Class B Preferred Stock shall not have cumulative voting rights.

1.2       The Series 2 Class B Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1   If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any Series 2 Class B Preferred Stock shall be outstanding, the holders of the then outstanding Series 2 Class B Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Common Shares equal to $1.000 consideration per outstanding share of Series 2 Class B Preferred Stock, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the Board; provided, however, that the merger of the Corporation with any corporation or corporations in which the Corporation is not the survivor, or the safe or transfer by the Corporation of all or substantially all of its property, or a reduction by at least seventy percent (70%) of the then issued and outstanding Common Shares of the Corporation, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2       Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series 2 Class B Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of Common Shares, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3       After the payment to the holders of the shares of the Series 2 Class B Preferred Stock of the full preferential amounts provided for in this Part 2, the holders of the Series 2 Class B Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4   In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 2 Class B Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 2 Class B Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 2 Class B Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 2 Class B Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends.

3.1       Holders of record of Series 2 Class B Preferred Stock, out of funds legally available therefor and to the extent permitted by law, shall be entitled to receive dividends on their Series 2 Class B Preferred Stock, which dividends shall accrue at the rate per share of five percent (5%) per annum of consideration paid for each share of Series 2 Class B Preferred Stock ($50.00 per share per year for each full year) commencing on the date of the issuance thereof, payable, at the option of the Corporation, (i) in cash, or (ii) by the issuance of that number of whole Common Shares computed by dividing the amount of the dividend by the market price applicable to such dividend.

3.2       For the purposes of this Part 3 and Part 4 hereof, “market price” means the average of the daily closing prices of Common Shares for a period of five (5) consecutive trading days ending on the date on which any dividend becomes payable or of any notice of redemption as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Shares shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Shares as reported by the primary stock exchange, or the Nasdaq Stock Market, if the Common Shares are quoted on the Nasdaq Stock Market, or (ii) if last sales price information is not available, the average closing bid price of Common Shares as reported by the Nasdaq Stock Market, or if not so listed or reported, then as reported by National Quotation Bureau, Incorporated, or (iii) in the event neither clause (i) nor (ii) is applicable, the average of the Closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc., selected from time to time by the Corporation for that purpose.

3.3       Dividends on Series 2 Class B Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared and set aside for payment on the Common Shares until full cumulative dividends on all outstanding Series 2 Class B Preferred Stock shall have been paid or declared and set aside for payment.

3.4       Dividends shall be payable in arrears, at the rate of $12.50 per share for each full calendar quarter on each February 28, May 31, August 31, and November 30 of each calendar year, to the holders of record of the Series 2 Class B Preferred Stock as they appear in the securities register of the Corporation on such record dates not more than sixty (60) nor less than ten (10) days preceding the payment date thereof, as shall be fixed by the Board; provided, however, that the initial dividend for the Series 2 Class B Preferred Stock shall accrue for the period commencing on the date of the issuance thereof.

3.5       If, in any quarter, insufficient funds are available to pay such dividends as are then due and payable with respect to the Series 2 Class B Preferred Stock and all other classes and series of the capital stock of the Corporation ranking in parity therewith (or such payment is otherwise prohibited by provisions of the GCL, such funds as are legally available to pay such dividends shall be paid or Common Shares will be issued as stock dividends to the holders of Series 2 Class B Preferred Stock and to the holders of any other series of Class B Preferred Stock then outstanding as provided in Pact 6 hereof, in accordance with the rights of each such holder, and the balance of accrued but undeclared and/or unpaid dividends, if any. shall be declared and paid on the next succeeding dividend date to the extent that funds are then legally available for such purpose.

Part 4 - Redemption.

4.1       At any time, and from time to time, on and after one hundred twenty (120) days from the date of the issuance of any Series 2 Class B Preferred Stock, if the average of the closing bid prices for the Common Shares for five (5) consecutive trading days shall be in excess of $1.50 per share, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series 2 Class B Preferred Stock at a price per share of U. S. $1.000 each (the “Redemption Price”) (such price to be adjusted proportionately in the event of any change of the Series 2 Class B Preferred Stock into a different number of shares of Series 2 Class B Preferred Stock).

4.2      Thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series 2 Class B Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 2 Class B Preferred Stock. The Redemption Notice Shall state: (i) the Redemption Date of such shares, (ii) the number of Series 2 Class B Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series 2 Class B Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 2 Class B Preferred Stock to be redeemed as provided in this Part 4, and the number of shares to be converted into Common Shares as provided in Part 5 hereof.

4.3      Upon receipt of the Redemption Notice, any Eligible Holder (as defined in Section 5.2 hereof) shall have the option, at its sole election, to specify what portion of its Series 2 Class B Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or converted into Common Shares in the manner provided in Part 5 hereof, except that, notwithstanding any provision of such Part 5 to the contrary, any Eligible Holder shall have the right to convert into Common Shares that number of Series 2 Class B Preferred Stock called for redemption in the Redemption Notice.

4.4       On or before the Redemption Date in respect of any Series 2 Class B Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 4.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 2 Class B Preferred Stock which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

4.5       On the Redemption Date in respect of any Series 2 Class B Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U. S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 2 Class B Preferred Stock in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series 2 Class B Preferred Stock in to Common Shares), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed share shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 5 - Conversion.

5.1       For the purposes of conversion of the Series 2 Class B Preferred Stock shall be valued at $1,000 per share (“Value”), and, if converted, the Series 2 Class B Preferred Stock shall be converted into such number of Common Shares (the “Conversion Shares”) as is obtained by dividing the aggregate Value of the shares of Series 2 Class B Preferred Stock being so converted, together with all accrued but unpaid dividends thereon, by the “Average Stock Price” per share of the Conversion Shares (the “Conversion Price”), subject to adjustment pursuant to the provisions of this Part 5. For purposes of this Part 5, the “Average Stock Price” means the lesser of (x) seventy percent (70%) of the average daily closing bid prices of the Common Shares for a period of five (5) consecutive trading days immediately preceding the date of subscription by the Holder or (y) seventy percent (70%) of the average daily closing bid prices of Common Shares for the period of five (5) consecutive trading days immediately preceding the date of the conversion of the Series 2 Class B Preferred Stock in respect of which such Average Stock Price is determined. The closing price for each trading day shall be determined as provided in the last sentence of Section 3.2.

5.2       Any holder of Series 2 Class B Preferred Stock (an “Eligible Holder”) may at any time commencing forty-five (45) days after the issuance of any Series 2 Class B Preferred Stock convert up to one hundred percent (100%) of his holdings of Series 2 Class B Preferred Stock in accordance with this Part 5.

5.3       The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series 2 Class B Preferred Stock, in whole or in part, by the surrender of the share certificate or share certificates representing the Series 2 Class B Preferred Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing (1) the aggregate Value of the Series 2 Class B Preferred Stock so surrendered for conversion plus any accrued but unpaid dividends thereon, if any, by (2) the Conversion Price in effect at the date of the conversion. At the time of conversion of a share of the Series 2 Class B Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Corporation’s option, issue that number of whole Common Shares which is equal to the product of dividing the amount of such unpaid dividends by the Average Stock Price whether or not declared by the Board. Each Series 2 Class B Preferred Stock share certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series 2 Class B Preferred Stock granted herein (i) share certificate representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within three (3) days of notice of conversion, and (ii) unless the Series 2 Class B Preferred Stock has been fully converted, a new share certificate representing the Series 2 Class B Preferred Stock not so converted, if any, shall also be delivered to such holder within three (3) days of notice of conversion. Any Eligible Holder may exercise its right to convert the Series 2 Class B Preferred Stock by telecopying an executed and completed Notice of Conversion to the Corporation, and within seventy-two (72) hours thereafter, delivering the original Notice of Conversion and the certificate representing the Series 2 Class B Preferred Stock to the Corporation by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a conversion date. The Corporation will transmit the Common Shares certificates issuable upon conversion of any Series 2 Class B Preferred Stock (together with the certificates representing the Series 2 Class B Preferred Stock not so converted) to the Eligible Holder via express courier within three (3) business days after the conversion date if the Corporation has received the original Notice of Conversion and the Series 2 Class B Shares certificates being so converted by such date.

5.4       All Common Shares which may be issued upon conversion of Series 2 Class B Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series 2 Class B Preferred Stock is outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series 2 Class B Preferred Stock then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series 2 Class B Preferred Stock shall be proportionately increased.

5.5       The number of Common Shares issued upon conversion of Series 2 Class B Preferred Stock and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows;

5.5.1    In the case of any amendment to the Articles to change the designation of the Common Shares or the rights, privileges, restrictions or conditions in respect of the Common Shares or division of the Common Shares into series the rights of the holders of the Series 2 Class B Preferred Stock shall be adjusted so as to provide that upon conversion thereof, the holder of the Series 2 Class B Preferred Stock being converted shall procure, in lieu of each Common Share theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one Common Share issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series 2 Class B Preferred Stock shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection 5.5.1 shall apply in the same manner to successive reclassifications, changes, consolidations, and mergers.

5.5.2    If the Corporation, at any time while any of the Series 2 Class B Preferred Stock is outstanding, shall amend the Articles so as to change the Common Shares into a different number of shares, the Conversion Price shall be proportionately reduced, in ease of such change increasing the number of Common Shares, as of the effective date of such increase, or if the Corporation shall take a record of holders of its Common Shares for the purpose of such increase, as of such record date, whichever is earlier, or the Conversion Price shall be proportionately increased, in the case of such change decreasing the number of Common Shares, as of the effective date of such decrease or, if the Corporation shall take a record of holders of its Common Stock for the purpose of such decrease, as of such record date, whichever is earlier.

5.5.3    If the Corporation, at any time while any of the Series 2 Class B Preferred Stock is outstanding, shall pay a dividend payable in Common Shares (except for any dividends of Common Shares payable pursuant to Part 3 hereof), the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Shares for the purposes of receiving such dividend (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6       Whenever the Conversion Price shall be adjusted pursuant to Section 5.5 hereof, the Corporation shall make a certificate signed by its President, or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be mailed (by first class mail, postage prepaid) to each holder of the Series 2 Class B Preferred Stock at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7       No fractional Common Shares shall be issued in connection with any conversion of Series 2 Class B Preferred Stock, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8       No Series 2 Class B Preferred Stock which has been converted into Common Shares shall be reissued by the Corporation; provided, however, that each such share shall be restored to the status of authorized but unissued Preferred Stock without designation as to series and may thereafter be issued as a series of Preferred Stock not designated as Series 2 Class B Preferred Stock.

Part 6 - Parity with Other Shares of Series 2 Class B Preferred Stock and Priority.

6.1       If any cumulative dividends or accounts payable or return of capital in respect of Series 2 Class B Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2       For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1    Prior or senior to the shares of this Series 2 Class B Preferred Stock either as to dividends of upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation. whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 2 Class B Preferred Stock;

6.2.2    On a parity with, or equal to, shares of this Series 2 Class B Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 2 Class B Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 2 Class B Preferred Stock; and.

6.2.3    Junior to shares of this Series 2 Class B Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Shares or if the holders of shares of this Series 2 Class B Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment.

7.1       In addition to any requirement for a series vote pursuant to the GCL in respect of any amendment to the Articles that adversely affects the rights, privileges, restrictions and conditions of the Series 2 Class B Preferred Stock, the rights, privileges, restrictions and conditions attaching to the Series 2 Class B Preferred Stock may be amended by an amendment to the Corporation’s Certificate of Incorporation so as to affect such adversely only if the Corporation has obtained the affirmative vote at a duly called and held series meeting of the holders of the Series 2 Class B Preferred Stock or written consent by the holders of a majority of the Series 2 Class B Preferred Stock then outstanding. Notwithstanding the above, the number of authorized shares of such class or classes of stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority or the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of this Section 7.1.

CERTIFICATE OF DESIGNATIONS
OF SERIES 3 CLASS C CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services. Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 3 Class C Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 3 Class C Convertible Preferred Stock as set forth in the attached resolutions.

Dated: July 17, 1996	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES; INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

  FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 3 CLASS C CONVERTIBLE PREFERRED STOCK

WHEREAS,

A.
The Corporation’s share capital includes Preferred Stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series by the Board of Directors of the Corporation (the “Board”) being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences, and relative, participating, optional or other special rights, privileges, restrictions and conditions attaching to the shares of each such series; and

B.	It is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 3 Class C Convertible Preferred Stock, par value $.001.

NOW, THEREFORE, BE IT RESOLVED, THAT:

The Series 3 Class C Convertible Preferred Stock, par value $.001 (the “Series 3 Class C Preferred Stock”) of the Corporation shall consist of 5,500 shares and no more and shall be designated as the Series 3 Class C Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 3 Class C Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Right.

1.1           Voting Rights. Except as otherwise provided herein, in the Corporation’s Certificate of Incorporation (the “Articles”) or the General Corporation Law of the State of Delaware (the “GCL”), the holders of the Series 3 Class C Preferred Stock shall have no voting rights whatsoever, To the extent that under the GCL the vote of the holders of the Series 3 Class C Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 3 Class C Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series 3 Class C Preferred Stock (except as otherwise may be required under the GCL) shall constitute the approval of such action by the series. To the extent that under the GCL the holders of the Series 3 Class C Preferred Stock are entitled to vote on a matter with holders of Corporation’s Common Stock and/or any other class or series of the Corporation’s voting securities, the Series 3 Class C Preferred Stock, the Corporation’s Common Stock and all other classes or series of the Corporation’s voting securities shall vote together as one class, with each share of Series 3 Class C Preferred Stock entitled to a number of votes equal to the number of shares of the Corporation’s Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price (as defined in Section 4.2 hereof) is calculated and conversion is effected. Holders of the Series 3 Class C Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes.

1.2           No Preemptive Rights. The Series 3 Class C Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1           Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 3 Class C Preferred Stock shall be outstanding, the holders of the then outstanding Series 3 Class C Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Corporation’s Common Stock equal to $1,000 consideration per outstanding share of Series 3 Class C Preferred Stock, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board.

2.2           Payment of Liquidation Preference. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 3 Class C Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3           No Rights After payment. After the payment to the holders of the shares of the Series 3 Class C Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 3 Class C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4           Assets Insufficient to Pay Full Liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 3 Class C Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2. no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 3 Class C Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 3 Class C Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 3 Class C Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends.

3.1           The holders of the Series 3 Class C Preferred Stock are entitled to receive if, when and as declared by the Board out of funds legally available therefor, cumulative dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), at the Corporation’s election, at the rate of six percent (6%) per annum of the Liquidation Value of the Series 3 Class C Preferred Stock. The Liquidation Value of the Series 3 Class C Preferred Stock shall be $1,000.00 per share (the “Dividend Rate”). The dividend is payable semi-annually within seven (7) business days after each of December 31 and June 30 of each year, commencing December 31, 1996 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 3 Class C Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record as of the Dividend Declaration Date, Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from the date of issuance of the Series 3 Class C Preferred Stock. In the event that the Corporation elects to pay dividends in Common Stock of the Corporation, each holder of the Series 3 Class C Preferred Stock shall receive shares of Common Stock of the Corporation equal to the quotient of (i) the Dividend Rate in effect on the applicable Dividend Declaration Date dividend by (ii) the average of the closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”). Dividends on the Series 3 Class C Preferred Stock shall be cumulative, and no dividend or other distributions shall be paid or declared or set aside for payment on the Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 3 Class C Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 3 Class C Preferred Stock shall have rights to convert the shares of Series 3 Class C Preferred Stock into shares of the Corporation’s Common Stock, par value $.001 per share (“Common Stock”), as follows (the “Conversion Rights”):

4.1           Right to Convert. The Series 3 Class C Preferred Stock shall be convertible into shares of Common Stock, as follows:

4.1.1    Up to one thousand eight hundred thirty-three (1,833) shares of Series 3 Class C Preferred Stock may be converted at the Conversion Price (as that term is defined in Section 4.2 below) at any time on or after October 1, 1996;

4.1.2   Up to one thousand eight hundred thirty-three (1,833) shares of Series 3 Class C Preferred Stock may be converted at the Conversion Price at any time on or after November 1, 1996; and,

4.1.3   Up to one thousand eight hundred thirty-four (1,854) shares of Series 3 Class C Preferred Stock may be converted at the Conversion Price on or after December 1, 1996.

4.2           Conversion Price.  As used herein, the term Conversion Price shall be the product of (i) the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately preceding the date of the Conversion Notice referred to in Section 4.3 below multiplied by (ii) seventy-five percent (75%). Notwithstanding the foregoing, the Conversion Price shall not be (i) less than a minimum of $.75 per share (“Minimum Conversion Price”) or (ii) more than a maximum of $1.50 per share (“Maximum Conversion Price”). If, after July 1, 1996, the Corporation sustains a net loss, on a consolidated basis, in each of two (2) consecutive quarters, as determined under generally accepted accounting principles, the Minimum Conversion Price shall be reduced $.25 a share, but there shall be no change to, or reduction of, the Maximum Convention Price. For the purpose of determining whether the Corporation has had a net loss in each of two (2) consecutive quarters, at no time shall a quarter that has already been considered in such determination be considered in any subsequent determination (as an example the third quarter of 1996 in which there is a net profit and the fourth quarter of 1996 in which there is a net loss shall be considered as two consecutive quarters, and, as a result, the fourth quarter of 1996 shall not be considered along with the first quarter of 1997 as two (2) consecutive quarters, but the first quarter of 1997 must be considered with the second quarter of 1997 for the purposes of such determination). For the purposes of this Section 4.2, a “quarter” is a three (3) month period ending on March 31, June 30, September 30, and December 31. If any of the outstanding shares of Series 3 Class C Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 3 Class C Preferred Stock so surrendered for conversion by (b) the Conversion Price in effect at the date of the conversion. At the time of conversion of shares of the Series 3 Class C Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of shares of whole Common Stock which is equal to the product of dividing the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 3 Class C Preferred Stock so converted by the Conversion Price in effect at the date of conversion.

4.3           Mechanics of Conversion. Any holder of the Series 3 Class C Preferred Stock who wishes to exercise its Conversion Rights pursuant to Section 4.1 of this Part 4 must, if such shares are not being held in escrow by the Corporation’s attorneys, surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the “Conversion Notice”). In the event that the shares of Series 3 Class C Preferred Stock are being held in escrow by the Corporation’s attorneys, no delivery of the certificates shall be required. No Conversion Notice with respect to any shares of Series 3 Class C Preferred Stock can be given prior to the time such shares of Series 3 Class C Preferred Stock are eligible for conversion in accordance with the provision of Section 4.1 above. Any such premature Conversion Notice shall automatically be null and void. The Corporation shall, within five (5) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 3 Class C Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed that until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 3 Class C Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock. Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 3 Class C Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (or in the event that no surrender of the Certificate is required, then only upon the receipt by the Corporation of the Conversion Note) (the “Conversion Documents”), and the person or entity whose name is noted on the certificate evidencing such shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received. If the Corporation fails to deliver to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion within five (5) business days after receipt by the Corporation from the holder of an appropriate and timely Conversion Notice and certificates pursuant to the terms of this Section 4.3, the Corporation shall pay to the holder U.S. $1.000 for each day that the Corporation is late in delivering such certificate to the holder or its agent.

4.4           Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Series 3 Class C Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

4.5.          Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 3 Class C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 3 Class C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 3 Class C Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 3 Class C Preferred Stock immediately before that change.

4.6           Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 3 Class C Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.7           Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 3 Class C Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.8           Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 3 Class C Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 3 Class C Preferred Stock in connection with such conversion.

4.9           Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 3 Class C Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 3 Class C Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 3 Class C Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.10         Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series 3 Class C Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 3 Class C Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If after the aforementioned aggregation, the conversion would result in the Issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share,

4.11         Notice. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 3 Class C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.12         Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or permitted to close.

Part 5 -  Redemption.

5.1           Redemption During First 180 Days. At any time, and from time to time, during the first one hundred eighty (180) days from the date of issuance of the Series 3 Class C Preferred Stock, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series 3 Class C Preferred Stock at a price per share of U. S. $1,300.00 each (“First Six Months Redemption Price”). The Company may exercise such redemption by giving the holder of the Series 3 Class C Preferred Stock written notice of such redemption at any time during such 180-day period.

5.2           Other Rights of Redemption by the Corporation. At any time, and from time to time, after one hundred eighty (180) days from the date of the issuance of any Series 3 Class C Preferred Stock, if the average of the closing bid price of the Common Stock for ten (10) consecutive days shall be in excess of $2.50 per share, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series 3 Class C Preferred Stock at a price per share of U. S. $1,000 each (the “Redemption Price”) (such price to be adjusted proportionately in the event of any change of the Series 3 Class C Preferred Stock into a different number of shares of Series 3 Class C Preferred Stock).

5.3           Mechanics of Redemption. Thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series 3 Class C Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 3 Class C Preferred Stock. The Redemption Notice shall state; (i) the Redemption Date of such shares, (ii) the number of Series 3 Class C Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 3 Class C Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 3 Class C Preferred Stock to be redeemed as provided in this Part 5 and, if the Redemption Notice is mailed to the Holder after the first one hundred eighty (180) days from the date of issuance of the Series 3 Class C Preferred Stock, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.4           Rights of Conversion Upon Redemption. If the redemption occurs pursuant to Section 5.1 hereof, the Holder of the Series 3 Class C Preferred Stock shall not have the right to convert those outstanding shares of Series 3 Class C Preferred Stock that the Company is redeeming after receipt of the Redemption Notice. If the redemption occurs pursuant to Section 5.2 hereof, then, upon receipt of the Redemption Notice, any holder of Series 3 Class C Preferred Stock shall have the option, at its sole election, to specify what portion of its Series 3 Class C Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof, except that, notwithstanding any provision of such Part 4 to the contrary, such holder shall have the right to convert into Common Stock that number of Series 3 Class C Preferred Stock called for redemption in the Redemption Notice.

5.5           Surrender of Certificates. On or before the Redemption Date in respect of any Series 3 Class C Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 3 Class C Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.6           Payment. On the Redemption Date in respect of any Series 3 Class C Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U.S. $50,000,000, as a trust fund, a sum equal to the aggregate First Six Months Redemption Price or the Redemption Price, whichever is applicable, of all such shares called from redemption (less the aggregate Redemption Price for those Series 3 Class C Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 3 Class C Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the First Six Months Redemption Price or the Redemption Price, whichever is applicable, to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the First Six Months Redemption Price or the Redemption Price, whichever is applicable, of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the First Six Months Redemption Price or the Redemption Price, whichever is applicable, in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 3 Class C Preferred Stock and Priority.

6.1           Rateable Participation. if any cumulative dividends or return of capital in respect of Series 3 Class C Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2           Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1     Prior or senior to the shares of this Series 3 Class C Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 3 Class C Preferred Stock;

6.2.2    On a parity with, or equal to, shares of this Series 3 Class C Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 3 Class C Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 3 Class C Preferred Stock; and,

6.2.3     Junior to shares of this Series 3 Class C Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 3 Class C Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment and Reissue.

7.1           Amendment. if any proposed amendment to the Corporation’s Certificate of Incorporation would alter or change the powers, preferences or special rights of the Series 3 Class C Preferred Stock so as to affect such adversely, then the Corporation must obtain the affirmative vote of such amendment to the Certificate of Incorporation at a duly called and held series meeting of the holders of the Series 3 Class C Preferred Stock or written consent by the holders of a majority of the Series 3 Class C Preferred Stock then outstanding. Notwithstanding the above, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of this Section 7.l or the requirements of Section 242 of the GCL.

7.2           Authorized. Any shares of Series 3 Class C Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

CERTIFICATE OF ELIMINATION
OF
SERIES I CLASS A PREFERRED STOCK
AND
SERIES 2 CLASS B CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies the following:

1.     That the Certificate of Designations of Series I Class A Preferred Stock of the Corporation (the “Series I Preferred”) was filed on February 6, 1996 (the “Series I Certificate of Designation”).

2.     That all outstanding shares of the Series I Preferred have been converted into shares of common stock of the Company pursuant to the terms and conditions of the Series I Certificate of Designations.

3.     That no shares of Series I Preferred remain outstanding.

4.     That all shares of the Series I Preferred which have been converted have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

5.     That on September 19, 1996, the Board of Directors of the Company duly adopted the following resolution:

RESOLVED, that no authorized shares of Series I Class A Preferred Stock remain outstanding and no shares of Series I Class A Preferred Stock will be issued subject to the Certificate of Designation previously filed with respect to the Series I Class A Preferred Stock.

6.     That the Certificate of Designations of the Series 2 Class B Convertible Preferred Stock of the Corporation (the “Series 2 Preferred”) was filed on February 20, 1996 (the “Series 2 Certificate of Designation”).

7.     That all outstanding shares of the Series 2 Preferred have been converted into shares of common stock of the Company pursuant to the terms and conditions of the Series 2 Certificate of Designations.

8.     That no shares of Series 2 Preferred remain outstanding.

9.     That all shares of the Series 2 Preferred which have been converted have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

10.   That on September 19, 1996, the Board of Directors of the Company duly adopted the following resolution:

RESOLVED, that no authorized shares of Series 2 Class B Convertible Preferred Stock remain outstanding and no shares of Series 2 Class B Convertible Preferred Stock will be issued subject to the Certificate of Designation previously filed with respect to the Series 2 Class B Convertible Preferred Stock.

11.   That pursuant to the provisions of § 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Restated Certificate of Incorporation only those matters set forth in the Restated Certificate of Incorporation with respect to the Series I Class A Preferred Stock and the Series 2 Class B Convertible Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 4th day of December, 1996, by the President of the Company.

ATTEST:	PERMA-FIX ENVIRONMENTAL SERVICES, INC.
By
Richard T. Kelecy, Secretary		Dr. Louis F. Centofanti, President

(SEAL)

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Corporation”), for purposes of amending its Restated Certificate of Incorporation, as amended (“Restated Certificate of Incorporation”), as provided by Section 242 of the Delaware General Corporation Law, does hereby certify:

1.     The amendment set forth below to the Corporation’s Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

The first paragraph of Article Fourth of the Corporation’s Restated Certificate of Incorporation is hereby deleted and replaced in its entirety by the following:

The total number of shares of capital stock that the Corporation shall have authority to issue is 52,000,000, of which 50,000,000 shall be designated as common stock of the par value of $.001 per share (“Common Stock”) and 2,000,000 shall be designated as preferred stock of the par value of $.001 per share (“Preferred Stock”).

2.     Only the first paragraph of Article Fourth is amended by this Amendment, and the remainder of Article Fourth shall remain in full force and effect. No other provision, paragraph or article of the Restated Certificate of Incorporation is amended or changed by this Amendment. The Restated Certificate of Incorporation, as expressly amended by paragraph 1 of this Amendment, shall be in full force and effect.

3.     At a meeting of the Board of Directors held on the 19th day of September, 1996, a resolution wax duly adopted setting forth the foregoing proposed amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation, declaring such amendment to be advisable and setting the next Annual Meeting of Stockholders for consideration thereof.

4.     Thereafter, pursuant to said resolution of its Board of Directors, the Annual Meeting of Stockholders was duly called and held on December 12, 1996, at which meeting the necessary number of shares as required by statute were voted in favor of such amendment.

IN WITNESS whereof, Perma-Fix Environmental Services, Inc. has caused this Certificate to be signed and attested to by its duly authorized officers as of this 16th day of December, 1996.

Perma-Fix Environmental Services, Inc., a Delaware corporation

By:
Dr. Louis F. Centofanti
President and Chief Executive Officer

ATTEST:

Richard T. Kelecy,
Secretary

CERTIFICATE OF DESIGNATIONS
OF SERIES 4 CLASS D CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 4 Class D Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 4 Class D Convertible Preferred Stock as set forth in the attached resolutions.

Dated: June 9, 1997	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 4 CLASS C CONVERTIBLE PREFERRED STOCK

WHEREAS, the Corporation’s capital includes preferred stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series by resolutions adopted by the directors, and with the directors being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences and relative, participating, optional or other special rights and privileges, restrictions and conditions attaching to the shares of each such series:

WHEREAS, it is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 4 Class D Convertible Preferred Stock, par value $.001 per share (“Series 4 Class D Preferred Stock”);

NOW, THEREFORE, BE IT RESOLVED, that the Series 4 Class D Convertible Preferred Stock, par value $.001 (the “Series 4 Class D Preferred Stock”) of the Corporation shall consist of two thousand five hundred (2,500) shares and no more and shall be designated as the Series 4 Class D Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 4 Class D Preferred Stock shall be at follows:

Part 1 - Voting and Preemptive Rights.

1.1   Voting Rights. Except at otherwise provided in Pan 7 hereof or under the General Corporation Law of the State of Delaware (the “GCL”), the holders of the Series 4 Class D Preferred Stock shall have no voting rights whatsoever. To the extent that under Part 7 hereof or the GCL the vote of the holders of the Series 4 Class D Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 4 Class D Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series 4 Class D Preferred Stock (except as otherwise may be required under the GCL) shall constitute the approval of such action by the series. To the extent that under the GCL or Part 7 hereof, the holders of the Series 4 Class D Preferred Stock are entitled to vote on a matter, each share of the Series 4 Class D Preferred Stock shall be entitled one (1) vote for each outstanding share of Series 4 Class D Preferred Stock. Holders of the Series 4 Class D Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes.

1.2   No Preemptive Rights. The Series 4 Class D Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1   Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 4 Class D Preferred Stock shall be outstanding, the holders of the then outstanding Series 4 Class D Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Corporation’s Common Stock equal to $1,000 consideration per outstanding share of Series 4 Class D Preferred Stock, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board.

2.2   Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 4 Class D Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3   No Rights After Payment. After the payment to the holders of the shares of the Series 4 Class D Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 4 Class D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4   Assets Insufficient to Pay Full Liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 4 Class D Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 4 Class D Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 4 Class D Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 4 Class D Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends.

3.1   The holders of the Series 4 Class D Preferred Stock are entitled to receive if, when and as declared by the Board out of funds legally available therefor, cumulative dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), or any combination thereof, at the Corporation’s election, at the rate of four percent (4%) per annum of the Liquidation Value (as defined below) of each issued and outstanding share of Series 4 Class D Preferred Stock (the “Dividend Rate”). The Liquidation Value of the Series 4 Class D Preferred Stock shall be $1.000 per outstanding share of the Series 4 Class D Preferred Stock (the “Liquidation Value”). The dividend is payable semi-annually within seven (7) business days after each of December 31 and June 30 of each year, commencing December 31, 1997 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 4 Class D Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record of the Series 4 Class D Preferred Stock as of the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from the date of issuance of the Series 4 Class D Preferred Stock. In the event that the Corporation elects to pay the accrued dividends due as of a Dividend Declaration Date on an outstanding share of the Series 4 Class D Preferred Stock in Common Stock of the Corporation, the holder of such share shall receive that number of shares of Common Stock of the Corporation equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or the average closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid, and the denominator of which is 365. Dividends on the Series 4 Class D Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 4 Class D Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 4 Class D Preferred Stock shall have rights to convert the shares of Series 4 Class D Preferred Stock into shares of the Corporation’s Common Stock, par value $.001 per share (“Common Stock”), as follows (the “Conversion Rights”):

4.1   Right to Convert. The Series 4 Class D Preferred Stock shall be convertible into shares of Common Stock, as follows:

4.1.1    Up to one thousand two hundred fifty (1,250) shares of Series 4 Class D Preferred Stock may be converted at the Conversion Price (as that term is defined in Section 4.2 below) at any time on or after October 5, 1997; and,

4.1.2    Up to an additional one thousand two hundred fifty (1,250) shares of Series 4 Class D Preferred Stock may be converted at the Conversion Price at any time on or after November 5, 1997.

4.2   Conversion Price. Subject to the terms hereof, as used herein, the term Conversion Price per outstanding share of Series 4 Class D Preferred Stock shall be the product of the lesser of (i) the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately preceding the date of the Conversion Notice referred to in Section 4.3 below multiplied by eighty percent (80%) or (ii) U.S. $1.6875. Notwithstanding the foregoing, the Conversion Price shall not be less than a minimum of $.75 per share (“Minimum Conversion Price”), which Minimum Conversion Price shall be eliminated from and after September 6, 1998. If any of the outstanding shares of Series 4 Class D Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 4 Class D Preferred Stock so surrendered for conversion by (b) the Conversion Price in effect at the date of the conversion. At the time of conversion of shares of the Series 4 Class D Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of shares of whole Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 4 Class D Preferred Stock so converted divided by the Stock Dividend Price, as defined in Section 3.1 hereof, in effect at the date of conversion.

4.3   Mechanics of Conversion. Any holder of the Series 4 Class D Preferred Stock who wishes to exercise its Conversion Rights pursuant to Section 4.1 of this Part 4 must, if such shares are not being held in escrow by the Corporation’s attorneys, surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the “Conversion Notice”). In the event that the shares of Series 4 Class D Preferred Stock are being held in escrow by the Corporation’s attorneys, no delivery of the certificates shall be required. No Conversion Notice with respect to any shares of Series 4 Class D Preferred Stock can be given prior to the time such shares of Series 4 Class D Preferred Stock are eligible for conversion in accordance with the provision of Section 4.1 above, except as provided in Section 4.4. Any such premature Conversion Notice shall automatically be null and void. The Corporation shall, within five (5) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 4 Class D Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed that, until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 4 Class D Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock. Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 4 Class D Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (or in the event that no surrender of the Certificate is required, then only upon the receipt by the Corporation of Use Conversion Notice) (the “Conversion Documents”), and the person or entity whose name is noted on the certificate evidencing such shares or Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received. If the Corporation fails to deliver to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion within seven (7) business days after receipt by the Corporation from the holder of an appropriate and timely Conversion Notice and certificates pursuant to the terms of this Section 4.3 (“Seven (7) Business Day Period”), then, upon the written demand of RBB Bank Aktiengesellschaft (“RBB Bank”), the holder of the Series 4 Class D Preferred Stock, for payment of the penalty described below in this Section 4.3, which demand must be received by the Corporation no later than ten (10) calendar days after the expiration of such Seven (7) Business Day Period, the Corporation shall pay to RBB Bank the following penalty for each business day after the Seven (7) Business Day Period until the Corporation delivers to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion: business day eight (8) - U.S. $1,000: business day nine (9) - U.S. $2,000, and each business day thereafter an amount equal to the penalty due on the immediately preceding business day times two (2) until the Corporation delivers to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion.

4.4   Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively, the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation, or (b) any sale or conveyance to another corporation of all, or substantially all, of the assets of the Corporation (collectively. the “Sale”), and such Merger or Sale becomes effective (x) while any shares of Series 4 Class D Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement covering up to 1,482,000 shares of Common Stock issuable upon the conversion of the Series 4 Class D Preferred Stock is declared effective by the U. S. Securities and Exchange Commission or (y) prior to the end of the restriction periods in Section 4.1, then, in such event, the Corporation or such successor corporation, as the cast may be, shall make appropriate provision so that the holder of each share of Series 4 Class D Preferred Stock then outstanding shall have the right to convert such share of Series 4 Class D Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Series 4 Class D Preferred Stock could have been convened into immediately prior to such Merger or Sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 4.

4.4   Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Series 4 Class D Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

4.5   Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 4 Class D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 4 Class D Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 4 Class D Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 4 Class D Preferred Stock immediately before that change.

4.6   Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 4 Class D Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.7   Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 4 Class D Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.8   Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 4 Class D Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by toy holder of Series 4 Class D Preferred Stock in connection with such conversion.

4.9   Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 4 Class D Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 4 Class D Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 4 Class D Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.10   Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series 4 Class D Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 4 Class D Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.11   Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 4 Class D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.12   Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York axe required or is permitted to close.

Part 5 - Redemption.

5.1   Redemption at Corporation’s Option. Except as otherwise provided in this Section 5.1, at any time, and from time to time, after the expiration of one (1) year from the date of the first issuance of the Series 4 Class D Preferred Stock, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time, the then outstanding Series 4 Class D Preferred Stock at the following cash redemption prices per share (the “Redemption Price”) if redeemed during the following periods: (a) within four (4) years from the date of the first issuance of Series 4 Class D Preferred Stock - $1,300 per share, if at any time during such four (4) year period the average of the closing bid price of the Common Stock for ten (10) consecutive trading days shall be in excess of Four U.S. Dollars ($4.00) per share, and (b) after four (4) years from the date of the first issuance of Series 4 Class D Preferred Stock - $1,000 per share.

5.3   Mechanics of Redemption. Thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series 4 Class D Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 4 Class D Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 4 Class D Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 4 Class D Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 4 Class D Preferred Stock to be redeemed as provided in this Part 5 and, if the Redemption Notice is mailed to the Holder after the first one hundred eighty (180) days from the date of issuance of the Series 4 Class D Preferred Stock, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.4   Rights of Conversion Upon Redemption. If the redemption occurs after the first one hundred eighty (180) days after the first issuance of Series 4 Class D Preferred Stock, then, upon receipt of the Redemption Notice, any holder of Series 4 Class D Preferred Stock shall have the option, at its sole election, to specify what portion of its Series 4 Class D Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof, except that, notwithstanding any provision of such Part 4 to the contrary, such holder shall have the right to convert into Common Stock that number of Series 4 Class D Preferred Stock called for redemption in the Redemption Notice.

5.5   Surrender of Certificates. On or before the Redemption Date in respect of any Series 4 Class D Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.6 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 4 Class D Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.6   Payment. On the Redemption Date in respect of any Series 4 Class D Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U.S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 4 Class D Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 4 Class D Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date stall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 4 Class D Preferred Stock and Priority.

6.1   Rateable Participation. If any cumulative dividends or return of capital in respect of Series 4 Class D Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2   Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1
Prior or senior to the shares of this Series 4 Class D Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 4 Class D Preferred Stock;

6.2.2
On a parity with, or equal to, shares of this Series 4 Class D Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 4 Class C Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 4 Class D Preferred Stock; and,

6.2.3
Junior to shares of this Series 4 Class D Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 4 Class D Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment and Reissue.

7.1   Amendment. If any proposed amendment to the Corporation’s Certificate of Incorporation (the “Articles”) would alter or change the powers, preferences or special rights of the Series 4 Class D Preferred Stock so as to affect such adversely, then the Corporation must obtain the affirmative vote of such amendment to the Articles at a duly called and held series meeting of the holders of the Series 4 Class D Preferred Stock or written consent by the holders of a majority of the Series 4 Class D Preferred Stock then outstanding. Notwithstanding the above or the provisions of the GCL, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of this Section 7.1 or Section 242 of the GCL.

7.2   Authorized. Any shares of Series 4 Class D Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

CERTIFICATE OF DESIGNATIONS
OF SERIES 5 CLASS E CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 5 Class E Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 5 Class E Convertible Preferred Stock as set forth in the attached resolutions.

Dated: July 3, 1997	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 5 CLASS E CONVERTIBLE PREFERRED STOCK

         WHEREAS, the Corporation’s capital includes preferred stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series by resolutions adopted by the directors, and with the directors being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences and relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions attaching to the shares of each such series;

         WHEREAS, it is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 5 Class E Convertible Preferred Stock, par value $.001 per share (“Series 5 Class E Preferred Stock”);

         NOW, THEREFORE, BE IT RESOLVED, that the Series 5 Class E Convertible Preferred Stock, par value $.001 (the “Series 5 Class E Preferred Stock”) of the Corporation shall consist of three hundred fifty (350) shares and no more and shall be designated as the Series 5 Class E Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 5 Class E Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1            Voting Rights. Except as otherwise provided in Section 242(b)(2) of the General Corporation Law of the State of Delaware (the “GCL”), the holders of the Series 5 Class E Preferred Stock shall have no voting rights whatsoever. To the extent that under Section 242(b)(2) of the GCL the vote of the holders of the Series 5 Class E Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 5 Class E Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series 5 Class E Preferred Stock (except as otherwise may be required under the GCL) shall constitute the approval of such action by the series. To the extent that under Section 242(b)(2) of the GCL the holders of the Series 5 Class E Preferred Stock are entitled to vote on a matter, each share of the Series 5 Class E Preferred Stock shall be entitled one (1) vote for each outstanding share of Series 5 Class E Preferred Stock. Holders of the Series 5 Class E Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote. which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes. If the holders of the Series 5 Class E Preferred Stock are required to vote under Section 242(b)(2) of the GCL as a result of the number of authorized shares of any such class or classes of stock being increased or decreased, the number of authorized shares of any of such class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the GCL.

1.2 No Preemptive Rights. The Series 5 Class E Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1            Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 5 Class E Preferred Stock shall be outstanding, the holders of the then outstanding Series 5 Class E Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $1,000 consideration per outstanding share of Series 5 Class E Preferred Stock, and no more, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board of Directors, before any payment shall be made or any assets distributed to the holders of the Corporation’s Common Stock.

2.2            Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 5 Class E Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3            No Rights After Payment. After the payment to the holders of the shares of the Series 5 Class E Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 5 Class E Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4            Assets Insufficient to Pay Full Liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 5 Class E Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2. no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 5 Class E Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 5 Class E Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 5 Class E Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends.

3.1            The holders of the Series 5 Class E Preferred Stock are entitled to receive if, when and as declared by the Board of Directors of the Corporation (the “Board”) out of funds legally available therefor, cumulative annual dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), or any combination thereof, at the Corporation’s election, at the rate of four percent (4%) per annum of the Liquidation Value (as defined below) of each issued and outstanding share of Series 5 Class E Preferred Stock (the “Dividend Rate”). The Liquidation Value of the Series 5 Class E Preferred Stock shall be $1,000 per outstanding share of the Series 5 Class E Preferred Stock (the “Liquidation Value”). The dividend is payable semi-annually within seven (7) business days after each of December 31 and June 30 of each year, commencing December 31, 1997 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 5 Class E Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record of the Series 5 Class E Preferred Stock as of the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from the date of issuance of the Series 5 Class E Preferred Stock. In the event that the Corporation elects to pay the accrued dividends due as of a Dividend Declaration Date on an outstanding share of the Series 5 Class E Preferred Stock in Common Stock of the Corporation, the holder of such share shall receive that number of shares of Common Stock of the Corporation equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or the average closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid, and the denominator of which is 365. Dividends on the Series 5 Class E Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 5 Class E Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 5 Class E Preferred Stock shall have rights to convert the shares of Series 5 Class E Preferred Stock into shares of the Corporation’s Common Stock, as follows (the “Conversion Rights”):

4.1	Right to Convert. The Series 5 Class E Preferred Stock shall be convertible into shares of Common Stock, as follows:

4.1.1
Up to one hundred seventy-five (175) shares of Series 5 Class E Preferred Stock may be converted at the Conversion Price (as that term is defined in Section 4.2 below) at any time on or after November 3, 1997; and,

	4.1.2	Up to an additional one hundred seventy-five (175) shares of Series 5 Class E Preferred Stock may be converted at the Conversion Price at any time on or after December 3, 1997.

4.2
Conversion Price. Subject to the terms hereof, as used herein, the term Conversion Price per outstanding share of Series 5 Class E Preferred Stock shall be the product of the lesser of (i) the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately preceding the date of the Conversion Notice referred to in Section 4.3 below multiplied by eighty percent (80%) or (ii) U.S. $1.6875. Notwithstanding the foregoing, the Conversion Price shall not be less than a minimum of $.75 per share (“Minimum Conversion Price”), which Minimum Conversion Price shall be eliminated from and after September 6, 1998. If any of the outstanding shares of Series 5 Class E Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 5 Class E Preferred Stock so surrendered for conversion by (b) the Conversion Price in effect at the date of the conversion. At the time of conversion of shares of the Series 5 Class E Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of shares of whole Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 5 Class E Preferred Stock so converted divided by the Stock Dividend Price, as defined in Section 3.1 hereof, in effect at the date of conversion.

4.3
Mechanics Conversion. Any holder of the Series 5 Class E Preferred Stock who wishes to exercise its Conversion Rights pursuant to Section 4.1 of this Part 4 must surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the “Conversion Notice”). No Conversion Notice with respect to any shares of Series 5 Class E Preferred Stock can be given prior to the time such shares of Series 5 Class E Preferred Stock are eligible for conversion in accordance with the provision of Section 4.1 above, except as provided in Section 4.4. Any such premature Conversion Notice shall automatically be null and void. The Corporation shall, within seven (7) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 5 Class E Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed that until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 5 Class E Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock. Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 5 Class E Preferred Stock to be convened have been surrendered and the Conversion Notice is received by the Corporation (the “Conversion Documents”), and the person or entity whose name is noted on the certificate evidencing such shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received.

4.4
Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively, the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation, or (b) any sale or conveyance to another corporation of all, or substantially all, of the assets of the Corporation (collectively, the “Sale”), and such Merger or Sale becomes effective (x) while any shares of Series 5 Class E Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement covering up to 200,000 shares of Common Stock issuable upon the conversion of the Series 5 Class E Preferred Stock is declared effective by the U. S. Securities and Exchange Commission or (y) prior to the end of the restriction periods in Section 4.1, then, in such event, the Corporation or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each share of Series 5 Class E Preferred Stock then outstanding shall have the right to convert such share of Series 5 Class E Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Series 5 Class E Preferred Stock could have been converted into immediately prior to such Merger or Sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 4.

4.4
Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common stock. If the Corporation at any time or from time to time while shares of Series 5 Class E Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

4.5.
Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 5 Class E Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 5 Class E Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 5 Class E Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 5 Class E Preferred Stock immediately before that change.

4.6
Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 5 Class E Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.7
Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 5 Class E Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.8
Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 5 Class E Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 5 Class E Preferred Stock in connection with such conversion.

4.9
Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 5 Class E Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 5 Class E Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 5 Class E Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.10
Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series 5 Class E Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 5 Class E Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.11
Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 5 Class E Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.12
Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or is permitted to close.

Part 5 - Redemption.

5.1
Redemption at Corporation’s Option. Except as otherwise provided in this Section 5.1, at any time, and from time to time, after the expiration of one (1) year from the date of the first issuance of the Series 5 Class E Preferred Stock, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time, the then outstanding Series 5 Class E Preferred Stock at the following cash redemption prices per share (the “Redemption Price”) if redeemed during the following periods: (a) within four (4) years from the date of the first issuance of Series 5 Class E Preferred Stock - $1,300 per share, if at any time during such four (4) year period the average of the closing bid price of the Common Stock for ten (10) consecutive trading days shall be in excess of Four U.S. Dollars ($4.00) per share, and (b) after four (4) years from the date of the first issuance of Series 5 Class E Preferred Stock - $1,000 per share.

5.3
Mechanics of Redemption. Thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series 5 Class E Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 5 Class E Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 5 Class E Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 5 Class E Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 5 Class E Preferred Stock to be redeemed as provided in this Part 5.

5.4
Rights of Conversion Upon Redemption. If the redemption occurs after the first one hundred eighty (180) days after the first issuance of Series 5 Class E Preferred Stock, then, upon receipt of the Redemption Notice, any holder of Series 5 Class E Preferred Stock shall have the option, at its sole election, to specify what portion of its Series 5 Class E Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof.

5.5
Surrender of Certificates. On or before the Redemption Date in respect of any Series 5 Class E Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.6 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 5 Class E Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.6
Payment. On the Redemption Date in respect of any Series 5 Class E Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U. S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 5 Class E Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 5 Class E Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 5 Class E Preferred Stock and Priority.

6.1
Rateable Participation. If any cumulative dividends or return of capital in respect of Series 5 Class E Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2	Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1
Prior or senior to the shares of this Series 5 Class E Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 5 Class E Preferred Stock;

6.2.2
On a parity with, or equal to, shares of this Series 5 Class E Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 5 Class E Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 5 Class E Preferred Stock; and,

6.2.3
Junior to shares of this Series 5 Class E Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 5 Class E Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Reissue.

7.1
Authorized. Any shares of Series 5 Class E Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

CERTIFICATE OF DESIGNATIONS
OF SERIES 6 CLASS F CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

          Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

          That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law. the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 6 Class F Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 6 Class F Convertible Preferred Stock as set forth in the attached resolutions.

Dated: November 12, 1997

PERMA-F1X ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 6 CLASS F CONVERTIBLE PREFERRED STOCK

    WHEREAS. the Corporation’s capital includes preferred stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series by resolutions adopted by the directors, and with the directors being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences and relative, participating, optional or other special rights and privileges, restrictions and conditions attaching to the shares of each such series;

    WHEREAS, it is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 6 Class F Convertible Preferred Stock. par value $.001 per share (the “Series 6 Class F Preferred Stock”);

    NOW, THEREFORE, BE IT RESOLVED, that the Series 6 Class F Preferred Stock shall consist of two thousand five hundred (2,500) shares and no more and shall be designated as the Series 6 Class F Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 6 Class F Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1 .1           Voting Rights. Except as otherwise provided in Pan 7 hereof or under the General Corporation Law of the State of Delaware (the “GCL”), the holders of the Series 6 Class F Preferred Stock shall have no voting rights whatsoever. To the extent that under Part 7 hereof or the GCL the vote of the holders of the Series 6 Class F Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 6 Class F Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series 6 Class F Preferred Stock (except as otherwise may be required under the GCL) shall constitute the approval of such action by the series. To the extent that under the GCL or Part 7 hereof, the holders of the Series 6 Class F Preferred Stock are entitled to vote on a matter, each share of the Series 6 Class F Preferred Stock shall be entitled one (1) vote for each outstanding share of Series 6 Class F Preferred Stock. Holders of the Series 6 Class F Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote. which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes.

1.2           No Preemptive Rights. The Series 6 Class F Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1           Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 6 Class F Preferred Stock shall be outstanding, the holders of the then outstanding Series 6 Class F Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Corporation’s Common Stock equal to $1,000 consideration per outstanding share of Series 6 Class F Preferred Stock, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board.

2.2           Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 6 Class F Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3           No Rights After payment. After the payment to the holders of the shares of the Series 6 Class F Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 6 Class F Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4           Assets Insufficient to pay full Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 6 Class F Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 6 Class F Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 6 Class F Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 6 Class F Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends. The holders of the Series 6 Class F Preferred Stock are entitled to receive if, when and as declared by the Board out of funds legally available therefor, cumulative dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), or any combination thereof, at the Corporation’s election, at the rate of four percent (4%) per annum of the Liquidation Value (as defined below) of each issued and outstanding share of Series 6 Class F Preferred Stock (the “Dividend Rate”). The Liquidation Value of the Series 6 Class F Preferred Stock shall be $1,000 per outstanding share of the Series 6 Class F Preferred Stock (the “Liquidation Value”). The dividend is payable semi-annually within seven (7) business days after each of December 31 and June 30 of each year, commencing December 31, 1997 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 6 Class F Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record of the Series 6 Class F Preferred Stock as of the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from September 16, 1997. In the event that the Corporation elects to pay the accrued dividends clue as of a Dividend Declaration Date on an outstanding share of the Series 6 Class F Preferred Stock in Common Stock of the Corporation the holder of such share shall receive that number of shares of Common Stock of the Corporation equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or the average closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”). Times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid, and the denominator of which is 365. Dividends on the Series 6 Class F Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 6 Class F Preferred Stock shall have been paid or declared and set aside for payment.

Part 4-Conversion. The holders of the Series 6 Class F Preferred Stock shall have rights to convert the shares of Series 6 Class F Preferred Stock into shares of the Corporation’s Common Stock, par value $.001 per share (“Common Stock”), as follows (the “Conversion Rights”):

4.1           Right to Convert. The Series 6 Class F Preferred Stock shall be convertible into shares of Common Stock, as follows:

4.1.1       Up to one thousand two hundred fifty (1,250) shares of Series 6 Class F Preferred Stock may be converted at the Conversion Price (as that term is defined in Section 4.2 below) at any time on or after October 5, 1997; and,

4.1.2       Up to an additional one thousand two hundred fifty (1,250) shares of Series 6 Class F Preferred Stock may be converted at the Conversion Price at any lime on or after November 5, 1997.

4.2           Conversion Price. Subject to the terms hereof, as used herein, the Conversion Price per outstanding share of Series 6 Class F Preferred Stock shall be $1,8125, except that, in the event the average closing bid price per share of the Common Stock for 20 of any 30 consecutive trading days after March 1, 1998 shall be less than $2.50 as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, the Conversion Price shall thereafter be the product of the lesser of (i) the average closing bid quotation of the Common Stock as reported on the over-the-counter market or the closing sale price if listed on a national securities exchange, for the five trading days immediately preceding the date of the Conversion Notice referred to in Section 4.3 below multiplied by eighty percent (80%) or (ii) $1.8125. Notwithstanding the foregoing, the Conversion Price shall not be less than a minimum of $.75 per share (“Minimum Conversion Price”), which Minimum Conversion Price shall be eliminated from and after September 6, 1998. If any of the outstanding shares of Series 6 Class F Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4 the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 6 Class F Preferred Stock so surrendered for conversion by (b) the Conversion Price as of such conversion. At the time of conversion of shares of the Series 6 Class F Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of whole shares of Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 6 Class F Preferred Stock so converted divided by the Stock Dividend Price as defined in Part 3 hereof, in effect at the date of conversion.

4.3           Mechanics of Conversion. Any holder of the Series 6 Class F Preferred Stock who wishes to exercise its Conversion Rights pursuant to Section 4.1 of this Part 4 must, if such shares are not being held in escrow by the Corporation’s attorneys, surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the “Conversion Notice”). In the event that the shares of Series 6 Class F Preferred Stock are being held in escrow by the Corporation’s attorneys, no delivery of the certificates shall be required. No Conversion Notice with respect to any shares of Series 6 Class F Preferred Stock can be given prior to the time such shares of Series 6 Class F Preferred Stock are eligible for conversion in accordance with the provision of Section 4.1 above, except as provided in Section 4.4.  Any such premature Conversion Notice shall automatically be null and void.  The Corporation shall, within five (5) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 6 Class F Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed that until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 6 Class F Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock.  Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 6 Class F Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (or in the event that no surrender of the Certificate is required, then only upon the receipt by the Corporation of the Conversion Notice) (the “Conversion Documents”), and the person or entity whose name is noted on the certificate evidencing such shares of Common Stock issuable upon such conversion shall be treated for ail purposes as the record holder or such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received. If the Corporation fails to deliver to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion within seven (7) business days after receipt by the Corporation from the holder of an appropriate and timely Conversion Notice and certificates pursuant to the terms of this Section 4.3 (“Seven (7) Business Day Period”), then, upon the written demand of RBB Bank Aktiengesellschaft (“RBB Bank”), the holder of the Series 6 Class F Preferred Stock, for payment of the penalty described below in this Section 4.3, which demand must be received by the Corporation no later than ten (10) calendar days after the expiration of such Seven (7) Business Day Period, the Corporation shall pay to RBB Bank the following penalty for each business day after the Seven (7) Business Day Period until the Corporation delivers to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion: business day eight (8) - U.S. $1,000; business day nine (9) - U.S. $2,000, and each business day thereafter an amount equal to the penalty due on the immediately preceding business day times two (2) until the Corporation delivers to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion.

4.4           Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation or (b) any sale or conveyance to another corporation of all or substantially all, of the assets of the Corporation (collectively, the “Sale”), and such Merger or Sale becomes effective (x) while any shares of Series 6 Class F Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement covering up to 1,379,500 shares of Common Stock issuable upon the conversion of the Series 6 Class F Preferred Stock is declared effective by the U. S. Securities and Exchange Commission or (y) prior to the end of the restriction periods in Section 4.1, then, in such event, the Corporation or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each share of Series 6 Class F Preferred Stock then outstanding shall have the right to convert such share of Series 6 Class F Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Series 6 Class F Preferred Stock could have been converted into immediately prior to such Merger or Sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 4.

4.5           Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Series 6 Class F Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend In Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

4.6           Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 6 Class F Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 hereof), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 6 Class F Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 6 Class F Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 6 Class F Preferred Stock immediately before that change.

4.7           Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 6 Class F Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.8           Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 6 Class F Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.9           Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 6 Class F Preferred Stock pursuant thereto; Provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 6 Class F Preferred Stock in connection with such conversion.

4.10         Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 6 Class F Preferred Stock, such number of its shares of Common Stock as shall, from time to lime, be sufficient to effect the conversion of all outstanding shares of the Series 6 Class F Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 6 Class F Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.11         Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series 6 Class F Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 6 Class F Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share.   If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.12         Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 6 Class F Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.13         Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or is permitted to close.

Part 5 - Redemption.

5.1           Redemption at Corporation’s Option. Except as otherwise provided in this Section 5.1, at any time, and from time to time, after the expiration of one (1) year from June 9, 1997, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time, the then outstanding Series 6 Class F Preferred Stock at the following cash redemption prices per share (the “Redemption Price”) if redeemed during the following periods: (a) within four years from June 9, 1997 - $1,300 per share, if at any time during such four year period the average of the closing bid price of the Common Stock for ten consecutive trading days shall be in excess of Four Dollars ($4.00) per share, and (b) after four years from June 9, 1997 - $1,000 per share.

5.2           Mechanics of Redemption. Thirty days prior to any date stipulated by the Corporation for the redemption of Series 6 Class F Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 6 Class F Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 6 Class F Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 6 Class F Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 6 Class F Preferred Stock to be redeemed as provided in this Part 5 and, if the Redemption Notice is mailed to the Holder after the first 180 days from the date of issuance of the Series 6 Class F Preferred Stock, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.3           Rights of Conversion Upon Redemption. If the redemption occurs after the first 180 days after the first issuance of Series 6 Class F Preferred Stock, then, upon receipt of the Redemption Notice, any holder of Series 6 Class F Preferred Stock shall have the option, at its sole election, to specify what portion of its Series 6 Class F Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof except that notwithstanding any provision of such Part 4 to the contrary, such holder shall have the right to convert into Common Stock that number of Series 6 Class F Preferred Stock called for redemption in the Redemption Notice.

5.4           Surrender of Certificates. On or before the Redemption Date in respect of any Series 6 Class F Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.6 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall he canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 6 Class F Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.5           Payment. On the Redemption Date in respect of any Series 6 Class F Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 6 Class F Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 6 Class F Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 6 Class F Preferred Stock and Priority.

6.1   Rateable Participation. If any cumulative dividends or return of capital in respect of Series 6 Class F Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2   Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1
Prior or senior to the shares of this Series 6 Class F Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary, or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 6 Class F Preferred Stock;

6.2.2
On a parity with, or equal to, shares of this Series 6 Class F Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 6 Class F Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other as between the holders of such stock and the holders of shares of this Series 6 Class F Preferred Stock; and,

6.2.3
Junior to shares of this Series 6 Class F Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 6 Class F Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment and Reissue.

7.1           Amendment. If any proposed amendment to the Corporation’s Certificate of Incorporation (the “Articles”) would alter or change the powers, preferences or special rights of the Series 6 Class F Preferred Stock so as to affect such adversely, then the Corporation must obtain the affirmative vote of such amendment to the Articles at a duly called and held series meeting of the holders of the Series 6 Class F Preferred Stock or written consent by the holders of a majority of the Series 6 Class F Preferred Stock then outstanding. Notwithstanding the above or the provisions of the GCL, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of this Section 7.1 or Section 242 of the GCL.

7.2           Authorized. Any Shares of Series 6 Class F Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

CERTIFICATE OF DESIGNATIONS
OF SERIES 7 CLASS G CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 7 Class G Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 7 Class G Convertible Preferred Stock as set forth in the attached resolutions.

Dated: November 12, 1997

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 7 CLASS G CONVERTIBLE PREFERRED STOCK

WHEREAS, the Corporation’s capital includes preferred stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series by resolutions adopted by the directors, and with the directors being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences and relative, participating, optional or other special rights and privileges, restrictions and conditions attaching to the shares of each such series;

WHEREAS, it is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 7 Class G Convertible Preferred Stock, par value $.001 per share (the “Series 7 Class G Preferred Stock”);

NOW, THEREFORE, BE IT RESOLVED, that the Series 7 Class G Preferred Stock shall consist of three hundred (350) shares and no more and shall be designated as the Series 7 Class G Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 7 Class G Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1           Voting Rights. Except as otherwise provided in Part 7 hereof or under the General Corporation Law of the State of Delaware (the “GCL”), the holders of the Series 7 Class G Preferred Stock shall have no voting rights whatsoever, To the extent that under Part 7 hereof or the GCL the vote of the holders of the Series 7 Class G Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 7 Class G Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series 7 Class G Preferred Stock (except as otherwise may be required under the GCL) shall constitute the approval of such action by the series. To the extent that under the GCL or Part 7 hereof, the holders of the Series 7 Class G Preferred Stock are entitled to vote on a matter, each share of the Series 7 Class G Preferred Stock shall be entitled one (1) vote for each outstanding share of Series 7 Class G Preferred Stock. Holders of the Series 7 Class G Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes.

1.2           No Preemptive Rights. The Series 7 Class G Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1           Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 7 Class G Preferred Stock shall be outstanding, the holders of the then outstanding Series 7 Class G Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Corporation’s Common Stock equal to $1,000 consideration per outstanding share of Series 7 Class G Preferred Stock, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board.

2.2           Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 7 Class G Preferred Stock, as provided in this Pan 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3           No Rights After Payment. After the payment to the holders of the shares of the Series 7 Class G Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 7 Class G Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4           Assets Insufficient to Pay Full Liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 7 Class G Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class Or series of Preferred Stock ranking on a parity with the shares of this Series 7 Class G Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 7 Class G Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 7 Class G Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends. The holders of the Series 7 Class G Preferred Stock are entitled to receive if, when and as declared by the Board out of funds legally available therefor, cumulative dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), of any combination thereof, at the Corporation’s election, at the rate of four percent (4%) per annum of the Liquidation Value (as defined below) of each issued and outstanding share of Series 7 Class G Preferred Stock (the “Dividend Rate”). The Liquidation Value of the Series 7 Class G Preferred Stock shall be $1,000 per outstanding share of the Series 7 Class G Preferred Stock (the “Liquidation Value”). The dividend is payable semi-annually within Seven (7) business days after each of December 31 and June 30 of each year, commencing December 31, 1997 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 7 Class G Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record of the Series 7 Class G Preferred Stock as of the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from the date of issuance of the Series 7 Class G Preferred Stock. In the event that the Corporation elects to pay the accrued dividends due as of a Dividend Declaration Date on an outstanding share of the Series 7 Class G Preferred Stock in Common Stock of the Corporation, the holder of such share shall receive that number of shares of Common Stock of the Corporation equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or the average closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Dale (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid, and the denominator of which is 365. Dividends on the Series 7 Class G Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporations Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 7 Class G Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 7 Class G Preferred Stock shall have rights to convert the shares of Series 7 Class G Preferred Stock into shares of the Corporation’s Common Stock, par value $.001 per share (‘Common Stock”), as follows (the “Conversion Rights”):

4.1           Right to Convert. The Series 7 Class G Preferred Stock stall be convertible into shares of Common Stock, as follows:

4.1. 1
Up to one hundred seventy-five (175) shares of Series 7 Class G Preferred Stock may be converted at the Conversion Price (as that term is defined in Section 4.2 below) at any time on or after November 3, 1997; and,

4.1.2	Up to on additional one hundred seventy-five (175) shuts of Series 7 Class G Preferred Stock may be converted at the Conversion Price at any time on or after December 3, 1997.

4.2           Conversion Price. Subject to the terms hereof, as used herein, the Conversion Price per outstanding share of Series 7 Class G Preferred Stock shall be $1.8125 except that, in the event the average closing bid price of the Common Stock for 20 of 30 consecutive trading days after March 1. 1998 shall be less than $2.50, the Conversion Price shall thereafter be the product of the lesser of (i) the average closing bid quotation of the Common Stock as reported on the over-the- counter market, or the closing sale price if listed on a national securities exchange, for the five trading days immediately preceding the date of the Conversion Notice referred to in Section 4.3 below multiplied by eighty percent (80%) or (ii) $1.8125 Notwithstanding the foregoing, the Conversion Price shall not be less than a minimum of $.75 per share (“Minimum Conversion Price”). which Minimum Conversion Price shall be eliminated from and after September 6, 1998. If any of the outstanding shares of Series 7 Class G Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 7 Class G Preferred Stock so surrendered for conversion by (b) the Conversion Price as of such conversion. At the time of conversion of shares of the Series 7 Class G Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or. at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividend. issue that number of whole shares of Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 7 Class G Preferred Stock so converted divided by the Stock Dividend Price, as defined in Part 3 hereof, in effect at the date of conversion.

4.5.           Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 7 Class G Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 hereof), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 7 Class G Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 7 Class G Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 7 Class G Preferred Stock immediately before that change.

4.6           Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 7 Class G Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.7           Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 7 Class G Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.8           Issue Taxes. The Corporation shall pay any and all issue and other taxes (that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 7 Class G Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 7 Class G Preferred Stock in connection with such conversion.

4.9           Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 7 Class G Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 7 Class G Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 7 Class G Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.10         Fractional Shares. No fractional shares shall be issued upon the conversion of any share of shares of Series 7 Class G Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 7 Class G Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.11         Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 7 Class G Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.12         Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or is permitted to close.

Part 5 - Redemption.

5.1           Redemption at Corporation’s Option. Except as otherwise provided in this Section 5.1, at any time. and from time to time, after the expiration of one (1) year from July 7, 1997, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time. the then outstanding Series 7 Class G Preferred Stock at the following cash redemption prices per share (the “Redemption Price”) if redeemed during the following periods: (a) within four years from July 7, 1997 - $1,300 per share, if at any time during such four year period the average of the closing bid price of the Common Stock for ten consecutive trading days shall be in excess of Four U.S. Dollars ($4.00) per share, and (b) after four years from July 7, 1997 - $1.000 per state.

5.3           Mechanics of Redemption. Thirty days prior to any date stipulated by the Corporation for the redemption of Series 7 Class G Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 7 Class G Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 7 Class G Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed. (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 7 Class G Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 7 Class G Preferred Stock to be redeemed as provided in this Part 5 and. if the Redemption Notice is mailed to the Holder after the first 180 days from the date of issuance of the Series 7 Class G Preferred Stock, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.4           Rights of Conversion Upon Redemption. If the redemption occurs after the first 180 days after the first issuance of Series 7 Class G Preferred Stock. then, upon receipt of the Redemption Notice, any holder of Series 7 Class G Preferred Stock shall have the option, at its sole election, to specify what portion of its Series 7 Class G Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof, except that, notwithstanding any provision of such Part 4 to the contrary, such holder shall have the right to convert into Common Stock that number of Series 7 Class G Preferred Stock called for redemption in the Redemption Notice.

5.5           Surrender of Certificates. On or before the Redemption Date in respect of any Series 7 Class G Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.6 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 7 Class G Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.6           Payment. On the Redemption Date in respect of any Series 7 Class G Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 7 Class G Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 7 Class G Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 7 Class G Preferred Stock and Priority.

6 1           Rateable Participation. If any cumulative dividends or return of capital in respect of Series 7 Class G Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2           Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1
Prior or senior to the shares of this Series 7 Class G Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 7 Class G Preferred Stock;

6.2.2
On a parity with, or equal to, shares of this Series 7 Class G Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 4 Class C Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 7 Class G Preferred Stock; and,

6.2.3
Junior to shares of this Series 7 Class G Preferred Stock, either at to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 7 Class G Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment and Reissue.

7.1           Amendment. If any proposed amendment to the Corporation’s Certificate of Incorporation (the “Articles”) would alter or change the powers, preferences or special rights of the Series 7 Class G Preferred Stock so as to affect such adversely, then the Corporation must obtain the affirmative vote of such amendment to the Articles at a duly called and held series meeting of the holders of the Series 7 Class G Preferred Stock or written consent by the holders of a majority of the Series 7 Class G Preferred Stock then outstanding. Notwithstanding the above or the provisions of the GCL, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of this Section 7.1 or Section 242 of the GCL.

7.2           Authorized. Any shares of Series 7 Class G Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

CERTIFICATE OF ELIMINATION
OF
SERIES 4 CLASS D CONVERTIBLE PREFERRED STOCK
AND
SERIES 5 CLASS E CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies the following:

1.            That the Certificate of Designations of Series 4 Class D Convertible Preferred Stock of the Corporation (the “Series 4 Preferred”) was filed on June 11, 1997 (the “Series 4 Certificate of Designations’’).

2.            That all outstanding shares of the Series 4 Preferred have been delivered to the Company and exchanged upon agreement with the holder thereof pursuant to the terms and conditions of a certain Exchange Agreement between the Company and RBB Bank Aktiengesellschaft, dated effective as of September 16, 1997.

3.            That no shares of Series 4 Preferred remain outstanding.

4.            That all shares of the Series 4 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

5.            That effective September 16, 1997, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 4 Class D Convertible Preferred Stock, no authorized shares of Series 4 Class D Convertible Preferred Stock will remain outstanding and no shares of Series 4 Class D Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 4 Class D Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 4 Class D Convertible Preferred Stock.

6.            That the Certificate of Designations of the Series 5 Class E Convertible Preferred Stock of the Corporation (the “Series 5 Preferred”) was filed on July 14, 1997 (the “Series 5 Certificate of Designations”).

7.            That all outstanding shares of the Series 5 Preferred have been delivered to the Company and exchanged upon agreement with the bolder thereof pursuant to the terms and conditions of a certain Exchange Agreement between the Company and The Infinity Fund, L.P., dated effective as of September 16, 1997.

8.            That no shares of Series 5 Preferred remain outstanding.

9.            That all shares of the Series 5 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

10.          That effective September 16, 1997, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 5 Class E Convertible Preferred Stock, no authorized shares of Series 5 Class E Convertible Preferred Stock will remain outstanding and no shares of Series 5 Class E Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 5 Class E Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 5 Class E Convertible Preferred Stock.

11.          That pursuant to the provisions of § 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Restated Certificate of Incorporation only those matters set forth in the Restated Certificate of Incorporation with respect to the Series 4 Class D Convertible Preferred Stock and the Series 5 Class E Convertible Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 20th day of November, 1997 by the President of the Company.

ATTEST:	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Richard T. Kelecy, Secretary		Dr. Louis F. Centofanti. President

(SEAL)

CERTIFICATE OF DESIGNATIONS
OF RIGHTS AND PREFERENCES OF THE
SERIES 10 CLASS J CONVERTIBLE PREFERRED STOCK OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

We, being respectively the President and Secretary of Perma-Fix Environmental Services, Inc. a corporation organized and existing under the laws of the State of Delaware (hereinafter the “Corporation”), DO HEREBY CERTIFY:

FIRST:

That pursuant to authority expressly granted and vested in the Board of Directors of said Corporation under Section 151 of the Delaware General Corporation Law (the “GCL”), and the provisions of the Corporation’s Restated Certificate of Incorporation, said Board of Directors, on June 30th, 1998 (the “Closing Date”), adopted the following resolution setting forth the designations, powers, preferences and rights of its Series 10 Class J Convertible Preferred Stock (the “Certificate of Designations”).

RESOLVED: That the designations, powers, preferences and rights of the Series 10 Class J Convertible Preferred Stock be, and they hereby are, as set forth below:

1.	Number or Shares of Common Stock of Series 10 Class J Convertible Preferred Stock

The Corporation hereby authorizes the issuance of 3,000 (three thousand,) shares of Series 10 Class J Convertible Preferred Stock par value $.001 per share (the “Preferred Stock”). This Preferred Stock shall pay an annual dividend based on a 365 day calendar year of 4% of the Liquidation Value (as defined in Section 3 hereof) (“Dividend Rate”), payable semiannually within ten (10) business days after each subsequent June 30th and December 31st (each a “Dividend Declaration Date”), and shall be payable in cash or shares of the Corporation’s par value $.001 per share common stock (Common Stock) at the Corporation’s option. The first Dividend Declaration Date shall be December 31st, 1998.

In the event that the Corporation elects to pay the accrued dividends due as of a Dividend Declaration Date on the outstanding shares of Preferred Stock in Common Stock of the Corporation, the Holder of each share of Preferred Stock shall receive that number of shares of Common Stock equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or if me Common Stock is not listed for trading on the NASDAQ but is listed for trading on a national securities exchange, the average closing bid price of the Common Stock as quoted on such national exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid, and the denominator of which is 365. Dividends on the Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Preferred Stock shall have been paid or declared and set aside for payment.

2.	Voting.

(a)           Except as provided under Section 242 of the GCL, holders of Preferred Stock (the “Holders”) shall not have the right to vote on any matter. Notwithstanding the provisions of Section 242 of the GCL or Section 4 hereof, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242 of the GCL.

3.	Liquidation.

In the event of a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the Holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to holders of its capital stock, before any payment or distribution shall be made to holders of shares of Common Stock or any other class of stock ranking junior to the Preferred Stock, an amount per share of Preferred Stock equal to $1,000 (the “Liquidation Value”) plus any accrued and unpaid dividends on the Preferred Stock. If upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the Holders of Preferred Stock shall be insufficient to permit payment to the Holders of Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the Holders of Preferred Stock and shares of such other classes or series ranking on a parity with the shares of this Preferred Stock in proportion to the full distributable amounts for which holders of all such parity shares are entitled upon such distribution, liquidation, or winding up. Upon any such liquidation, dissolution or winding up of the Corporation, after the Holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Preferred Stock and the Holders of the Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payments and the place where said liquidation payments shall be payable, shall be given by mail, postage prepaid or by telex or facsimile to non-U.S. residents, not less than 10 days prior to the payment date stated therein, to the Holders of record of Preferred Stock, such notice to be addressed to each such Holder at its address as shown by the records of the Corporation. For purposes hereof the shares of Common Stock, shall rank on liquidation junior to the Preferred Stock.

4.	Restrictions.

The Corporation will not amend or modify the terms of its Restated Certificate of Incorporation so as to adversely alter or change the Preferred Stock at any time when shares of Preferred Stock are outstanding, without the approval of the Holders of at least a majority of the then outstanding shares of Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, except where the vote or written consent of the Holders of a greater number of shares of Common Stock of the Corporation is required by law or by the Corporation’s Certificate of Incorporation, as amended.

5.	Optional Conversion.

The Holders of shares of Preferred Stock shall have the following conversion rights to convert the shares of Preferred Stock into shares of Common Stock of the Corporation:

(a)           Conversion Dates. The Holder of any share or shares of Preferred Stock may convert cumulatively any of such Preferred Stock at any time subsequent to 180 days after the Closing Date.

(b)           Right to Convert; Conversion Price. Subject to the terms hereof, as used herein, the term Conversion Price per outstanding share of Preferred Stock shall be One Dollar and 875/100 ($1 .875): except that after the expiration of one hundred and eighty (180) days after the Closing Date if the average of the closing bid price per share of Common Stock quoted on the NASDAQ (or the closing bid price of the Common Stock as quoted on the national securities exchange if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on a national securities exchange) for the five (5) trading days immediately prior to the particular date of each Conversion Notice (as defined below) is less than Two Dollars and 34/100 ($2.34), then the Conversion Price for that particular conversion shall be eighty percent (80%) of the average of the closing bid price of the Common Stock on the NASDAQ (or if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on a national securities exchange then eighty percent (80%) of the average of the closing bid price of the Common Stock on the national securities exchange) for the five (5) trading days immediately prior to the particular date of the Conversion Notice. If any of the outstanding shares of Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Section 5(b), the number of shares of whole Common Stock to be issued to the Holder as a result of such conversion shall be determined by dividing (a) the aggregate Stated Value of the Preferred Stock so surrendered for conversion by (b) the Conversion Price in effect on the date of that particular Conversion Notice relating to such conversion. At the time of conversion of shares of the Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon on the shares of Preferred so converted to the date of the Conversion Notice relating to such conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of shares of whole Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of the Conversion Notice relating to such conversion of the shares of Preferred Stock so converted divided by the Stock Dividend Price, in effect at the date of the Conversion Notice relating to such conversion.

(c)           Conversion Notice. The right of conversion shall be exercised by the Holder thereof by telecopying or faxing an executed and completed written notice signed by an authorized representative of the Holder, (“Conversion Notice”) to the Corporation that the Holder elects to convert a specified number of shares of Preferred Stock representing a specified Stated Value thereof into shares of Common Stock and by delivering by express courier the certificate or certificates of Preferred Stock being converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Preferred Stock), The business date indicated on a Conversion Notice which is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Conversion Notice shall include therein the Stated Value of shares of Preferred Stock to be converted, and a calculation (a) of the Stock Dividend Price, (b) the Conversion Price, and (c) the number of Shares of Common Stock to be issued in connection with such conversion. The Corporation shall have the right to review the calculations included in the Conversion Notice, and shall provide notice of any discrepancy or dispute therewith within three (3) business days of the receipt thereof. The Holder shall deliver to the Corporation an original Conversion Notice and the original Preferred to be converted within three (3) business days from the date of the Conversion Notice.

(d)           Issuance of Certificates - Time Conversion Effected. Promptly, but in no event more than six (6) business days, after the receipt by facsimile of the Conversion Notice referred to in Subparagraph (5)(c); and provided within the six (6) business days the Corporation receives the certificate or certificates for the shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in the name of the Holder, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock are converted. Such conversion shall be deemed to have been effected as of the close of business on the date on which the telecopy or facsimile Conversion Notice shall have been received by the Corporation, and the rights of the Holder of such share or shares of Preferred Stock shall cease, at such time, and the Holder or Holders shall be deemed to have become the Holder or Holders of record of the shares of Common Stock represented thereby. In the event that the shares of Common Stock issuable upon conversion of the Preferred, is not delivered within six (6) business days of the date the Company receives the Conversion Notice, the Company shall pay to the Buyer, by wire transfer, as liquidated damages for such failure and not as a penalty, for each $100,000 of Preferred sought to be converted, $500 for each of the first five (5) calendar days and $1,000 per calendar day thereafter that the shares of Common Stock are not delivered, which liquidated damages shall begin to run from the seventh (7th) business day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable only in cash. Notwithstanding the above, liquidated damages shall not exceed $2,000.00 per day. In addition to the liquidated damages set forth herein, in the event the Company fails to deliver the shares of Common Stock within six (6) business days after the Conversion date, the Company agrees to issue the larger number of shares of Common Stock derived from (i) the original Conversion Notice, or (ii) utilizing the five lowest closing bid prices of the Company’s shares of Common Stock beginning on the Conversion Date and ending on the day the shares of Common Stock are delivered. The Company understands that a delay in the issuance of the shares of Common Stock could result in economic loss to the Holder. Nothing contained herein, or in the Preferred shall limit the Holder’s rights to pursue actual damages for the Company’s failure to issue and deliver shares of Common Stock to the Holder in accordance with the terms of the Certificate of Designations, and this Agreement.

(e)           Fractional Shares of Common Stock. No fractional shares of Common Stock shall be issued upon conversion of any Preferred Stock into shares of Common Stock. All fractional shares of Common Stock shall be aggregated and then rounded down to the nearest whole share of Common Stock. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Subparagraph 5(b) exceeds the number of shares of Common Stock converted, the Corporation shall, upon such conversion, execute and deliver to the Holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

(f)           Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively, the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation, or (b) any sale or conveyance to another corporation of all, or substantially all, of the assets of the Corporation (collectively, the “Sale”), and such Merger or Sale becomes effective (x) while any shares of Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement covering all the shares of Common Stock issuable upon the conversion of the Preferred Stock is declared effective by the U.S. Securities and Exchange Commission (“Commission”), the Corporation or such successor corporation as the case may be, shall make appropriate provision so that the Holder of each share of Preferred Stock then outstanding shall have the right to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted into immediately prior to such Merger or Sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

In the event of a Merger or Sale, where the Corporation is not the surviving Corporation, the Holder shall have the right to redeem all of the outstanding shares of Preferred Stock at 120% of the Liquidation Value of each share of Preferred Stock then outstanding plus all accrued and unpaid dividends (the “Redemption Amount”). The Corporation shall pay this Redemption Amount in cash within ten (10) business days of receipt by the Corporation of notice from the Holder, and receipt by the Corporation of all outstanding shares of Preferred Stock duly endorsed by the Holder to the Corporation.

(g)           Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Preferred Stock are issued and outstanding shall declare or pay, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(h)           Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the game or a different number of shares of Common Stock of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination or shares of Common Stock provided for in Section 5(g) hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Preferred Stock would otherwise have been entitled to receive, a number of shares of Common Stock of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

6.           Assignment.

Subject to all applicable restrictions on transfer, the rights and obligations of the Corporation and the Holder of the Preferred Stock shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

7.           Shares of Common Stock to be Reserved.

The Corporation, upon the effective date of this Certificate of Designations, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Preferred Stock, pursuant to the terms and conditions set forth in Section 5, and exercise of the Warrants as defined in Section 11. The Corporation will at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock, and exercise of the Warrants, as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock, and exercise of the Warrants. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non assessable. The Corporation will take such action as may be required, if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock, and exercise of the Warrants would exceed the total number of shares of Common Stock then authorized by the Corporation’s Certificate of Incorporation, as amended, or would exceed 19.99% of the shares of Common Stock then outstanding if required by law or the Rules and Regulations of NASDAQ or the National Securities Exchange applicable to the Corporation to take such action as a result of exceeding such 19.99%, in order to increase the number of shares of Common Stock to permit the Corporation to issue the number of shares of Common Stock required to effect conversion of the Preferred, and exercise of the Warrants, to a number sufficient to permit conversion of the Preferred Stock, and exercise of the Warrants, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s Restated Certificate of Incorporation, and to obtain shareholders approval in order to effect conversion of the Preferred Stock, and exercise of the Warrants, if required by law or the rules or regulations of the NASDAQ or National Securities Exchange applicable to the Corporation.

7(a) Shareholder Approval. In connection with the issuance to the Holder of the shares of Preferred Stock, pursuant to this Certificate of Designations, the Corporation is also issuing (i) certain warrants (“RBB Warrants”) to the Holder pursuant to the terms of that certain Private Securities Subscription Agreement dated June 30th, 1998 (the “Agreement”), providing for the purchase of up to 150,000 shares of Common Stock at an exercise price of $2.50 per share and (ii) certain warrants (collectively, the “Liviakis Warrants”) to Liviakis Financial Communication, Inc. (“Liviakis”) and Robert B. Prag providing for the purchase of up to an aggregate of 2,500,000 shares of Common Stock at an exercise price of $1 .875 per share pursuant to the terms of that Placement and Consulting Agreement dated June 30th, 1998, between Liviakis and the Corporation.

If (i) the aggregate number of shares of Common Stock issued by the Corporation as a result of any or all of the following: (a) conversion of the Preferred Stock, (b) payment of dividends accrued on the Preferred Stock (c) exercise of the RBB Warrants, and (d) exercise of the Liviakis Warrants exceeds 2,388,347 shares of Common Stock (which equals 19.9% of the outstanding shares of Common Stock of the Corporation as of the date of this Certificate of Designations) and (ii) the Holder has converted or elects to convert any of the then outstanding shares of Preferred Stock pursuant to the terms of this Section 5 at a Conversion Price less than $1.875 ($1.875 the market value per share of Common Stock as quoted on the NASDAQ as of the close of business on June 30th, 1998) pursuant to the terms of Section 5(b) hereof, other than if the Conversion Price is less than $1.875 solely as a result of the anti-dilution provisions of Section 5(g) and (h) hereof, then, notwithstanding anything in Section 5 to the contrary, the Corporation shall not issue any shares of Common Stock as a result of receipt of a Conversion Notice unless and until the Corporation shall have obtained approval of its shareholders entitled to vote on the transactions in accordance with subparagraphs (25)(H)(i)d, (iv) and (v) of Rule 4310 of the NASDAQ Marketplace Rules (“Shareholder Approval”).

If Shareholder Approval is required as set forth in the above paragraph, the Corporation shall take all necessary steps to obtain such Shareholder Approval upon receipt of the Conversion Notice triggering the need for Shareholder Approval (“Current Conversion Notice”). If the Corporation has not received from the Holder a Current Conversion Notice, the Holder, subsequent to January 1st. 1999 may, if the Corporation’s shares of Common Stock trade, subsequent to January 1st, 1999, at a five (5) day average closing bid price below Two Dollars and 34/00 ($2.34), upon written notice to the Corporation, require the Corporation to obtain Shareholder Approval (“Holder’s Notice”). The Holder and the Corporation’s officers and directors covenant to vote all shares of Common Stock over which they have voting control in favour of Shareholder Approval. If the Corporation does not obtain Shareholder Approval within ninety (90) days of the earlier of the Corporation’s receipt of (i) the Current Conversion Notice or (ii) the Holder’s Notice, and the Holder has not breached its covenant to vote all shares of Common Stock over which they have voting control in favour of Shareholder Approval, the Corporation shall pay in cash to the Holder liquidated damages, in an amount of 4% per month of the Liquidation Value of each share of Preferred Stock then outstanding, commencing on the 91st day of the Corporation’s receipt of the Holder’s Current Conversion Notice, and continuing every thirty (30) days pro-rata until such time the Corporation receives Shareholder Approval.

8.            No Reissuance of Series 10 Class J Convertible Preferred Stock.

Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred stock hereafter created.

9.            Closing of Books.

The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Common Stock of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

10.           No Preemptive Rights.

The Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

11.           Definition of Shares.

As used in this Certificate of Designations, me term “shares of Common Stock” shall mean and include the Corporation’s authorized common stock, par value $.001, as constituted on the date of filing of these terms of the Preferred Stock, or in case of any reorganization, reclassification, or stock split of the outstanding shares of Common Stock thereof, the stock, securities or assets provided for hereof. The term “Warrants” as used herein shall have the same meaning as defined in Section 1 of the Private Securities Subscription Agreement, dated June 30th 1998, between the Company and RBB Bank Aktiengesellschaft.

The said determination of the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Preferred Stock was duly made by the Board of Directors pursuant to the provisions of the Corporation’s Restated Certificate of Incorporation and in accordance with the provisions of the Delaware General Corporation Law.

IN WITNESS HEREOF, this Certificate of Designations has been signed by:

Dr. Louis F. Centofanti, President on this 30th day of June, 1998.

President, Perma-Fix Environmental Services, Inc.

Richard T. Kelecy, Secretary on this 30th day of June, 1998

Secretary, Perma-Fix Environmental Services, Inc.

CERTIFICATE OF ELIMINATION
OF
SERIES 6 CLASS F CONVERTIBLE PREFERRED STOCK
AND
SERIES 7 CLASS G CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

PERMA-FIX ENVIRONMENTAL SERVICES, INC. a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies the following:

1.            That the Certificate of Designations of Series 6 Class F Convertible Preferred Stock of the Corporation (the “Series 6 Preferred”) was filed with the Delaware Secretary of State on November 13, 1997 (the “Series 6 Certificate of Designations”).

2.            That all outstanding shares of the Series 6 Preferred have been delivered to the Company and exchanged upon agreement with the holder thereof pursuant to the terms and conditions of a certain Second RBB Exchange Agreement between the Company and RBB Bank Aktiengesellschaft, dated effective as of February 28, 1998.

3.            That no shares of Series 6 Preferred remain outstanding.

4.            That all shares of the Series 6 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

5.            That effective February 28, 1998, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 6 Class F Convertible Preferred Stock, no authorized shares of Series 6 Class F Convertible Preferred Stock will remain outstanding and no shares of Series 6 Class F Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 6 Class F Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 6 Class F Convertible Preferred Stock.

6.    That the Certificate of Designations of the Series 7 Class G Convertible Preferred Stock of the Corporation (the “Series 7 Preferred”) was filed on November 13, 1997 (the “Series 7 Certificate of Designations”).

7.    That all outstanding shares of the Series 7 Preferred have been delivered to the Company and exchanged upon agreement with the holder thereof pursuant to the terms and conditions of a certain Exchange Agreement between the Company and The Infinity Fund, L. P. dated effective as of February 28, 1998.

8.            That no shares of Series 7 Preferred remain outstanding.

9.    That all shares of the Series 7 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

10.          That effective February 28, 1998, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 7 Class G Convertible Preferred Stock, no authorized shares of Series 7 Class G Convertible Preferred Stock will remain outstanding and no shares of Series 7 Class G Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 7 Class G Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 7 Class G Convertible Preferred Stock.

11.         That pursuant to the provisions of § 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Restated Certificate of Incorporation only those matters set forth in the Restated Certificate of Incorporation with respect to the Series 6 Class F Convertible Preferred Stock and the Series 7 Class G Convertible Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 30thday of April, 1998, by the President of the Company.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

BY
Richard T. Kelecy, Secretary		Dr. Louis F. Centofanti, President

(SEAL)

CERTIFICATE OF DESIGNATIONS
OF SERIES 8 CLASS H CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is a~~t~~ta~~ch~~ed hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 8 Class H Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 8 Class H Convertible Preferred Stock as set forth in the attached resolutions.

Dated: April 30th, 1998

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

 FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
 RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 8 CLASS H CONVERTIBLE PREFERRED STOCK

 WHEREAS, the Corporation’s capital includes preferred stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series by resolutions adopted by the directors, and with the directors being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences and relative, participating, optional or other special rights and privileges, restrictions and conditions attaching to the shares of each such series;

 WHEREAS, it is in the test interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 8 Class H Convertible Preferred Stock, par value $.001 per share (the “Series 8 Class H Preferred Stock”);

 NOW, THEREFORE, BE IT RESOLVED, that the Series 8 Class H Preferred Stock shall consist of two thousand five hundred (2,500) shares and no more and shall be designated as the Series 8 Class H Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 8 Class H Preferred Stock shall be as follows:

 Part 1 - Voting and Preemptive Rights.

1.1  Voting Rights. Except as otherwise provided in Part 7 hereof or under Section 242(b)(2) of the General Corporation Law of the State of Delaware (the “GCL”), the holders or the Series 8 Class H Preferred Stock shall have no voting rights whatsoever. To the extent that under Section 242(b)(2) of the GCL or Part 7 hereof, the holders of the Series 8 Class H Preferred Stock are entitled to vote on a matter, each share of the Series 8 Class H Preferred Stock shall be entitled one (1) vote for each outstanding share of Series 8 Class H Preferred Stock. Holders of the Series 8 Class H Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes.

1.2 No Preemptive Rights. The Series 8 Class H Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

 Part 2-liquidation Rights.

2.1       Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 8 Class H Preferred Stock shall be outstanding, the holders of the then outstanding Series 8 Class H Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Corporation’s Common Stock equal to $1.000 consideration per outstanding share of Series 8 Class H Preferred Stock, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board.

2.2       Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 8 Class H Preferred Stock, as provided In this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3       No Rights After Payment. After the payment to the holders of the shares of the Series 8 Class H Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 8 Class H Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4       Assets Insufficient to Pay Full Liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 8 Class H Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 8 Class H Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 8 Class H Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 8 Class H Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3- Dividends. The holders of the Series 8 Class H Preferred Stock are entitled to receive if, when and as declared by the Board out of funds legally available therefor, cumulative dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), or any combination thereof, at the Corporation’s election, at the rate of four percent (4%) per annum of the Liquidation Value (as defined below) of each issued and outstanding share of Series 8 Class H Preferred Stock (the “Dividend Rate”). The Liquidation Value of the Series 8 Class H Preferred Stock shall be $1,000 per outstanding share of the Series 8 Class H Preferred Stock (the “Liquidation Value”). The dividend is payable semi annually within seven (7) business days after each of December 31 and June 30 of each year, commencing June 30, 1998 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 8 Class H Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record of the Series 8 Class H Preferred Stock as of the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from March 1, 1998. In the event that the Corporation elects to pay the accrued dividends due as of a Dividend Declaration Date on an outstanding share of the Series 8 Class H Preferred Stock in Common Stock of the Corporation, the holder of such share shall receive that number of shares of Common Stock of the Corporation equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or the average closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid and the denominator of which is 365. Dividends on the Series 8 Class H Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 8 Class H Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 8 Class H Preferred Stock shall have rights to convert the shares of Series 8 Class H Preferred Stock into shares of the Corporation’s Common Stock, par value $.001 per share (“Common Stock”), as follows (the “Conversion Rights”):

4.1 The Series 8 Class H Preferred Stock shall be convertible into shares of Common Stock at any time.

4.2       Conversion Price. Subject to the terms hereof, as used herein, the Conversion Price per outstanding share of Series 8 Class H Preferred Stock shall be $1.8125, except that, in the event the average closing bid price per share of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days prior to the particular data of conversion shall be less than $2,265. the Conversion Price for only such particular conversion shall be the product of the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately preceding the date of the Conversion Notice referred to in Section 4.3 below in connection with such conversion multiplied by eighty percent (80%). Notwithstanding the foregoing, the Conversion Price shall not be less than a minimum of $.75 per share (“Minimum Conversion Price”), which Minimum Conversion Price shall be eliminated from and after September 6, 1998. If any of the outstanding shares of Series 8 Class H Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 8 Class H Preferred Stock so surrendered for conversion by (b) the Conversion Price is of such conversion. At the time of conversion of shares of the Series 8 Class H Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or. at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of whole shares or Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 8 Class H Preferred Stock so converted divided by the Stock Dividend Price, as defined in Part 3 hereof, in effect at the date of conversion.

4.3       Mechanics of Conversion. Any holder of the Series 8 Class H Preferred Stock who wishes to exercise its Conversion Rights pursuant to Section 4.1 of this Part 4 mast, if such shares are not being held in escrow by the Corporation’s attorneys, surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the “Conversion Notice”). In the event that the shares of Series B Class H Preferred Stock are being held in escrow by the Corporation’s attorneys, no delivery of the certificates shall be required. The Corporation shall, within five (5) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 8 Class H Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed that until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 8 Class H Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock. Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 8 Class H Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (or in the event that no surrendered of the Certificate is required, then only upon the receipt by the Corporation of the Conversion Notice) (the “Conversion Documents”). and the person or entity whose name is noted on the certificate evidencing such shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record bolder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received. If the Corporation fails to deliver to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion of the Series 8 Class H Preferred Stock within seven (7) business days after receipt by the Corporation from the holder of an appropriate and timely Conversion Notice and certificates pursuant to the terms of this Section 4.3 (“Seven (7) Business Day Period”), then, upon the written demand of RBB Bank Aktiengesellschaft (“RBB Bank”), the bolder of the Series 8 Class H Preferred Stock, for payment of the penalty described below in this Section 4.3, which demand must be received by the Corporation no later than ten (10) calendar days after the expiration of such Seven (7) Business Day Period, the Corporation shall pay to RBB Bank the following penalty for each business day after the Seven (7) Business Day Period until the Corporation delivers to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion: business day eight (8) - U.S. $1,000; business day nine (9) - U.S. $2,000, and each business day thereafter an amount equal to the penalty due on the immediately preceding business day times two (2) until the Corporation delivers to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion.

4.4       Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively, the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation, or (b) any sale or conveyance to another corporation of all, or substantially all, of the assets of the Corporation (collectively, the “Sale”), end such Merger or Sale becomes effective (x) while any shares of Series 8 Class H Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement covering up to 1,379,311 shares of Common Stock issuable upon the conversion of the Series 8 Class H Preferred Stock is declared effective by the U. S. Securities and Exchange Commission or (y) prior to the end of the restriction periods in Section 4.1, then, in such event, the Corporation or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each share of Series 8 Class H Preferred Stock than outstanding shall have the right to convert such share of Series 8 Class H Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Series 8 Class H Preferred Stock could have been converted into immediately prior to such Merger or Sale, subject to adjustment which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 4.

4.5       Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Series 8 Class H Preferred stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or If the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

4.6       Adjustments for Reclassification and Reorganization. If the common Stock issuable upon conversion of the Series 8 Class H Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 hereof), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 8 Class H Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 8 Class H Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 8 Class H Preferred Stock immediately before that change.

4.7      Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 8 Class H Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.8      Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 8 Class H Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.9           Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 8 Class H Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 8 Class H Preferred Stock in connection with such conversion.

4.10        Reservation of Stock Issuable Upon Conversation. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 8 Class H Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 8 Class H Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 8 Class H Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.11         Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series 8 Class H Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 8 Class H Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.12         Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 8 Class H Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.13         Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or is permitted to close.

Part 5 - Redemption.

5.1           Redemption at Corporation’s Option. Except as otherwise provided in this Section 5.1, at any time, and from time to time, after the expiration of one (1) year from June 9, 1997, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time, the then outstanding Series 8 Class H Preferred Stock at the following cash redemption prices per share (the “Redemption Price”) if redeemed during the following periods: (a) within four year from June 9, 1997 - $1,300 per share, if at any time during such four year period the average of the closing bid price of the Common Stock for ten consecutive trading days shall be in excess of Four Dollars ($4.00) per share, and (b) after four years from June 9, 1997 - $1,000 per share.

5.2          Mechanics of Redemption. Thirty days prior to any date stipulated by the Corporation for the redemption of Series 8 Class H Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 8 Class H Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 8 Class H Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instruction for surrender to the Corporation, in the manner and at the place designated, of a share certificates or share certificates representing the number of Series 8 Class H Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 8 Class H Preferred Stock to be redeemed as provided in this Part 5 and, if the Redemption Notice is mailed to the Holder after the first 180 days from the date of issuance of the Series 8 Class H Preferred Stock, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.3           Rights of Conversion Upon Redemption. If the redemption occurs after the first 180 days after the first issuance of Series 8 Class H Preferred Stock, then, upon receipt of the Redemption Notice, any holder of Series 8 Class H Preferred Stock shall have the option, at its sole election, to specify what portion of its Series 8 Class H Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof, except that, notwithstanding any provision of such Part 4 to the contrary, such holder shall have the right to convert into Common Stock that number of Series 8 Class H Preferred Stock called for redemption in the Redemption Notice.

5.4   Surrender of Certificates. On or before the Redemption Date in respect of any Series 8 Class H Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.6 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 8 Class H Preferred Stock which are not being redeemed to be registered in the name of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.5           Payment. On the Redemption Date in respect of any Series 8 Class H Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 8 Class H Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 8 Class H Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 8 Class H Preferred Stock and Priority.

6.1           Rateable Participation. If any cumulative dividends or return of capital in respect of Series 8 Class H Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2 Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1       Prior or senior to the shares of this Series 8 Class H Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributabl~~e~~ upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 8 Class H Preferred Stock;

6.2.2       On a parity with, or equal to, shares of this Series B Class H Preferred Stock, either as to dividend or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 8 Class H Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holder of such stock and the holders of shares of this Series 8 Class H Preferred Stock; and,

6.2.3       Junior to shares of this Series 8 Class H Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 8 Class H Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7-Amendment and Reissue.

7.1   Amendment. If any proposed amendment to the Corporation’s Certificate of Incorporation (the “Articles”) would alter or change the powers, preferences or special rights of the Series 8 Class H Preferred Stock so as to affect such adversely, then the Corporation must obtain the affirmative vote of such amendment to the Articles at a duly called and held series meeting of the holders of the Series 8 Class H Preferred Stock or written consent by the holders of a majority of the Series 8 Class H Preferred Stock then outstanding. Notwithstanding the above or the provisions of Section 242(b)(2) of the GCL, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of this Section 7.1 or Section 242(b)(2) of the GCL.

7.2   Authorized. Any shares of Series 8 Class H Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

CERTIFICATE OF DESIGNATIONS
OF SERIES 9 CLASS I CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 9 Class I Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 9 Class I Convertible Preferred Stock as set forth in the attached resolutions.

Dated: April 30th, 1998

PERMA-FIX ENVIRONMENTAL SERVICES. INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 9 CLASS I CONVERTIBLE PREFERRED STOCK

WHEREAS, the Corporation’s capital includes preferred stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series by resolutions adopted by the directors, and with the directors being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences and relative, participating, optional or other special rights and privileges, restrictions and conditions attaching to the shares of each such series;

WHEREAS, it is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 9 Class I Convertible Preferred Stock, par value $.001 per share (the “Series 9 Class I Preferred Stock”);

NOW, THEREFORE, BE IT RESOLVED, that the Series 9 Class I Preferred Stock shall consist of three hundred (350) shares and no more and shall be designated as the Series 9 Class I Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 9 Class I Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1       Voting Rights. Except as otherwise provided in Part 7 hereof or under Section 242(b)(2) of the General Corporation Law of the State of Delaware (the “GCL”), the holders of the Series 9 Class I Preferred Stock shall have no voting rights whatsoever. To the extent that under Section 242(b)(2) of the GCL or Part 7 hereof, the holders of the Series 9 Class I Preferred Stock are entitled to vote on a matter, each share of the Series 9 Class I Preferred Stock shall be entitled one (1) vote for each outstanding share of Series 9 Class I Preferred Stock. Holders of the Series 9 Class I Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes. If the holders of the Series 9 Class I Preferred Stock are required to vote under Section 242(b)(2) of the GCL as a result of the number of authorized shares of any such class or classes of stock being increased or decreased, the number of authorized shares of any of such class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, irrespective of the provisions of Section 242(b)(2) of the GCL.

1.2       No Preemptive Rights. The Series 9 Class I Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1       Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 9 Class I Preferred Stock shall be outstanding, the holders of the then outstanding Series 9 Class I Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders an amount equal to $1,000 consideration per outstanding share of Series 9 Class I Preferred Stock, and no more, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board of Directors, before any payment shall be made or any assets distributed to the holders of the Corporation’s Common Stock.

2.2       Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 9 Class I Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3       No Rights After Payment. After the payment to the holders of the shares of the Series 9 Class I Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 9 Class I Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4       Assets Insufficient to Pay Full liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 9 Class I Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 9 Class I Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 9 Class I Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 9 Class I Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends.

3.1       The holders of the Series 9 Class I Preferred Stock are entitled to receive if, when and as declared by the Board of Directors of the Corporation (the “Board”) out of funds legally available therefor, cumulative annual dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), or any combination thereof, at the Corporation’s election, at the rate of four percent (4%) per annum of the liquidation Value (as defined below) of each issued and outstanding share of Series 9 Class I Preferred Stock (the “Dividend Rate”). The Liquidation Value of the Series 9 Class I Preferred Stock shall be $1,000 per outstanding share of the Series 9 Class I Preferred Stock (the “Liquidation Value”). The dividend is payable semi-annually within seven (7) business days after each of December 31 and June 30 of each year, commencing June 30, 1998 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 9 Class I Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record of the Series 9 Class I Preferred Stock as of the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from March 1, 1998. In the event that the Corporation elects to pay the accrued dividends due as of a Dividend Declaration Date on an outstanding share of the Series 9 Class I Preferred Stock in Common Stock of the Corporation, the holder of such share shall receive that number of shares of Common Stock of the Corporation equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or the average closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid and the denominator of which is 365. Dividends on the Series 9 Class I Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 9 Class I Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 9 Class I Preferred Stock shall have rights to convert the shares of Series 9 Class I Preferred Stock into shares of the Corporation’s Common Stock, as follows (the “Conversion Rights”):

4.1       Right to Convert. The Series 9 Class I Preferred Stock shall be convertible into shares of Common Stock at any time.

4.2       Conversion Price. Subject to the terms hereof, as used herein, the Conversion Price per outstanding share of Series 9 Class I Preferred Stock shall be $1.8125, except that, in the event the average closing bid price per share of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days prior to the particular date of conversion shall be less than $2.265, the Conversion Price for only such particular conversion shall be the product of the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately preceding the date of the Conversion Notice referred to in Section 4.3 below in connection with such conversion multiplied by eighty percent (80%), Notwithstanding the foregoing, the Conversion Price shall not be less than a minimum of $.75 per share (“Minimum Conversion Price”), which Minimum Conversion Price shall be eliminated from and after September 6, 1998. If any of the outstanding shares of Series 9 Class I Preferred Stock we converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 9 Class I Preferred Stock so surrendered for conversion by (b) the Conversion Price as of such conversion. At the time of conversion of shares of the Series 9 Class I Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of whole shares of Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 9 Class I Preferred Stock so converted divided by the Stock Dividend Price, as defined in Part 3 hereof, in effect at the date of conversion.

4.3       Mechanics of Conversion. Any holder of the Series 9 Class I Preferred Stock who wishes to exercise its Conversion Rights pursuant to Section 4.1 of this Part 4 must surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the “Conversion Notice”). The Corporation shall, within seven (7) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 9 Class I Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed that until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 9 Class I Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock. Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 9 Class I Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (the “Conversion Documents”), and the person or entity whose name is noted on the certificate evidencing such shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received.

4 4       Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively, the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation, or (b) any sale or conveyance to another corporation of all, or substantially all, of the assets of the Corporation (collectively, the “Sale”), and such Merger or Sale becomes effective (x) while any shares of Series 9 Class I Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement covering up to 200,000 shares of Common Stock issuable upon the conversion of the Series 9 Class I Preferred Stock is declared effective by the U. S. Securities and Exchange Commission or (y) prior to the end of the restriction periods in Section 4.1, then, in such event, the Corporation or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each share of Series 9 Class I Preferred Stock then outstanding shall have the right to convert such share of Series 9 Class I Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Series 9 Class I Preferred Stock could have been converted into immediately prior to such Merger or Sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 4.

4.5       Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Series 9 Class I Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased of increased, as appropriate.

4.6       Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 9 Class I Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 9 Class I Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 9 Class I Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 9 Class I Preferred Stock immediately before that change.

4.7       Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 9 Class I Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.8       Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 9 Class I Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.9       Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 9 Class I Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 9 Class I Preferred Stock in connection with such conversion.

4.10     Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 9 Class I Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 9 Class I Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 9 Class I Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.11     Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series 9 Class I Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 9 Class I Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.12     Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 9 Class I Preferred Stock shall be deemed given if deposited in the United States mail. postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.13    Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or is permitted to close.

Part 5 - Redemption.

5.1       Redemption at Corporation’s Option. Except as otherwise provided in this Section 5.1, at any time, and from time to time, after the expiration of one (1) year from the date of the first issuance of the Series 9 Class I Preferred Stock, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time, the then outstanding Series 9 Class I Preferred Stock at the following cash redemption prices per share (the “Redemption Price”) if redeemed during the following periods: (a) within four (4) years from the date of the first issuance of Series 9 Class I Preferred Stock - $1,300 per share, if at any time during such four (4) year period the average of the closing bid price of the Common Stock for ten (10) consecutive trading days shall be in excess of Four U.S. Dollars ($4.00) per share, and (b) after four (4) years from the date of the first issuance of Series 9 Class I Preferred Stock - $1,000 per share.

5.2      Mechanics of Redemption. Thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series 9 Class I Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 9 Class I Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 9 Class I Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 9 Class I Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 9 Class I Preferred Stock to be redeemed as provided in this Part 5.

5.3      Rights of Conversion Upon Redemption. If the redemption occurs after the first one hundred eighty (180) days after the first issuance of Series 9 Class I Preferred Stock, then, upon receipt of the Redemption Notice, any holder of Series 9 Class I Preferred Stock shall have the option, at its sole election, to specify what portion of its Series 9 Class I Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Pan 4 hereof.

5.4      Surrender of Certificates. On or before the Redemption Date in respect of any Series 9 Class I Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.6 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 9 Class I Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.5       Payment. On the Redemption Date in respect of any Series 9 Class I Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U. S. $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 9 Class I Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 9 Class I Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 9 Class I Preferred Stock and Priority.

6.1      Rateable Participation. If any cumulative dividends or return of capital in respect of Series 9 Class I Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2       Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1
Prior or senior to the shares of this Series 9 Class I Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 9 Class I Preferred Stock;

6.2.2
On a parity with, or equal to, shares of this Series 9 Class I Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 9 Class I Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 9 Class I Preferred Stock; and,

6.2.3
Junior to shares of this Series 9 Class I Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 9 Class I Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Reissue.

7.1           Authorized. Any shares of Series 9 Class I Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

CERTIFICATE OF DESIGNATIONS
OF SERIES 11 CLASS K CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 11 Class K Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 11 Class K Convertible Preferred Stock as set forth in the attached resolutions.

Dated: July 15, 1999	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 11 CLASS K CONVERTIBLE PREFERRED STOCK

WHEREAS,

A.
The Corporation’s share capital includes Preferred Stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series by the Board of Directors of the Corporation (The “Board”) being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences, and relative, participating, optional or other special rights, privileges, restrictions and conditions attaching to the shares of each such series; and

B.	It is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 11 Class K Convertible Preferred Stock, par value $.001.

NOW, THEREFORE, BE IT RESOLVED, THAT:

The Series 11 Class K Convertible Preferred Stock, par value $.001 (the “Series 11 Class K Preferred Stock”) of the Corporation shall consist of 1,769 shares and no more and shall be designated as the Series 11 Class K Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 11 Class K Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1           Voting Rights. Except as otherwise provided herein, in the Corporation’s Certificate of Incorporation (the “Articles”) or the General Corporation Law of the State of Delaware (the “GCL”), the holders of the Series 11 Class K Preferred Stock shall have no voting rights whatsoever. To the extent that under the GCL the vote of the holders of the Series 11 Class K Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 11 Class K Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series 11 Class K Preferred Stock (except as otherwise may be required under the GCL) shall constitute the approval of such action by the series. To the extent that under the GCL the holders of the Series 11 Class K Preferred Stock are entitled to vote on a matter with holders of Corporation’s Common Stock and/or any other class or series of the Corporation’s voting securities, the Series 11 Class K Preferred Stock, the Corporation’s Common Stock and all other classes or series of the Corporation’s voting securities shall vote together as one class, with each share of Series 11 Class K Preferred Stock entitled to a number of votes equal to the number of shares of the Corporation’s Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price (as defined in Section 4.2 hereof) is calculated and conversion is effected. Holders of the Series 11 Class K Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes.

1.2           No Preemptive Rights. The Series 11 Class K Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1           Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 11 Class K Preferred Stock shall be outstanding, the holders of the then outstanding Series 11 Class K Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Corporation’s Common Stock equal to $1,000 consideration per outstanding share of Series 11 Class K Preferred Stock, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board.

2.2           Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 11 Class K Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3           No Rights After Payment. After the payment to the holders of the shares of the Series 11 Class K Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 11 Class K Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4           Assets Insufficient to Pay Full Liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 11 Class K Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 11 Class K Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 11 Class K Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 11 Class K Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends.

3.1           The holders of the Series 11 Class K Preferred Stock are entitled to receive if, when and as declared by the Board out of funds legally available therefor, cumulative dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), at the Corporation’s election, at the rate of six percent (6%) per annum of the Liquidation Value of the Series 11 Class K Preferred Stock. The Liquidation Value of the Series 11 Class K Preferred Stock shall be $1,000.00 per share (the “Dividend Rate”). The dividend is payable semi-annually within seven (7) business days after each of December 31 and June 30 of each year, commencing December 31, 1996 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 11 Class K Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record as of the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from the date of issuance of the Series 11 Class K Preferred Stock. In the event that the Corporation elects to pay dividends in Common Stock of the Corporation, each holder of the Series 11 Class K Preferred Stock shall receive shares of Common Stock of the Corporation equal to the quotient of (i) the Dividend Rate in effect on the applicable Dividend Declaration Date dividend by (ii) the average of the closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”). Dividends on the Series 11 Class K Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 11 Class K Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 11 Class K Preferred Stock shall have rights to convert the shares of Series 11 Class K Preferred Stock into shares of the Corporation’s Common Stock, par value $.001 per share (“Common Stock”), as follows (the “Conversion Rights”):

4.1           No Right to Convert. The Series 11 Class K Preferred shall not be convertible into shares of Common Stock until after July 15, 2000.

4.2           Right to Convert. The Series 11 Class K Preferred Stock may be convertible into shares of Common Stock at any time on or after July 15, 2000.

4.3           Conversion Price. As used herein, the term Conversion Price shall be the product of (i) the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately preceding the date of the Conversion Notice referred to in Section 4.3 below multiplied by (ii) seventy-five percent (75%), subject to the provisions of this Section 4.3. Notwithstanding the foregoing, the Conversion Price shall not be (i) less than a minimum of $1.50 per share for a period of twenty-four (24) months from the date of issuance of the Series 11 Class K Preferred Stock, or, after twenty-four (24) months from the date of issuance of the Series 11 Class K Preferred Stock, a minimum of $.50 per share (as applicable, the “Minimum Conversion Price”) or (ii) more than a maximum of $1.50 per share (“Maximum Conversion Price”). If, after July 1, 1996, the Corporation sustains a net loss, on a consolidated basis, in each of two (2) consecutive quarters, as determined under generally accepted accounting principles, the Minimum Conversion Price shall be reduced $.25 a share, but there shall be no change to, or reduction of, the Maximum Conversion Price. For the purpose of determining whether the Corporation has had a net loss in each of two (2) consecutive quarters, at no time shall a quarter that has already been considered in such determination be considered in any subsequent determination (as an example the third quarter of 1996 in which there is a net profit and the fourth quarter of 1996 in which there is a net loss shall be considered as two consecutive quarters, and, as a result, the fourth quarter of 1996 shall not be considered along with the first quarter of 1997 as two (2) consecutive quarters, but the first quarter of 1997 must be considered with the second quarter of 1997 for the purposes of such determination). For the purposes of this Section 4.2, a “quarter” is a three (3) month period ending on March 31, June 30, September 30, and December 31. If any of the outstanding shares of Series 11 Class K Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 11 Class K Preferred Stock so surrendered for conversion by (b) the Conversion Price in effect at the date of the conversion. At the time of conversion of shares of the Series 11 Class K Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of shares of whole Common Stock which is equal to the product of dividing the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 11 Class K Preferred Stock so converted by the Conversion Price in effect at the date of conversion.

4.4           Mechanics of Conversion. Any holder of the Series 11 Class K Preferred Stock who wishes to exercise its Conversion Rights pursuant to Section 4.1 of this Part 4 must, if such shares are not being held in escrow by the Corporation’s attorneys, surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the “Conversion Notice”). In the event that the shares of Series 11 Class K Preferred Stock are being held in escrow by the Corporation’s attorneys, no delivery of the certificates shall be required. No Conversion Notice with respect to any shares of Series 11 Class K Preferred Stock can be given prior to the time such shares of Series 11 Class K Preferred Stock are eligible for conversion in accordance with the provision of Section 4.1 above. Any such premature Conversion Notice shall automatically be null and void. The Corporation shall, within five (5) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 11 Class K Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed that until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 11 Class K Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock. Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 11 Class K Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (or in the event that no surrender of the Certificate is required, then only upon the receipt by the Corporation of the Conversion Notice) (the “Conversion Documents”), and the person or entity whose name is noted on the certificate evidencing such shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received. If the Corporation fails to deliver to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion within five (5) business days after receipt by the Corporation from the holder of an appropriate and timely Conversion Notice and certificates pursuant to the terms of this Section 4.3, the Corporation shall pay to the holder U.S. $1,000 for each day that the Corporation is late in delivering such certificate to the holder or its agent.

4.5           Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Series 11 Class K Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

4.6.           Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 11 Class K Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 11 Class K Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 11 Class K Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 11 Class K Preferred Stock immediately before that change.

4.7           Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 11 Class K Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.8           Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 11 Class K Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.9           Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 11 Class K Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 11 Class K Preferred Stock in connection with such conversion.

4.10         Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 11 Class K Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 11 Class K Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 11 Class K Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.11         Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series 11 Class K Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 11 Class K Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.12         Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 11 Class K Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.13         Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or permitted to close.

Part 5 - Redemption.

5.1           Redemption at Corporation’s Option. Except as otherwise provided in this Section 5.1, at any time, and from time to time, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time, The then outstanding Series 11 Class K Preferred Stock at the following cash redemption prices if redeemed during the following periods: (i) within one year from July 15, 1999 - $1,100 per share, and (ii) after one year from July 15, 1999 - $1,200 per share (as applicable, the redemption price of $1,100 or $1,200 is referred to herein as the “Redemption Price”).

5.2           Mechanics of Redemption. Prior to any date stipulated by the Corporation for the redemption of Series 11 Class K Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 11 Class K Preferred Stock. The Redemption Notice shall state; (i) the Redemption Date of such shares, (ii) the number of Series 11 Class K Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 11 Class K Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 11 Class K Preferred Stock to be redeemed as provided in this Part 5 and, if the Redemption Notice is mailed to the Holder after the first year from the date of issuance of the Series 11 Class K Preferred Stock, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.3           Mechanics of Redemption. Prior to any date stipulated by the Corporation for the redemption of Series 11 Class K Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 11 Class K Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 11 Class K Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 11 Class K Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 11 Class K Preferred Stock to be redeemed as provided in this Part 5 and, if the Redemption Notice is mailed to the Holder after the first year from the date of issuance of the Series 11 Class K Preferred Stock, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.4           Rights of Conversion Upon Redemption. If the redemption occurs during the first 12 months after the issuance of the Series 11 Class K Preferred Stock, the holder may not convert any redeemed shares. If the redemption occurs pursuant to Section 5.1 hereof, the Holder of the Series 11 Class K Preferred Stock shall not have the right to convert those outstanding shares of Series 11 Class K Preferred Stock that the Company is redeeming after receipt of the Redemption Notice. If the redemption occurs pursuant to Section 5.2 hereof, then, upon receipt of the Redemption Notice, any holder of Series 11 Class K Preferred Stock shall have the next five business days during which it may exercise the option, at its sole election, to specify what portion of its Series 11 Class K Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof, except that, notwithstanding any provision of such Part 4 to the contrary, after one year from the date of first issuance of the Series 11 Class K Preferred Stock, such holder shall have the right to convert into Common Stock that number of Series 11 Class K Preferred Stock called for redemption in the Redemption Notice.

5.5           Surrender of Certificates. On or before the Redemption Date in respect of any Series 11 Class K Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 11 Class K Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.6           Payment. On the Redemption Date in respect of any Series 11 Class K Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U. S. $50,000,000, as a trust fund, a sum equal to the aggregate First Year Redemption Price or the Redemption Price, whichever is applicable, of all such shares called from redemption (less the aggregate Redemption Price for those Series 11 Class K Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 11 Class K Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the First Year Redemption Price or the Redemption Price, whichever is applicable, to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the First Year Redemption Price or the Redemption Price, whichever is applicable, of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the First Year Redemption Price or the Redemption Price, whichever is applicable, in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 11 Class K Preferred Stock and Priority.

6.1           Rateable Participation. If any cumulative dividends or return of capital in respect of Series 11 Class K Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2           Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1       Prior or senior to the shares of this Series 11 Class K Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 11 Class K Preferred Stock;

6.2.2       On a parity with, or equal to, shares of this Series 11 Class K Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 3 Class C Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 11 Class K Preferred Stock; and,

6.2.3       Junior to shares of this Series 11 Class K Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 11 Class K Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may he, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment and Reissue.

7.1           Amendment. If any proposed amendment to the Corporation’s Certificate of Incorporation would alter or change the powers, preferences or special rights of the Series 11 Class K Preferred Stock so as to affect such adversely, then the Corporation must obtain the affirmative vote of such amendment to the Certificate of Incorporation at a duly called and held series meeting of the holders of the Series 11 Class K Preferred Stock or written consent by the holders of a majority of the Series 11 Class K Preferred Stock then outstanding. Notwithstanding the above, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of this Section 7.1 or the requirements of Section 242 of the GCL.

7.2           Authorized. Any shares of Series 11 Class K Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

CERTIFICATE OF DESIGNATIONS
OF SERIES 12 CLASS L CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 12 Class L Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 12 Class L Convertible Preferred Stock as set forth in the attached resolutions.

Dated: July 15, 1999

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST;

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 12 CLASS L CONVERTIBLE PREFERRED STOCK

WHEREAS, the Corporation’s capital includes preferred stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series by resolutions adopted by the directors, and with the directors being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences and relative, participating, optional or other special rights and privileges, restrictions and conditions attaching to the shares of each such series;

WHEREAS, it is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 12 Class L Convertible Preferred Stock, par value $.001 per share (the “Series 12 Class L Preferred Stock”);

NOW, THEREFORE, BE IT RESOLVED, that the Series 12 Class L Preferred Stock shall consist of nine hundred sixteen (916) shares and no more and shall be designated as the Series 12 Class L Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 12 Class L Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1           Voting Rights. Except as otherwise provided in Part 7 hereof or under Section 242(b)(2) of the General Corporation Law of the State of Delaware (the “GCL”), the holders of the Series 12 Class L Preferred Stock shall have no voting rights whatsoever. To the extent that under Section 242(b)(2) of the GCL or Part 7 hereof, the holders of the Series 12 Class L Preferred Stock are entitled to vote on a matter, each share of the Series 12 Class L Preferred Stock shall be entitled one (1) vote for each outstanding share of Series 12 Class L Preferred Stock. Holders of the Series 12 Class L Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes.

1.2           No Preemptive Rights. The Series 12 Class L Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1           Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 12 Class L Preferred Stock shall be outstanding, the holders of the then outstanding Series 12 Class L Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Corporation’s Common Stock equal to $1,000 consideration per outstanding share of Series 12 Class L Preferred Stock, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board.

2.2           Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 12 Class L Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3           No Rights After Payment. After the payment to the holders of the shares of the Series 12 Class L Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 12 Class L Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4           Assets Insufficient to Pay Full Liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 12 Class L Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 12 Class L Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 12 Class L Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 12 Class L Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends. The holders of the Series 12 Class L Preferred Stock are entitled to receive if, when and as declared by the Board out of funds legally available therefor, cumulative dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), or any combination thereof, at the Corporation’s election, at the rate of four percent (4%) per annum of the Liquidation Value (as defined below) of each issued and outstanding share of Series 12 Class L Preferred Stock (the “Dividend Rate”). The Liquidation Value of the Series 12 Class L Preferred Stock shall be $1,000 per outstanding share of the Series 12 Class L Preferred Stock (the “Liquidation Value”). The dividend is payable semi-annually within seven (7) business days after each of December 31 and June 30 of each year, commencing June 30, 1998 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 12 Class L Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record of the Series 12 Class L Preferred Stock as of the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from March 1, 1998. In the event that the Corporation elects to pay the accrued dividends due as of a Dividend Declaration Date on an outstanding share of the Series 12 Class L Preferred Stock in Common Stock of the Corporation, the holder of such share shall receive that number of shares of Common Stock of the Corporation equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or the average closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid and the denominator of which is 365. Dividends on the Series 12 Class L Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 12 Class L Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 12 Class L Preferred Stock shall have rights to convert the shares of Series 12 Class L Preferred Stock into shares of the Corporation’s Common Stock, par value $.001 per share (“Common Stock”), as follows (the “Conversion Rights”):

4.1           No Right to convert. The Series 12 Class L Preferred shall not be convertible into shares of Common Stock until after July 15, 2000.

4.2           Right to Convert. The Series 12 Class L Preferred Stock may be convertible into shares of Common Stock at any time after July 15, 2000.

4.3           Conversion Price. Subject to the terms hereof, as used herein, the Conversion Price per outstanding share of Series 12 Class L Preferred Stock shall be $1.8125, except that, in the event the average closing bid price per share of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days prior to the particular date of conversion shall be less than $2.265, the Conversion Price for only such particular conversion shall be the product of the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately preceding the date of the Conversion Notice referred to in Section 4.3 below in connection with such conversion multiplied by eighty percent (80%), subject to the provisions of this Section 4.3. Notwithstanding the foregoing, the Conversion Price shall not be less than a minimum of $1.50 per share (“Minimum Conversion Price”) for a period of twenty-four (24) months from the date of issuance of the Series 12 Class L Preferred Stock. If any of the outstanding shares of Series 12 Class L Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 12 Class L Preferred Stock so surrendered for conversion by (b) the Conversion Price as of such conversion. At the time of conversion of shares of the Series 12 Class L Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of whole shares of Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 12 Class L Preferred Stock so converted divided by the Stock Dividend Price, as defined in Part 3 hereof, in effect at the date of conversion.

4.3           Mechanics of Conversion. Any holder of the Series 12 Class L Preferred Stock who wishes to exercise its Conversion Rights pursuant to Section 4.1 of this Part 4 must, if such shares are not being held in escrow by the Corporation’s attorneys, surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the “Conversion Notice”). In the event that the shares of Series 12 Class L Preferred Stock are being held in escrow by the Corporation’s attorneys, no delivery of the certificates shall be required. The Corporation shall, within five (5) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 12 Class L Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed that until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 12 Class L Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock. Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 12 Class L Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (or in the event that no surrender of the Certificate is required, then only upon the receipt by the Corporation of the Conversion Notice) (the “Conversion Documents”), and the person or entity whose name is noted on the certificate evidencing such shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received. If the Corporation fails to deliver to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion of the Series 12 Class L Preferred Stock within seven (7) business days after receipt by the Corporation from the holder of an appropriate and timely Conversion Notice and certificates pursuant to the terms of this Section 4.3 (“Seven (7) Business Day Period”), then, upon the written demand of RBB Bank Aktiengesellschaft (“RBB Bank”), the holder of the Series 12 Class L Preferred Stock, for payment of the penalty described below in this Section 4.3, which demand must be received by the Corporation no later than ten (10) calendar days after the expiration of such Seven (7) Business Day Period, the Corporation shall pay to RBB Bank the following penalty for each business day after the Seven (7) Business Day Period until the Corporation delivers to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion: business day eight (8) - U.S. $1,000; business day nine (9) - U.S. $2,000, and each business day thereafter an amount equal to the penalty due on the immediately preceding business day times two (2) until the Corporation delivers to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion.

4.4           Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively, the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation, or (b) any sale or conveyance to another corporation of all, or substantially all, of the assets of the Corporation (collectively, the “Sale”), and such Merger or Sale becomes effective (x) while any shares of Series 12 Class L Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement covering up to 1,379,311 shares of Common Stock issuable upon the conversion of the Series 12 Class L Preferred Stock is declared effective by the U. S. Securities and Exchange Commission or (y) prior to the end of the restriction periods in Section 4.1, then, in such event, the Corporation or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each share of Series 12 Class L Preferred Stock then outstanding shall have the right to convert such share of Series 12 Class L Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Series 12 Class L Preferred Stock could have been converted into immediately prior to such Merger or Sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 4.

4.5           Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Series 12 Class L Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise man by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

4.6           Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 12 Class L Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.4 hereof), the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 12 Class L Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 12 Class L Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 12 Class L Preferred Stock immediately before that change.

4.7           Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 12 Class L Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.8           Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 12 Class L Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.9           Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 12 Class L Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 12 Class L Preferred Stock in connection with such conversion.

4.10           Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 12 Class L Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 12 Class L Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 12 Class L Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.11           Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series 12 Class L Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 12 Class L Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share, If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.12           Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 12 Class L Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.13           Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or is permitted to close.

Part 5 - Redemption.

5.1           Redemption at Corporation’s Option. Except as otherwise provided in this Section 5.1, at any time, and from time to time, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time, (i) for a period of 120 days from the date of issuance of the Series 12 Class L Preferred Stock up to an aggregate of 300 shares of the Series 12 Class L Preferred Stock at the cash redemption price of $1,000 per share, and (ii) the then outstanding Series 12 Class L Preferred Stock at the following cash redemption prices if redeemed during the following periods: (a) within one year from July 15, 1999 - $1,100 per share, except as otherwise provided in (i) above and (b) after one year from July 15, 1999 - $1,200 per share (as applicable, the redemption price of $1,000, $1,100 or $1,200 is referred to herein as the “Redemption Price”).

5.2           Mechanics of Redemption. Prior to any date stipulated by the Corporation for the redemption of Series 12 Class L Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 12 Class L Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 12 Class L Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 12 Class L Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 12 Class L Preferred Stock to be redeemed as provided in this Part 5 and, if the Redemption Notice is mailed to the Holder after the first year from the date of issuance of the Series 12 Class L Preferred Stock, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.3           Rights of Conversion Upon Redemption. If the redemption occurs during the first 12 months after the issuance of the Series 12 Class L Preferred Stock, the holder may not convert any redeemed shares. If the redemption occurs after the first twelve months after the first issuance of Series 12 Class L Preferred Stock, then, upon receipt of the Redemption Notice, any holder of Series 12 Class L Preferred Stock shall have five business days during which it may exercise the option, at its sole election, to specify what portion of its Series 12 Class L Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof, except that, notwithstanding any provision of such Part 4 to the contrary, after one year from the date of first issuance of the Series 12 Class L Preferred Stock, such holder shall have the right to convert into Common Stock that number of Series 12 Class L Preferred Stock called for redemption in the Redemption Notice.

5.4           Surrender of Certificates. On or before the Redemption Date in respect of any Series 12 Class L Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.6 hereof, to me order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 12 Class L Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.5           Payment. On the Redemption Date in respect of any Series 12 Class L Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 12 Class L Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 12 Class L Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 12 Class L Preferred Stock and Priority.

6.1           Rateable Participation. If any cumulative dividends or return of capital in respect of Series 12 Class L Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2           Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1
Prior or senior to the shares of this Series 12 Class L Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 12 Class L Preferred Stock;

6.2.2
On a parity with, or equal to, shares of this Series 12 Class L Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 12 Class L Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 12 Class L Preferred Stock; and,

6.2.3
Junior to shares of this Series 12 Class L Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 12 Class L Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment and Reissue.

7.1           Amendment. If any proposed amendment to the Corporation’s Certificate of Incorporation (the “Articles”) would alter or change the powers, preferences or special rights of the Series 12 Class L Preferred Stock so as to affect such adversely, then the Corporation must obtain the affirmative vote of such amendment to the Articles at a duly called and held series meeting of the holders of the Series 12 Class L Preferred Stock or written consent by the holders of a majority of the Series 12 Class L Preferred Stock then outstanding. Notwithstanding the above or the provisions of Section 242(b)(2) of the GCL, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of this Section 7.1 or Section 242(b)(2) of the GCL.

7.2           Authorized. Any shares of Series 12 Class L Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

CERTIFICATE OF DESIGNATIONS
OF SERIES 13 CLASS M CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 13 Class M Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 13 Class M Convertible Preferred Stock as set forth in the attached resolutions.

Dated: July 15, 1999

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 13 CLASS M CONVERTIBLE PREFERRED STOCK

RE:     DESIGNATION OF SERIES 13 CLASS M PREFERRED STOCK.

RESOLVED:            That The designations, powers, preferences and rights of the Series 13 Class M Convertible Preferred Stock be, and they hereby are, as set forth below:

1.            Number of Shares of Common Stock of Series 13 Class M Convertible Preferred Stock

The Corporation hereby authorizes the issuance of up to two thousand two hundred fifty-two (2,252) shares of Series 13 Class M Convertible Preferred Stock par value $.001 per share (the “Preferred Stock”). This Preferred Stock shall pay an annual dividend based on a 365 day calendar year of 4% of the Liquidation Value (as defined in Section 3 hereof) (“Dividend Rate”), payable semiannually within ten (10) business days after each subsequent June 30th and December 31st (each a “Dividend Declaration Date”), and shall be payable in cash or shares of the Corporation’s par value $.001 per share common stock (Common Stock) at the Corporation’s option. The first Dividend Declaration Date shall be December 31st, 1998.

In the event that the Corporation elects to pay the accrued dividends due as of a Dividend Declaration Date on the outstanding shares of Preferred Stock in Common Stock of the Corporation, the Holder of each share of Preferred Stock shall receive that number of shares of Common Stock equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on a national securities exchange, the average closing bid price of the Common Stock as quoted on such national exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid, and the denominator of which is 365. Dividends on the Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Preferred Stock shall have been paid or declared and set aside for payment.

2.            Voting.

Except as provided under Section 242 of the GCL, holders of Preferred Stock (the “Holders”) shall not have the right to vote on any matter. Notwithstanding the provisions of Section 242 of the GCL or Section 4 hereof, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242 of the GCL.

3.            Liquidation.

In the event of a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the Holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to holders of its capital stock, before any payment or distribution shall be made to holders of shares of Common Stock or any other class of stock ranking junior to the Preferred Stock, an amount per share of Preferred Stock equal to $1,000 (the “Liquidation Value”) plus any accrued and unpaid dividends on the Preferred Stock. If upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the Holders of Preferred Stock shall be insufficient to permit payment to the Holders of Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the Holders of Preferred Stock and shares of such other classes or series ranking on a parity with the shares of this Preferred Stock in proportion to the full distributable amounts for which holders of all such parity shares are entitled upon such distribution, liquidation, or winding up. Upon any such liquidation, dissolution or winding up of the Corporation, after the Holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Preferred Stock and the Holders of the Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payments and the place where said liquidation payments shall be payable, shall be given by mail, postage prepaid or by telex or facsimile to non-U.S. residents, not less than 10 days prior to the payment date stated therein, to the Holders of record of Preferred Stock, such notice to be addressed to each such Holder at its address as shown by the records of the Corporation. For purposes hereof the shares of Common Stock, shall rank on liquidation junior to the Preferred Stock.

4.            Restrictions.

The Corporation will not amend or modify the terms of its Restated Certificate of Incorporation so as to adversely alter or change the Preferred Stock at any time when shares of Preferred Stock are outstanding, without the approval of the Holders of at least a majority of the then outstanding shares of Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, except where the vote or written consent of the Holders of a greater number of shares of Common Stock of the Corporation is required by law or by the Corporation’s Certificate of Incorporation, as amended.

5.            Optional Conversion.

The Holders of shares of Preferred Stock shall have the following conversion rights to convert the shares of Preferred Stock into shares of Common Stock of the Corporation:

(a)           No Right to Convert. The Preferred Stock shall not be convertible into shares of Common Stock until after July 15, 2000.

(b)           Conversion Dates. The Preferred Stock may be convertible into shares of Common Stock at any time after July 15, 2000.

(c)           Right to Convert; Conversion Price. Subject to the terms hereof, as used herein, the term Conversion Price per outstanding share of Preferred Stock shall be One Dollar and 875/100 ($1.875); except that after the expiration of one hundred and eighty (180) days after the Closing Date if the average of the closing bid price per share of Common Stock quoted on the NASDAQ (or the closing bid price of the Common Stock as quoted on the national securities exchange if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on a national securities exchange) for the five (5) trading days immediately prior to the particular date of each Conversion Notice (as defined below) is less than Two Dollars and 34/100 ($2.34), then the Conversion Price for that particular conversion shall be eighty percent (80%) of the average of the closing bid price of the Common Stock on the NASDAQ (or if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on a national securities exchange then eighty percent (80%) of the average of the closing bid price of the Common Stock on the national securities exchange) for the five (5) trading days immediately prior to the particular date of the Conversion Notice. Notwithstanding the foregoing, the Conversion Price shall not be less than a minimum of $1.50 per share (“Minimum Conversion Price”) for a period of twenty-four (24) months from the date of issuance of the Preferred Stock.

If any of the outstanding shares of Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Section 5(b), the number of shares of whole Common Stock to be issued to the Holder as a result of such conversion shall be determined by dividing (a) the aggregate Stated Value of the Preferred Stock so surrendered for conversion by (b) the Conversion Price in effect on the date of that particular Conversion Notice relating to such conversion. At the time of conversion of shares of the Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon on the shares of Preferred so converted to the date of the Conversion Notice relating to such conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of shares of whole Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of the Conversion Notice relating to such conversion of the shares of Preferred Stock so converted divided by the Stock Dividend Price, in effect at the date of the Conversion Notice relating to such conversion.

(c)           Conversion Notice. The right of conversion shall be exercised by the Holder thereof by telecopying or faxing an executed and completed written notice signed by an authorized representative of the Holder, (“Conversion Notice”) to the Corporation that the Holder elects to convert a specified number of shares of Preferred Stock representing a specified Stated Value thereof into shares of Common Stock and by delivering by express courier the certificate or certificates of Preferred Stock being converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Preferred Stock). The business date indicated on a Conversion Notice which is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Conversion Notice shall include therein the Stated Value of shares of Preferred Stock to be converted, and a calculation (a) of the Stock Dividend Price, (b) the Conversion Price, and (c) the number of Shares of Common Stock to be issued in connection with such conversion. The Corporation shall have the right to review the calculations included in the Conversion Notice, and shall provide notice of any discrepancy or dispute therewith within three (3) business days of the receipt thereof. The Holder shall deliver to the Corporation an original Conversion Notice and the original Preferred to be converted within three (3) business days from the date of the Conversion Notice.

(d)           Issuance of Certificates - Time Conversion Effected. Promptly, but in no event more than six (6) business days, after the receipt by facsimile of the Conversion Notice referred to in Subparagraph (5)(c); and provided within the six (6) business days the Corporation receives the certificate or certificates for the shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in the name of the Holder, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock are converted. Such conversion shall be deemed to have been effected as of the close of business on the date on which the telecopy or facsimile Conversion Notice shall have been received by the Corporation, and the rights of the Holder of such share or shares of Preferred Stock shall cease, at such time, and the Holder or Holders shall be deemed to have become the Holder or Holders of record of the shares of Common Stock represented thereby.

In the event that the shares of Common Stock issuable upon conversion of the Preferred, is not delivered within six (6) business days of the date the Company receives the Conversion Notice, the Company shall pay to the Buyer, by wire transfer, as liquidated damages for such failure and not as a penalty, for each $100,000 of Preferred sought to be converted, $500 for each of the first five (5) calendar days and $1,000 per calendar day thereafter that the shares of Common Stock are not delivered, which liquidated damages shall begin to run from the seventh (7th) business day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable only in cash. Notwithstanding the above, liquidated damages shall not exceed $2,000.00 per day. In addition to the liquidated damages set forth herein, in the event the Company fails to deliver the shares of Common Stock within six (6) business days after the Conversion date, the Company agrees to issue the larger number of shares of Common Stock derived from (i) the original Conversion Notice, or (ii) utilizing the five lowest closing bid prices of the Company’s shares of Common Stock beginning on the Conversion Date and ending on the day the shares of Common Stock are delivered. The Company understands that a delay in the issuance of the shares of Common Stock could result in economic loss to the Holder. Nothing contained herein, or in the Preferred shall limit the Holder’s rights to pursue actual damages for the Company’s failure to issue and deliver shares of Common Stock to the Holder in accordance with the terms of the Certificate of Designations, and this Agreement.

(e)           Fractional Shares of Common Stock. No fractional shares of Common Stock shall be issued upon conversion of any Preferred Stock into shares of Common Stock. All fractional shares of Common Stock shall be aggregated and then rounded down to the nearest whole share of Common Stock. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Subparagraph 5(b) exceeds the number of shares of Common Stock converted, the Corporation shall, upon such conversion, execute and deliver to the Holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

(f)           Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively, the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation, or (b) any sale or conveyance to another corporation of all, or substantially all, of the assets of the Corporation (collectively, the “Sale”), and such Merger or Sale becomes effective (x) while any shares of Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement covering all the shares of Common Stock issuable upon the conversion of the Preferred Stock is declared effective by the U.S. Securities and Exchange Commission (“Commission”), the Corporation or such successor corporation as the case may be, shall make appropriate provision so that the Holder of each share of Preferred Stock then outstanding shall have the right to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted into immediately prior to such Merger or Sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

In the event of a Merger or Sale, where the Corporation is not the surviving Corporation, the Holder shall have the right to redeem all of the outstanding shares of Preferred Stock at 120% of the Liquidation Value of each share of Preferred Stock then outstanding plus all accrued and unpaid dividends (the “Redemption Amount”). The Corporation shall pay this Redemption Amount in cash within ten (10) business days of receipt by the Corporation of notice from the Holder, and receipt by the Corporation of all outstanding shares of Preferred Stock duly endorsed by the Holder to the Corporation.

(g)           Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Preferred Stock are issued and outstanding shall declare or pay, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(h)           Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of Common Stock of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination or shares of Common Stock provided for in Section 5(g) hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Preferred Stock would otherwise have been entitled to receive, a number of shares of Common Stock of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

6             Redemptions.

(a)           Redemption at Corporation’s Option. Except as otherwise provided in this Section 6, at any time, and from time to time, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time (i) for a period of 120 days from the date of issuance of the Preferred Stock up to an aggregate of 450 shares of Series 13 Class M Preferred Stock at the cash redemption price of $1,000 per share and (ii) the then outstanding Series 13 Class M Preferred Stock at the following cash redemption prices if redeemed during the following periods: (a) within one year from July 15, 1999 - $1,100 per share, except as otherwise provided in (i) above, and (b) after one year from July 15, 1999 - $1,200 per share (as applicable, the redemption price of $1,000, $1,100 or $1,200 is referred to herein as the “Redemption Price”).

(b)           Mechanics of Redemption. Prior to any date stipulated by the Corporation for the redemption of Series 13 Class M Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 13 Class M Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 13 Class M Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 13 Class M Preferred Stock to be redeemed from such holder, and (iv) instructions, as to how to specify to the Corporation the number of Series 13 Class M Preferred Stock to be redeemed as provided in this Part 6 and, if the Redemption Notice is mailed to the Holder after the first year from the date of issuance of the Series 13 Class M Preferred Stock, the number of shares to be converted into Common Stock as provided in Part 5 hereof.

(c)           Rights of Conversion Upon Redemption. If the redemption occurs during the first 12 months after the issuance of the Preferred Stock, the holder may not convert any redeemed shares. If the redemption occurs after the first year after the first issuance of Series 13 Class M Preferred Stock, then, upon receipt of the Redemption Notice, any holder of Series 13 Class M Preferred Stock shall have five business days during which it may exercise the option, at its sole election, to specify what portion of its Series 13 Class M Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 6 or converted into Common Stock in the manner provided in Part 5 hereof, except that, notwithstanding any provision of such Part 5 to the contrary, after one year from the date of first issuance of the Preferred Stock, such holder shall have the right to convert into Common Stock that number of Series 13 Class M Preferred Stock called for redemption in the Redemption Notice.

(d)           Surrender of Certificates. On or before the Redemption Date in respect of any Series 13 Class M Preferred Stock, each holder of such shares Shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 13 Class M Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

(e)           Payment. On the Redemption Date in respect of any Series 13 Class M Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 13 Class M Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 13 Class M Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. My funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

7.            Assignment.

Subject to all applicable restrictions on transfer, the rights and obligations of the Corporation and the Holder of the Preferred Stock shall he binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

8.            Shares of Common Stock to be Reserved.

The Corporation, upon the effective date of this Certificate of Designations, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Preferred Stock, pursuant to the terms and conditions set forth in Section 5, and exercise of the Warrants as defined in Section 12. The Corporation will at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock, and exercise of the Warrants, as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock, and exercise of the Warrants. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non assessable. The Corporation will take such action as may be required, if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock, and exercise of the Warrants would exceed the total number of shares of Common Stock then authorized by the Corporation’s Certificate of Incorporation, as amended, or would exceed 19.99% of the shares of Common Stock then outstanding if required by law or the Rules and Regulations of NASDAQ or the National Securities Exchange applicable to the Corporation to take such action as a result of exceeding such 19.99%, in order to increase the number of shares of Common Stock to permit the Corporation to issue the number of shares of Common Stock required to effect conversion of the Preferred, and exercise of the Warrants, to a number sufficient to permit conversion of the Preferred Stock, and exercise of the Warrants, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s Restated Certificate of Incorporation, and to obtain shareholders approval in order to effect conversion of the Preferred Stock, and exercise of the Warrants, if required by law or the rules or regulations of the NASDAQ or National Securities Exchange applicable to the Corporation,

8(a)         Shareholder Approval. In connection with the issuance to the Holder of the shares of Preferred Stock, pursuant to this Certificate of Designations, the Corporation is also issuing (i) certain warrants (“RBB Warrants”) to the Holder pursuant to the terms of that certain Private Securities Subscription Agreement dated June 30, 1998 (the “Agreement”), providing for the purchase of up to 150,000 shares of Common Stock at an exercise price of $2.50 per share and (ii) certain warrants (collectively, the “Liviakis Warrants”) to Liviakis Financial Communication, Inc. (“Liviakis”) and Robert B. Prag providing for the purchase of up to an aggregate of 2,500,000 shares of Common Stock at an exercise price of $1.875 per share pursuant to the terms of that Liviakis Agreement dated June 30, 1998, between Liviakis and the Corporation.

If (i) the aggregate number of shares of Common Stock issued by the Corporation as a result of any or all of the following: (a) conversion of the Preferred Stock, (b) payment of dividends accrued on the Preferred Stock (c) exercise of the RBB Warrants, and (d) exercise of the Liviakis Warrants exceeds 2,388,347 shares of Common Stock (which equals 19.9% of the outstanding shares of Common Stock of the Corporation as of the date of this Certificate of Designations) and (ii) the Holder has converted or elects to convert any of the then outstanding shares of Preferred Stock pursuant to the terms of Section 5 at a Conversion Price less than $ 1.875 ($1.875 being the market value per share of Common Stock as quoted on the NASDAQ as of the close of business on June 30, 1998) pursuant to the terms of Section 5(b) hereof, other than if the Conversion Price is less than $ 1.875 solely as a result of the anti-dilution provisions of Section 5(g) and (h) hereof, then, notwithstanding anything in Section 5 to the contrary, the Corporation shall not issue any shares of Common Stock as a result of receipt of a Conversion Notice unless and until the Corporation shall have obtained approval of its shareholders entitled to vote on the transactions in accordance with subparagraphs (25)(H)(i)d, (iv) and (v) of Rule 4310 of the NASDAQ Marketplace Rules (“Shareholder Approval”).

If Shareholder Approval is required as set forth in the above paragraph, the Corporation shall take all necessary steps to obtain such Shareholder Approval upon receipt of the Conversion Notice triggering the need for Shareholder Approval (“Current Conversion Notice”). If the Corporation has not received from the Holder a Current Conversion Notice, the Holder, subsequent to January 1st, 1999 may, if the Corporation’s shares of Common Stock trade, subsequent to January 1st, 1999, at a five (5) day average closing bid price below Two Dollars and 34/00 ($2.34), upon written notice to the Corporation, require the Corporation to obtain Shareholder Approval (“Holder’s Notice”). The Holder and the Corporation’s officers’ and directors covenant to vote all shares of Common Stock over which they have voting control in favor of Shareholder Approval. If the Corporation does not obtain Shareholder Approval within ninety (90) days of the earlier of the Corporation’s receipt of (i) the Current Conversion Notice or (ii) the Holder’s Notice, and the Holder has not breached its covenant to vote all shares of Common Stock over which they have voting control in favor of Shareholder Approval, the Corporation shall pay in cash to the Holder liquidated damages, in an amount of 4% per month of the Liquidation Value of each share of Preferred Stock then outstanding, commencing on the 91st day of the Corporation’s receipt of the Holder’s Current Conversion Notice, and continuing every thirty (30) days pro-rata until such time the Corporation receives Shareholder Approval.

9.            No Reissuance of Series 13 Class M Convertible Preferred Stock.

Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred stock hereafter created.

10.           Closing of Books.

The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Common Stock of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

11.           No Preemptive Rights.

The Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

12.           Definition of Shares.

As used in this Certificate of Designations, the term “shares of Common Stock” shall mean and include the Corporation’s authorized common stock, par value $.001, as constituted on the date of filing of these terms of the Preferred Stock, or in case of any reorganization, reclassification, or stock split of the outstanding shares of Common Stock thereof, the stock, securities or assets provided for hereof. The term “Warrants” as used herein shall have the same meaning as defined in Section 1 of the Private Securities Subscription Agreement, dated June 30, 1998, between the Company and RBB Bank Aktiengesellschaft.

The said determination of the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Preferred Stock was duly made by the Board of Directors pursuant to the provisions of the Corporation’s Restated Certificate of Incorporation and in accordance with the provisions of the Delaware General Corporation Law.

CERTIFICATE OF ELIMINATION
OF
SERIES 3 CLASS C CONVERTIBLE PREFERRED STOCK
AND
SERIES 8 CLASS H CONVERTIBLE PREFERRED STOCK
AND
SERIES 10 CLASS J CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies the following:

1.            That the Certificate of Designations of Series 3 Class C Convertible Preferred Stock, par value $.001 per share, of the Corporation (the “Series 3 Preferred”) was filed with the Delaware Secretary of State on July 19, 1996 (the “Series 3 Certificate of Designations”).

2.            That all outstanding shares of the Series 3 Preferred have been delivered to the Company and exchanged pursuant to an agreement with the holder thereof in accordance with the terms and conditions of a certain Exchange Agreement between the Company and RBB Bank Aktiengesellschaft, dated as of July 15, 1999.

3.            That no shares of Series 3 Preferred remain outstanding.

4.            That all shares of the Series 3 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

5.            That effective July 15, 1999, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 3 Class C Convertible Preferred Stock, no authorized shares of Series 3 Class C Convertible Preferred Stock will remain outstanding and no shares of Series 3 Class C Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 3 Class C Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 3 Class C Convertible Preferred Stock.

6.            That the Certificate of Designations of the Series 8 Class H Convertible Preferred Stock, par value $.001 per share, of the Corporation (the “Series 8 Preferred”) was filed on July 16, 1998 (the “Series 8 Certificate of Designations”).

7.            That all outstanding shares of the Series 8 Preferred have been delivered to the Company and exchanged pursuant to an agreement with the holder thereof in accordance with the terms and conditions of a certain Exchange Agreement between the Company and RBB Bank, dated as of July 15, 1999.

8.            That no shares of Series 8 Preferred remain outstanding.

9.            That all shares of the Series 8 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

10.          That effective July 15, 1999, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 8 Class H Convertible Preferred Stock, no authorized shares of Series 8 Class H Convertible Preferred Stock will remain outstanding and no shares of Series 8 Class H Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 8 Class H Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 8 Class H Convertible Preferred Stock.

11.          That the Certificate of Designations of the Series 10 Class J Convertible Preferred Stock, par value $.001 per share, of the Corporation (the “Series 10 Preferred”) was filed on July 10, 1998 (the “Series 10 Certificate of Designations”).

12.          That all outstanding shares of the Series 10 Preferred have been delivered to the Company and exchanged pursuant to an agreement with the holder thereof in accordance to the terms and conditions of a certain Exchange Agreement between the Company and RBB Bank, dated as of July 15, 1999.

13.          That no shares of Series 10 Preferred remain outstanding.

14           That all shares of the Series 10 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

15.          That effective July 15, 1999, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 10 Class J Convertible Preferred Stock, no authorized shares of Series 10 Class J Convertible Preferred Stock will remain outstanding and no shares of Series 10 Class J Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 10 Class J Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 10 Class J Convertible Preferred Stock.

16.           That pursuant to the provisions of § 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Restated Certificate of Incorporation only those matters set forth in the Restated Certificate of Incorporation with respect to the Series 3 Class C Convertible Preferred Stock, the Series 8 Class H Convertible Preferred Stock, and the Series 10 Class J Convertible Preferred Stock.

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 15th day of July, 1999, by the President of the Company.

PERMA-FIX ENVIRONMENTAL
ATTEST:		SERVICES, INC.

By
Richard T. Kelecy, Secretary		Dr. Louis F. Centofanti, President
(SEAL)

CERTIFICATE OF DESIGNATIONS
OF SERIES 14 CLASS N CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perm-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 14 Class N Convertible Preferred Stock and has established and fixed the voting powers, designations preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 14 Class N Convertible Preferred Stock as set forth in the attached resolutions.

Dated: August 10, 1999	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 14 CLASS N CONVERTIBLE PREFERRED STOCK

WHEREAS,

A.
The Corporation’s share capital includes Preferred Stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in ones or more series by the Board of Directors of the Corporation (the “Board”) being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences, and relative, participating, optional or other special rights, privileges, restrictions and conditions attaching to the shares of each such series; and

B.	It is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 14 Class N Convertible Preferred Stock, par value $.001.

NOW, THEREFORE, BE IT RESOLVED, THAT:

The Series 14 Class N Convertible Preferred Stock, par value $.001 (the “Series 14 Class N Preferred Stock”) of the Corporation shall consist of 1,769 shares and no more and shall be designated as the Series 14 Class N Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 14 Class N Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1   Voting Rights. Except as otherwise provided herein, in the Corporation’s Certificate of Incorporation (the “Articles”) or the General Corporation Law of the State of Delaware (the “GCL”), the holders of the Series 14 Class N Preferred Stock shall have no voting rights whatsoever. To the extent that under the GCL the vote of the holders of the Series 14 Class N Preferred Stock, voting separately as a class or series as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the holders of at least a majority of the shares of the Series 14 Class N Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series 14 Class N Preferred Stock (except as otherwise may be required under the GCL) shall constitute the approval of such action by the series. To the extent that under the GCL the holders of the Series 14 Class N Preferred Stock are entitled to vote on a matter with holders of Corporation’s Common Stock and/or any other class or series of the Corporation’s voting securities, the Series 14 Class N Preferred Stock, the Corporation’s Common Stock and all other classes or series of the Corporation’s voting securities shall vote together as one class, with each share of Series 14 Class N Preferred Stock entitled to a number of votes equal to the number of shares of the Corporation’s Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price (as defined in Section 4.3 hereof) is calculated and conversion is effected. Holders of the Series 14 Class N Preferred Stock shall he entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would he entitled to vote, which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes.

1.2           No Preemptive Rights. The Series 14 Class N Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1           Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 14 Class N Preferred Stock shall be outstanding, the holders of the then outstanding Series 14 Class N Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Corporation’s Common Stock equal to $1,000 consideration per outstanding share of Series 14 Class N Preferred Stock, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board.

2.2           Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 14 Class N Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3           No Rights After Payment. After the payment to the holders of the shares of the Series 14 Class N Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 14 Class N Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

2.4           Assets Insufficient to Pay Full Liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 14 Class N Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 14 Class N Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 14 Class N Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 14 Class N Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends.

3.1           The holders of the Series 14 Class N Preferred Stock are entitled to receive if, when and as declared by the Board out of funds legally available therefor, cumulative dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), at the Corporation’s election, at the rate of six percent (6%) per annum of the Liquidation Value of the Series 14 Class N Preferred Stock. The Liquidation Value of the Series 14 Class N Preferred Stock shall be $1,000.00 per share (the “Dividend Rate”). The dividend is payable semi-annually within seven (7) business days after each of December 31 and June 30 of each year, commencing December 31, 1999 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 14 Class N Preferred Stock actually issued and outstanding on a Dividend Declaration Date and to holders of record as of the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from August 3, 1999. In the event that the Corporation elects to pay dividends in Common Stock of the Corporation, each holder of the Series 14 Class N Preferred Stock shall receive shares of Common Stock of the Corporation equal to the quotient of (i) the Dividend Rate in effect on the applicable Dividend Declaration Date dividend by (ii) the average of the closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”). Dividends on the Series 14 Class N Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 14 Class N Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 14 Class N Preferred Stock shall have rights to convert the shares of Series 14 Class N Preferred Stock into shares of the Corporation’s Common Stock, par value $.001 per share (“Common Stock”), as follows (the “Conversion Rights”):

4. 1         No Right to Convert. The Series 14 Class N Preferred shall not be convertible into shares of Common Stock until after April 20, 2000.

4.2           Right to Convert. The Series 14 Class N Preferred Stock may be convertible into shares of Common Stock at any time on or after April 20, 2000.

4.3           Conversion Price. As used herein, the term Conversion Price shall be the product of (i) the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately preceding the date of the Conversion Notice referred to in Section 4.4 below multiplied by (ii) seventy-five percent (75%), subject to the provisions of this Section 4.3. Notwithstanding the foregoing, the Conversion Price shall not be (i) less than a minimum of $1.50 per share for a period of twenty-four (24) months from April 20, 1999. or, after twenty-four (24) months from April 20, 1999, a minimum of $.50 per share (as applicable, the “Minimum Conversion Price”) or (ii) more than a maximum of $1.50 per share (“Maximum Conversion Price”). If, after July 1,1996, the Corporation sustains a net loss, on a consolidated basis, in each of two (2) consecutive quarters, as determined under generally accepted accounting principles, the Minimum Conversion Price shall be reduced $.25 a share, but there shall be no change to, or reduction of, the Maximum Conversion Price. For the purpose of determining whether the Corporation has had a net loss in each of two (2) consecutive quarters, at no time shall a quarter that has already been considered in such determination he considered in any subsequent determination (as an example the third quarter of 1996 in which there is a net profit and the fourth quarter of 1996 in which there is a net loss shall he considered as two consecutive quarters, and, as a result the fourth quarter of 1996 shall not be considered along with the first quarter of 1997 as two (2) consecutive quarters, but the first quarter of 1997 must be considered with the second quarter of 1997 for the purposes of such determination). For the purposes of this Section 4.3, a “quarter” is a three (3) month period ending on March 31, June 30, September 30, and December 31. If any of the outstanding shares of Series 14 Class N Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 14 Class N Preferred Stock so surrendered for conversion by (b) the Conversion Price in effect at the date of the conversion. At the time of conversion of shares of the Series 14 Class N Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or, at the Corporations option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of shares of whole Common Stock which is equal to the product of dividing the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 14 Class N Preferred Stock so convened by the Conversion Price in effect at the date of conversion.

4.4         Mechanics of Conversion. Any holder of the Series 14 Class N Preferred Stock who wishes to exercise its Conversion Rights pursuant to the terms of this Part 4 must, if such shares are not being held in escrow by the Corporation’s attorneys surrender the certificate therefor at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the “Conversion Notice”). In the event that the shares of Series 14 Class N Preferred Stock are being held in escrow by the Corporation’s attorneys, no delivery of the certificates shall be required. No Conversion Notice with respect to any shares of Series 14 Class N Preferred Stock can be given prior to the time such shares of Series 14 Class N Preferred Stock are eligible for conversion in accordance with the provision of Section 4.1 above. Any such premature Conversion Notice shall automatically be null and void. The Corporation shall, within five (5) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 14 Class N Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed that until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 14 Class N Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock. Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 14 Class N Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (or in the event that no surrender of the Certificate is required, then only upon the receipt by the Corporation of the Conversion Notice) (the “Conversion Documents”), and the person or entity whose name is noted on the certificate evidencing such shares of Common Stock issuable upon such conversion Shall be treated for all purposes as the record holder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received. If the Corporation fails to deliver to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion within five (5) business days after receipt by the Corporation from the holder of an appropriate and timely Conversion Notice and certificates pursuant to the terms of this Section 4.4, the Corporation shall pay to the holder U.S. $1,000 for each day that the Corporation is late in delivering such certificate to the holder or its agent.

4.5           Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation at any time or from time to time while shares of Series 14 Class N Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. If the Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common stock for no consideration, then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

4.6.         Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 14 Class N Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.5 hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 14 Class N Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 14 Class N Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 14 Class N Preferred Stock immediately before that change.

4.7           Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 14 Class N Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.8           Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 14 Class N Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.9           Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 14 Class N Preferred Stock pursuant thereto; provided however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 14 Class N Preferred Stock in connection with such conversion,

4.10        Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 14 Class N Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 14 Class N Preferred stock and, if at any time, the number of authorized but unissued shares of Common Stock shall, not be sufficient to effect the conversion of all then outstanding shares of the Series 14 Class N Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.11        Fractional Shares. No fractional share shall be issued upon the conversion of any share or shares of Series 14 Class N Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 14 Class N Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.12         Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 14 Class N Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.13         Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or permitted to close.

Part 5 - Redemption.

5.1           Redemption at Corporation’s Option. Except as otherwise provided in this Section 5.1, at any time, and from time to time, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time, the then outstanding Series 14 Class N Preferred Stock at the following cash redemption prices if redeemed during the following periods: (i) within twelve (12) months from April 20, 1999 - $1,100 per share, and (ii) after twelve (12) months from April 20, 1999 - $1,200 per share (as applicable, the redemption price of $1,100 or $1,200 is referred to herein as the “Redemption Price”).

5.2           Mechanics of Redemption. Prior to any date stipulated by the Corporation for the redemption of Series 14 Class N Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 14 Class N Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (i) the number of Series 14 Class N Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 14 Class N Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 14 Class N Preferred Stock to be redeemed as provided in this Part 5 and, if the Redemption Notice is mailed to the Holder after the first twelve (12) months from April 20, 1999, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.3           Mechanics of Redemption. Prior to any date stipulated by the Corporation for the redemption of Series 14 Class N Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 14 Class N Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 14 Class N Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 14 Class N Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 14 Class N Preferred Stock to be redeemed as provided in this Part 5 and, if the Redemption Notice is mailed to the Holder after the first 12 months from April 20, 1999, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.4           Rights of Conversion Upon Redemption. If the redemption occurs during the first 12 months after April 20, 1999, the holder may not convert any redeemed shares. If the redemption occurs pursuant to Section 5.1 (i) hereof, the Holder of the Series 14 Class N Preferred Stock shall not have the right to convert those outstanding shares of Series 14 Class N Preferred Stock that the Company is redeeming after receipt of the Redemption Notice. If the redemption occurs pursuant to Section 5.1 (ii) hereof, then, upon receipt of the Redemption Notice, any holder of Series 14 Class N Preferred Stock shall have the next five business days during which it may exercise the option, at its sole election, to specify what portion of its Series 14 Class N Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof, except that, notwithstanding any provision of such Part 4 to the contrary, after twelve (12) months from April, 20, 1999, such bolder shall have the right to convert into Common Stock that number of Series 14 Class N Preferred Stock called for redemption in the Redemption Notice.

5.5           Surrender of Certificates. On or before the Redemption Date in respect of any Series 14 Class N Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.6 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 14 Class N Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.6           Payment. On the Redemption Date in respect of any Series 14 Class N Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least U. S. $50,000,000, as a trust fund, a sum equal to the aggregate First Year Redemption Price or the Redemption Price, whichever is applicable, of all such shares called from redemption (less the aggregate Redemption Price for those Series 14 Class N Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 14 Class N Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the First Year Redemption Price or the Redemption Price, whichever is applicable, of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the First Year Redemption Price or the Redemption Price, whichever is applicable, in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 14 Class N Preferred Stock and Priority.

6.1           Rateable Participation. If any cumulative dividends or return of capital in respect of Series 14 Class N Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2           Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1        Prior or senior to the shares of this Series 14 Class N Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 14 Class N Preferred Stock;

6.2.2        On a parity with, or equal to, shares of this Series 14 Class N Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 14 Class N Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 14 Class N Preferred Stock; and,

6.2.3        Junior to shares of this Series 14 Class N Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 14 Class N Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment and Reissue.

7.1           Amendment. If any proposed amendment to the Corporation’s Certificate of Incorporation would alter or change the powers, preferences or special rights of the Series 14 Class N Preferred Stock so as to affect such adversely, then the Corporation must obtain the affirmative vote of such amendment to the Certificate of Incorporation at a duly called and held series meeting of the holders of the Series 14 Class N Preferred Stock or written consent by the holders of a majority of the Series 14 Class N Preferred Stock then outstanding. Notwithstanding the above, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of this Section 7.1 or the requirements of Section 242 of the GCL.

7.2           Authorized. Any shares of Series 14 Class N Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred’ Stock hereafter created.

CERTIFICATE OF DESIGNATIONS
OF SERIES 15 CLASS O CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 15 Class O Convertible Preferred Stock and has  established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 15 Class O Convertible Preferred Stock as set forth in the attached resolutions.

Dated: August 10, 1999
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(The “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHT, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 15 CLASS O CONVERTIBLE PREFERRED STOCK

WHEREAS, the Corporation’s capital includes preferred stock, par value $.001 per share (“Preferred Stock”), which Preferred Stock may be issued in one or more series by resolutions adopted by the directors, and with the directors being entitled by resolution to fix the number of shares in each series and to designate the rights, designations, preferences and relative, participating, optional or other special rights and privileges, restrictions and conditions attaching to the shares of each such series;

WHEREAS, it is in the best interests of the Corporation for the Board to create a new series from the Preferred Stock designated as the Series 15 Class O Convertible Preferred Stock, par value $.001 per share (the “Series 15 Class O Preferred Stock”);

NOW THEREFORE, BE IT RESOLVED, that the Series 15 Class O Preferred Stock shall consist of six hundred sixteen (616) shares and no more and shall be designated as the Series 15 Class O Convertible Preferred Stock, and the preferences, rights, privileges, restrictions and conditions attaching to the Series 15 Class O Preferred Stock shall be as follows:

Part 1 - Voting and Preemptive Rights.

1.1      Voting Rights. Except as otherwise provided in Part 7 hereof or under Section 242(b)(2) of the General Corporation Law of the State of Delaware (the “GCL”), the holders of the Series 15 Class O Preferred Stock shall have no voting rights whatsoever. To the extent that under Section 242(b)(2) of the GCL or Part 7 hereof, the holders of the Series 15 Class O Preferred Stock are entitled to vote on a matter, each share of the Series 15 Class O Preferred Stock shall be entitled one (1) vote for each outstanding share of Series 15 Class O Preferred Stock. Holders of the Series 15 Class O Preferred Stock shall be entitled to notice of (and copies of proxy materials and other information sent to stockholders) for all shareholder meetings or written consents with respect to which they would be entitled to vote, which notice would be provided pursuant to the Corporation’s bylaws and applicable statutes.

1.2       No Preemptive Rights. The Series 15 Class O Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1       Liquidation. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up at any time when any shares of the Series 15 Class O Preferred Stock shall be outstanding, the holders of the then outstanding Series 15 Class O Preferred Stock shall have a preference in distribution of the Corporation’s property available for distribution to the holders of the Corporation’s Common Stock equal to $1,000 consideration per outstanding share of Series 15 Class O Preferred Stock, plus an amount equal to all unpaid dividends accrued thereon to the date of payment of such distribution (“Liquidation Preference”), whether or not declared by the Board.

2.2       Payment of Liquidation Preferences. Subject to the provisions of Part 6 hereof, all amounts to be paid as Liquidation Preference to the holders of Series 15 Class O Preferred Stock, as provided in this Part 2, shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation’s property to the holders of the Corporation’s Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

2.3       No Right After Payment. After the payment to the holders of the shares of the Series 15 Class O Preferred Stock of the full Liquidation Preference amounts provided for in this Part 2, the holders of the Series 15 Class O Preferred Stock as such shall have right or claim to any of the remaining assets of the Corporation.

2.4       Assets Insufficient to Pay Full Liquidation Preference. In the event that the assets of the Corporation available for distribution to the holders of shares of the Series 15 Class O Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Part 2, no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series 15 Class O Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series 15 Class O Preferred Stock and shares of such other class or series ranking on a parity with the shares of this Series 15 Class O Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

Part 3 - Dividends. The holders of the Series 15 Class O Preferred Stock are entitled to receive if, when and as declared by the Board out of funds legally available therefore, cumulative dividends, payable in cash or Common Stock of the Corporation, par value $.001 per share (the “Common Stock”), or any combination thereof, at the Corporation’s election, at the rate of four percent (4%) per annum of the Liquidation Value (as defined below) of each issued and outstanding share of Series 15 Class O Preferred Stock (the “Dividend Rate”). The Liquidation  Value of the Series 15 Class O Preferred Stock shall be $1.000 per outstanding share of the Series 15 Class O Preferred Stock (the “Liquidation Value”). The dividend is payable semi-annually within seven (7) business days after each of December 31 and June 30 of each year, commencing December 31, 1999 (each, a “Dividend Declaration Date”). Dividends shall be paid only with respect to shares of Series 15 Class O Preferred Stock actually issued and outstanding on a Dividend  Declaration Date and to holders of record of the Series 15 Class O Preferred Stock as of the Dividend Declaration Date. Dividends shall accrue from the first day of  the semi-annual period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from August 3, 1999. In the event that the Corporation elects to pay to accrued dividends due as of a Dividend  Declaration Date on an outstanding share of the Series 15 Class O Preferred Stock  in Common Stock of the Corporation, the holder of such share shall receive that  number of shares of Common Stock of the Corporation equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or the average closing sale price if listed on a national securities exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of  days elapsed during the period for which the dividend is to be paid and the  denominator of which is 365. Dividends on the Series 15 Class O preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Series 15 Class O Preferred Stock shall have been paid or declared and set aside for payment.

Part 4 - Conversion. The holders of the Series 15 Class O Preferred Stock shall have rights to convert the shares of Series 15 Class O Preferred Stock into shares of the Corporation’s Common Stock, par value $.001 per share (“Common Stock”), as follows (the “Conversion Rights”):

4.1       No Right to Convert. The Series 15 Class O Preferred shall not be convertible into shares of Common Stock until after April 20, 2000.

4.2       Right to Convert. The Series 15 Class O Preferred Stock may be convertible into shares of Common Stock at any time after April 20, 2000.

4.3       Conversion Price. Subject to the terms hereof, as used herein, the Conversion Price per outstanding share of Series 15 Class O Preferred Stock shall be $1.8125, except that, in the event he average closing bid price per share of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days prior to the particular date of conversion shall be less than $2.265, the Conversion Price for only such particular conversion shall be the product of the average closing bid quotation of the Common Stock as reported on the over-the-counter market, or the closing sale price if listed on a national securities exchange, for the five (5) trading days immediately preceding the date of the Conversion Notice referred to in  Section 4.4 below in connection with such conversion multiplied by eighty percent (80%), subject to the provisions of this Section 4.2. Notwithstanding the foregoing, the Conversion Price shall not be less than a minimum of $1.50 per share (“Minimum Conversion Price”) for a period of twenty-four (24) months from April 20, 1999. If any of the outstanding shares of Series 15 Class O Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Part 4, the number of shares of whole Common Stock to be issued to the holder as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Series 15 Class O Preferred Stock so surrendered for conversion by (b) the Conversion Price as of such conversion. At the time of conversion of shares of the Series 15 Class O Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount to all unpaid and accrued dividends, if any, accrued thereon to the date of conversion, or at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of whole shares of Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of conversion on the shares of Series 15 Class O Preferred Stock so converted divided by the Stock Dividend Price, as defined in Part 3 hereof, in effect at the date of conversion.

4.4       Mechanics of Conversion. Any holder of the Series 15 Class O Preferred Stock who wishes to exercise its Conversion Rights pursuant to the terms of this Part 4 must, if such shares are not being held in escrow by the Corporation’s attorneys, surrender the certificate therefore at the principal executive office of the Corporation, and give written notice, which may be via facsimile transmission, to the Corporation at such office that it elects to convert the same (the “Conversion, Notice”). In the event that the shares of Series 15 Class O Preferred Stock are being held in escrow by the Corporation’s attorneys, no delivery of the certificates shall be required. The Corporation shall, within five (5) business days after receipt of an appropriate and timely Conversion Notice (and certificate, if necessary), issue to such holder of Series 15 Class O Preferred Stock or its agent a certificate for the number of shares of Common Stock to which he shall be entitled; it being expressly agreed the until and unless the holder delivers written notice to the Corporation to the contrary, all shares of Common Stock issuable upon conversion of the Series 15 Class O Preferred Stock hereunder are to be delivered by the Corporation to a party designated in writing by the holder in the Conversion Notice for the account of the holder and such shall be deemed valid delivery to the holder of such shares of Common Stock. Such conversion shall be deemed to have been made only after both the certificate for the shares of Series 15 Class O Preferred Stock to be converted have been surrendered and the Conversion Notice is received by the Corporation (or in the event that no surrender of the Certificate is required, then only upon the receipt by the Corporation of the Conversion Notice) (the “Conversion Documents”), and the person or entity whose name is noted on the certificate evidencing such shares of Common Stock issuable upon such conversion shall be treated for all purpose as the record holder of such shares of Common Stock at and after such time. In the event that the Conversion Notice is sent via facsimile transmission, the Corporation shall be deemed to have received  such Conversion Notice on the first business day on which such facsimile Conversion Notice is actually received. If the Corporation fails to deliver to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion of the Series 15 Class O Preferred Stock within seven (7) business days after receipt by the Corporation from the holder of an appropriate and timely Conversion Notice and certificates pursuant to the terms of this section 4.4 (“Seven (7) Business Day Period”), then, upon the written demand of RBB Bank Aktiengesellschaft (“RBB Bank”), the holder of the Series 15 Class O Preferred Stock, for payment of the penalty described below in this Section 4.4, which demand must be received by the Corporate no later than ten (10) calender days after the expiration of such Seven (7) Business Day Period, the Corporation shall pay to RBB Bank the following penalty for each business day after the Seven (7) Business Day Period until the Corporation delivers to the holder or its agent the certificate representing the shares of Common Stock that the holder is entitled to receive as a result of such conversion: business day eight (8) -U.S. $1,000; business day nine (9) - U.S. $2,000, and each business day thereafter an amount equal to the penalty due on the immediately preceding business day times two (2) until the Corporation delivers to the holder or its agent the certificate representing the  shares of Common Stock that the holder is entitled to receive as a result of such conversion.

4.5       Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively, the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation, or (b) any sale or conveyance to another corporation of all, or substantially all, of the assets of the Corporation (collectively, the “Sale”), and such Merger or Sale becomes effective (x) while any shares of Series 15 Class O Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement Covering up to 1,379,311 shares of Common Stock issuable upon  the conversion of the Series 15 Class O Preferred Stock is declared effective by the U.S. Securities and Exchange Commission or (y) prior to the end of the restriction periods in Section 4.3, then, in such event, the Corporation or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each share of Series 15 Class O Preferred Stock then outstanding shall have the right  to convert such share of Series 15 Class O Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Series 15 Class O Preferred Stock could have been converted into immediately prior to such Merger or Sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 4.

4.6       Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock.  If the Corporation at any  time or from time to time while shares of Series 15 Class O Preferred Stock are issued and outstanding shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

4.7       Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series 15 Class O Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 4.6 hereof ). the Conversion Price shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series 15 Class O Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Series 15 Class O Preferred Stock would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series 15 Class O Preferred Stock immediately before that change.

4.8       Common Stock Duly Issued. All Common Stock which may be issued upon conversion of Series 15 Class O Preferred Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof.

4.9       Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of any Conversion Price pursuant to this Part 4, the Corporation, at its expense, within a reasonable period of time, shall compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series 15 Class O Preferred Stock a notice setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment is based.

4.10       Issue Taxes. The Corporation shall pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Series 15 Class O Preferred Stock pursuant thereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder of Series 15 Class O Preferred Stock in connection with such conversion.

4.11       Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series 15 Class O Preferred Stock, such number of its shares of Common Stock as shall, from time to time, be sufficient to effect the conversion of all outstanding shares of the Series 15 Class O Preferred stock, and, if at any time, the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series 15 Class O Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to its Certificate of Incorporation.

4.12       Fractional Shares. No fractional shares shall be issued upon the conversion of any share or shares of Series 15 Class O Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series 15 Class O Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fractional share of Common Stock, such fractional share shall be rounded up to the nearest whole share.

4.13       Notices. Any notices required by the provisions of this Part 4 to be given to the holders of shares of Series 15 Class O Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Corporation.

4.14       Business Day. As used herein, the term “business day” shall mean any day other than a Saturday, Sunday or a day when the federal and state banks located in the State of New York are required or is permitted to close.

Part 5 - Redemption.

5.1 Redemption at Corporation’s Option. Except as otherwise provided in this Section 5.1, at any time, and form time to time, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time, the then outstanding Series 15 Class O Preferred Stock at the following cash redemption prices if redeemed during the following periods: (i) within twelve (12) months from April 20, 1999 - $1,100 per share and (ii) after twelve (12) months from April 20, 1999 - $1,200 per share (as applicable, the redemption price of  $1,100 or $1,200 is referred to herein as the “Redemption Price”).

5.2 Mechanics of Redemption. Prior to any date stipulated by the Corporation for the redemption of Series 15 Class O Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 15 Class O Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 15 Class O Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 15 Class O Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 15 Class O Preferred Stock to be redeemed as provided in this Part 5 and, if the Redemption Notice is mailed to the Holder after the first twelve (12) months from April 20, 1999, the number of shares to be converted into Common Stock as provided in Part 4 hereof.

5.3 Rights of Conversion Upon Redemption. If the redemption occurs during the first twelve (12) months after April 20, 1999, the holder may not convert any redeemed shares. If the redemption occurs after the first twelve (12) months after April 20, 1999, then, upon receipt of the Redemption Notice, any holder of Series 15 Class O Preferred Stock shall have five business days during which it may exercise the option, at its sole election, to specify what portion of its Series 15 Class O Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 5 or converted into Common Stock in the manner provided in Part 4 hereof, except that, notwithstanding any provision of such Part 4 to the contrary, after twelve (12) months from April 20, 1999, such holder shall have the right to convert into Common Stock that number of Series 15 Class O Preferred Stock called for redemption in the Redemption Notice.

5.4 Surrender of Certificates. On or before the Redemption Date in respect of any Series 15 Class O Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 15 Class O Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

5.5           Payment. On the Redemption Date in respect of any Series 15 Class O Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 15 Class O Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 15 Class O Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 6 - Parity with Other Shares of Series 15 Class O Preferred Stock and Priority.

6.1            Rateable Participation. If any cumulative dividends or return of capital in respect of Series 15 Class O Preferred Stock are not paid in full, the owners of all series of outstanding Preferred Stock shall participate rateably in respect of accumulated dividends and return of capital.

6.2            Ranking. For purposes of this resolution, any stock of any class or series of the Corporation shall be deemed to rank:

6.2.1
Prior or senior to the shares of this Series 15 Class O Preferred Stock either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series 15 Class O Preferred Stock;

6.2.2
On a parity with, or equal to, shares of this Series 15 Class O Preferred Stock, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series 15 Class O Preferred Stock, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and over the other, as between the holders of such stock and the holders of shares of this Series 15 Class O Preferred Stock; and,

6.2.3
Junior to shares of this Series 15 Class O Preferred Stock, either as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series 15 Class O Preferred Stock shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

Part 7 - Amendment and Reissue.

7.1         Amendment. If any proposed amendment to the Corporation’s Certificate of Incorporation (the “Articles”) would alter or change the powers, preferences or special rights of the Series 15 Class O Preferred Stock so as to affect such adversely, then the Corporation must obtain the affirmative vote of such amendment to the Articles at a duly called and held series meeting of the holders of the Series 15 Class O Preferred Stock or written consent by the holders of a majority of the Series 15 Class O Preferred Stock then outstanding. Notwithstanding the above or the provisions of Section 242(b)(2) of the GCL, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of this Section 7.1 or Section 242(b)(2) of the GCL.

7.2         Authorized. Any shares of Series 15 Class O Preferred Stock acquired by the Corporation by reason of purchase, conversion, redemption or otherwise shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred Stock hereafter created.

CERTIFICATE OF DESIGNATIONS
OF SERIES 16 CLASS P CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 16 Class P Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 16 Class P Convertible Preferred Stock as set forth in the attached resolutions.

Dated: August 10, 1999

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board

ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the ‘‘Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 16 CLASS P CONVERTIBLE PREFERRED STOCK

RE: DESIGNATION OF SERIES 16 CLASS P PREFERRED STOCK.

RESOLVED:            That the designations, powers, preferences and rights of the Series 16 Class P Convertible Preferred Stock be, and they hereby are, as set forth below:

1.     Number of Shares of Common Stock of Series 16 Class P Convertible Preferred Stock

The Corporation hereby authorizes the issuance of up to one thousand eight hundred two (1,802) shares of Series 16 Class P Convertible Preferred Stock par value $.001 per share (the “Preferred Stock”). This Preferred Stock shall pay an annual dividend based on a 365 day calendar year of 4% of the Liquidation Value (as defined in Section 3 hereof) (“Dividend Rate”), payable semiannually within ten (10) business days after each subsequent June 30th and December 31st (each a “Dividend Declaration Date”), and shall be payable in cash or shares of the Corporation’s par value $.001 per share common stock (Common Stock) at the Corporation’s option. The first Dividend Declaration Date shall be December 31st, 1999.

In the event that the Corporation elects to pay the accrued dividends due as of a Dividend Declaration Date on the outstanding shares of Preferred Stock in Common Stock of the Corporation, the Holder of each share of Preferred Stock shall receive that number of shares of Common Stock equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on a national securities exchange, the average closing bid price of the Common Stock as quoted on such national exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid, and the denominator of which is 365. Dividends on the Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Preferred Stock shall have been paid or declared and set aside for payment.

2.     Voting.

Except as provided under Section 242 of the GCL, holders of Preferred Stock (the “Holders”) shall not have the right to vote on any matter. Notwithstanding the provisions of Section 242 of the GCL or Section 4 hereof, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof outstanding)by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242 of the GCL.

3.     Liquidation.

In the event of a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the Holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to holders of its capital stock, before any payment or distribution shall be made to holders of shares of Common Stock or any other class of stock ranking junior to the Preferred Stock, an amount per share of Preferred Stock equal to $1,000 (the “Liquidation Value”) plus any accrued and unpaid dividends on the Preferred Stock. If upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the Holders of Preferred Stock shall be insufficient to permit payment to the Holders of Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the Holders of Preferred Stock and shares of such other classes or series ranking on a parity with the shares of this Preferred Stock in proportion to the full distributable amounts for which holders of all such parity shares are entitled upon such distribution, liquidation, or winding up. Upon any such liquidation, dissolution or winding up of the Corporation, after the Holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Preferred Stock and the Holders of the Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payments and the place where said liquidation payments shall be payable, shall be given by mail, postage prepaid or by telex or facsimile to non-U.S. residents, not less than 10 days prior to the payment date stated therein, to the Holders of record of Preferred Stock, such notice to be addressed to each such Holder at its address as shown by the records of the Corporation. For purposes hereof the shares of Common Stock, shall rank on liquidation junior to the Preferred Stock.

4.     Restrictions.

The Corporation will not amend or modify the terms of its Restated Certificate of Incorporation so as to adversely alter or change the Preferred Stock at any time when shares of Preferred Stock are outstanding, without the approval of the Holders of at least a majority of the then outstanding shares of Preferred Stock given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as a series, except where the vote or written consent of the Holders of a greater number of shares of Common Stock of the Corporation is required by law or by the Corporation’s Certificate of Incorporation, as amended.

5.       Optional Conversion.

The Holders of shares of Preferred Stock shall have the following conversion rights to convert the shares of Preferred Stock into shares of Common Stock of the Corporation:

(a)  No Right to Convert. The Preferred Stock shall not be convertible into shares of Common Stock until after April 20, 2000.

(b)  Conversion Dates. The Preferred Stock may be convertible into shares of Common Stock at any time after April 20, 2000.

(c)  Right to Convert;Conversion Price. Subject to the terms hereof, as used herein, the term Conversion Price per outstanding share of Preferred Stock shall be One Dollar and 875/100 ($1.875); except that after the expiration of one hundred and eighty (180) days after the Closing Date if the average of the closing bid price per share of Common Stock quoted on the NASDAQ (or the closing bid price of the Common Stock as quoted on the national securities exchange if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on a national securities exchange) for the five (5) trading days immediately prior to the particular date of each Conversion Notice (as defined below) is less than Two Dollars and 34/100 ($2.34), then the Conversion Price for that particular conversion shall be eighty percent (80%) of the average of the closing bid price of the Common Stock on the NASDAQ (or if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on a national securities exchange then eighty percent (80%) of the average of the closing bid price of the Common Stock on the national securities exchange) for the five (5) trading days immediately prior to the particular date of the Conversion Notice. Notwithstanding the foregoing, the Conversion Price shall not be less than a minimum of $1.50 per share (“Minimum Conversion Price”) for a period of twenty-four (24) months from April 20, 1999.

If any of the outstanding shares of Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Section 5(c), the number of shares of whole Common Stock to be issued to the Holder as a result of such conversion shall be determined by dividing (a) the aggregate Stated Value of the Preferred Stock so surrendered for conversion by (b) the Conversion Price in effect on the date of that particular Conversion Notice relating to such conversion. At the time of conversion of shares of the Preferred Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon on the shares of Preferred so converted to the date of the Conversion Notice relating to such conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number of shares of whole Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of the Conversion Notice relating to such conversion of the shares of Preferred Stock so converted divided by the Stock Dividend Price, in effect at the date of the Conversion Notice relating to such conversion.

(d)     Conversion Notice. The right of conversion shall he exercised by the Holder thereof by telecopying or faxing an executed and completed written notice signed by an authorized representative of the Holder, (“Conversion Notice”) to the Corporation that the Holder elects to convert a specified number of shares of Preferred Stock representing a specified Stated Value thereof into shares of Common Stock and by delivering by express courier the certificate or certificates of Preferred Stock being converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Preferred Stock). The business date indicated on a Conversion Notice which is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Conversion Notice shall include therein the Stated Value of shares of Preferred Stock to be converted, and a calculation (a) of the Stock Dividend Price, (b) the Conversion Price, and (c) the number of Shares of Common Stock to be issued in connection with such conversion. The Corporation shall have the light to review the calculations included in the Conversion Notice, and shall provide notice of any discrepancy or dispute therewith within three (3) business days of the receipt thereof. The Holder shall deliver to the Corporation an original Conversion Notice and the original Preferred to be converted within three (3) business days from the date of the Conversion Notice.

(e)      Issuance of Certificates - Time Conversion Effected. Promptly, but in no event more than six (6) business days, after the receipt by facsimile of the Conversion Notice referred to in Subparagraph (5)(c); and provided within the six (6) business days the Corporation receives the certificate or certificates for the shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in the name of the Holder, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock are converted. Such conversion shall be deemed to have been effected as of the close of business on the date on which the telecopy or facsimile Conversion Notice shall have been received by the Corporation, and the rights of the Holder of such share or shares of Preferred Stock shall cease, at such time, and the Holder or Holders shall be deemed to have become the Holder or Holders of record of the shares of Common Stock represented thereby.

In the event that the shares of Common Stock issuable upon conversion of the Preferred, are not delivered within six (6) business days of the date the Corporation receives the Conversion Notice, the Corporation shall pay to the Holder, by wire transfer, as liquidated damages for such failure and not as a penalty, for each $100,000 of Preferred sought to be converted, $500 for each of the first five (5) calendar days and $1,000 per calendar day thereafter that the shares of Common Stock are not delivered, which liquidated damages shall begin to run from the seventh (7th) business day after the Conversion Date. Any and all payments required pursuant to this paragraph shall be payable only in cash. Notwithstanding the above, liquidated damages shall not exceed $2,000.00 per day. In addition to the liquidated damages set forth herein, in the event the Corporation fails to deliver the shares of Common Stock within six (6) business days after the Conversion date, the Corporation agrees to issue the larger number of shares of Common Stock derived from (i) the original Conversion Notice, or (ii) utilizing the five lowest closing bid prices of the Corporation’s shares of Common Stock beginning on the Conversion Date and ending on the day the shares of Common Stock are delivered. The Corporation understands that a delay in the issuance of the shares of Common Stock could result in economic loss to the Holder. Nothing contained herein, or in the Preferred shall limit the Holder’s rights to pursue actual damages for the Corporation’s failure to issue and deliver shares of Common Stock to the Holder in accordance with the terms of the Certificate of Designations, and this Agreement.

(f)  Fractional Shares of Common Stock. No fractional shares of Common Stock shall be issued upon conversion of any Preferred Stock into shares of Common Stock. All fractional shares of Common Stock shall be aggregated and then rounded down to the nearest whole share of Common Stock, In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to Subparagraph 5(d) exceeds the number of shares of Common Stock converted, the Corporation shall, upon such conversion, execute and deliver to the Holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

(g)  Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively, the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation, or (b) any sale or conveyance to another corporation of all, or substantially all, of the assets of the Corporation (collectively, the “Sale”), and such Merger or Sale becomes effective while any shares of Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement covering all the shares of Common Stock issuable upon the conversion of the Preferred Stock is declared effective by the U.S. Securities and Exchange Commission (“Commission”), the Corporation or such successor corporation as the case may be, shall make appropriate provision so that the Holder of each share of Preferred Stock then outstanding shall have the right to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted into immediately prior to such Merger or Sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.

In the event of a Merger or Sale, where the Corporation is not the surviving Corporation, the Holder shall have the right to redeem all of the outstanding shares of Preferred Stock at 120% of the Liquidation Value of each share of Preferred Stock then outstanding plus all accrued and unpaid dividends (the “Redemption Amount”). The Corporation shall pay this Redemption Amount in cash within ten (10) business days of receipt by the Corporation of notice from the Holder, and receipt by the Corporation of all outstanding shares of Preferred Stock duly endorsed by the Holder to the Corporation.

(h)     Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock, If the Corporation at any time or from time to time while shares of Preferred Stock are issued and outstanding shall declare or pay, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(i)       Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of Common Stock of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination or shares of Common Stock provided for in Section 5(h) hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders of Preferred Stock would otherwise have been entitled to receive, a number of shares of Common Stock of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before that change.

6         Redemption.

(a)  Redemption at Corporation’s Option. Except as otherwise provided in this Section 6, at any time, and from time to time, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time the then outstanding Series 16 Class P Preferred Stock at the following cash redemption prices if redeemed during the following periods: (i) within twelve (12) months from April 20, 1999 - $1,100 per share, and (ii) after twelve (12) months from April 20, 1999 - $1,200 per share (as applicable, the redemption price of $1,100 or $1,200 is referred to herein as the “Redemption Price”).

(b)  Mechanics of Redemption. Prior to any date stipulated by the Corporation for the redemption of Series 16 Class P Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each holder of record on such notice date of the Series 16 Class P Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Series 16 Class P Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Series 16 Class P Preferred Stock to be redeemed from such holder, and (iv) instructions as to how to specify to the Corporation the number of Series 16 Class P Preferred Stock to be redeemed as provided in this Part 6 and, if the Redemption Notice is mailed to the Holder after the first twelve (12) months from April 20, 1999, the number of shares to be converted into Common Stock as provided in Part 5 hereof.

(c)  Rights of Conversion Upon Redemption. If the redemption occurs during the first twelve (12) months after April 20, 1999, the holder may not convert any redeemed shares. If the redemption occurs after the first twelve (12) months after April 20, 1999, then, upon receipt of the Redemption Notice, any holder of Series 16 Class P Preferred Stock shall have five business days during which it may exercise the option, at its sole election, to specify what portion of its Series 16 Class P Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 6 or converted into Common Stock in the manner provided in Part5 hereof, except that, notwithstanding any provision of such Part 5 to the contrary, after twelve (12) months from April 20,1999, such holder shall have the right to convert into Common Stock that number of Series 16 Class P Preferred Stock called for redemption in the Redemption Notice.

(d)  Surrender of Certificates. On or before the Redemption Date in respect of any Series 16 Class P Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series 16 Class P Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

(e)  Payment. On the Redemption Date in respect of any Series 16 Class P Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Series 16 Class P Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Series 16 Class P Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

7.       Assignment.

Subject to all applicable restrictions on transfer, the rights and obligations of the Corporation and the Holder of the Preferred Stock shall be binding upon and benefit the successors, assigns, heirs, administrators, and transferees of the parties,

8.       Shares of Common Stock to be Reserved.

The Corporation, upon the effective date of this Certificate of Designations, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Preferred Stock, pursuant to the terms and conditions set forth in Section 5, and exercise of the Warrants as defined in Section 12. The Corporation will at all times reserve and keep available out of its authorised shares of Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock, and exercise of the Warrants, as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock, and exercise of the Warrants, The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non assessable. The Corporation will take such action as may be required, if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock, and exercise of the Warrants would exceed the total number of shares of Common Stock then authorized by the Corporation’s Certificate of Incorporation, as amended, or would exceed19.99% of the shares of Common Stock then outstanding if required by law or the Rules and Regulations of NASDAQ or the National Securities Exchange applicable to the Corporation to take such action as a result of exceeding such 19.99%, in order to increase the number of shares of Common Stock to permit the Corporation to issue the number of shares of Common Stock required to effect conversion of the Preferred, and exercise of the Warrants, to a number sufficient to permit conversion of the Preferred Stock, and exercise of the Warrants, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Corporation’s Restated Certificate of Incorporation, and to obtain shareholders approval in order to effect conversion of the Preferred Stock, and exercise of the Warrants, if required by law or the rules or regulations of the NASDAQ or National Securities Exchange applicable to the Corporation.

8(a)   Shareholder Approval. In connection with the issuance to the Holder of the shares of Preferred Stock, pursuant to this Certificate of Designations, the Corporation is also issuing (i) certain warrants “RBB Warrants”) to the Holder pursuant to the terms of that certain Private Securities Subscription Agreement dated June 30, 1998 (the “Agreement”), providing for the purchase of up to 150,000 shares of Common Stock at an exercise price of $2.50 per share and (ii) certain warrants (collectively, the “Liviakis Warrants”) to Liviakis Financial Communication, Inc. (“Liviakas”) and Robert B. Prag providing for the purchase of up to an aggregate of 2,500,000 shares of Common Stock at an exercise price of $1.875 per share pursuant to the terms of that Liviakis Agreement dated June 30, 1998, between Liviakis and the Corporation.

If (i) the aggregate number of shares of Common Stock issued by the Corporation as a result of any or all of the following: (a) conversion of the Preferred Stock, (b) payment of dividends accrued on the Preferred Stock (c) exercise of the RBB Warrants, and (d) exercise of the Liviakis Warrants exceeds 2,388,347 shares of Common Stock (which equals 19.9% of the outstanding shares of Common Stock of the Corporation as of the date of this Certificate of Designations) and (ii) the Holder has converted or elects to convert any of the then outstanding shares of Preferred Stock pursuant to the terms of Section 5 at a Conversion Price less than $ 1.875 ($1.875 being the market value per share of Common Stock as quoted on the NASDAQ as of the close of business on June 30, 1998) pursuant to the terms of Section 5(c) hereof, other than if the Conversion Price is less than $ 1.875 solely as a result of the anti-dilution provisions of Section 5(h) and (i) hereof, then, notwithstanding anything in Section 5 to the contrary, the Corporation shall not issue any shares of Common Stock as a result of receipt of a Conversion Notice unless and until the Corporation shall have obtained approval of its shareholders entitled to vote on the transactions in accordance with subparagraphs (25)(H)(i)d, <iv) and (v) of Rule 4310 of the NASDAQ Marketplace Rules (“Shareholder Approval”).

If Shareholder Approval is required as set forth in the above paragraph, the Corporation shall take all necessary steps to obtain such Shareholder Approval upon receipt of the Conversion Notice triggering the need for Shareholder Approval (“Current Conversion Notice”). If the Corporation has not received from the Holder a Current Conversion Notice, the Holder, subsequent to January 1st, 1999 may, if the Corporation’s shares of Common Stock trade, subsequent to January 1st, 1999, at a five (5) day average closing bid price below Two Dollars and 34/00 ($2.34), upon written notice to the Corporation, require the Corporation to obtain Shareholder Approval (“Holder’s Notice”). The Holder and the Corporation’s officers and directors covenant to vote all shares of Common Stock over which they have voting control in favor of Shareholder Approval. If the Corporation does not obtain Shareholder Approval within ninety (90) days of the earlier of the Corporation’s receipt of (i) the Current Conversion Notice or (ii) the Holder’s Notice, and the Holder has not breached its covenant to vote all shares of Common Stock over which they have voting control in favor of Shareholder Approval, the Corporation shall pay in cash to the Holder liquidated damages, in an amount of 4% per month of the Liquidation Value of each share of Preferred Stock then outstanding, commencing on the 91st day of the Corporation’s receipt of the Holder’s Current Conversion Notice, and continuing every thirty (30) days pro-rata until such time the Corporation receives Shareholder Approval.

9.       No Reissuance of Series 16 Class P Convertible Preferred Stock.

Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of Preferred stock hereafter created.

10.     Closing of Books.

The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Common Stock of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

11.           No Preemptive Rights.

The Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

12.           Definition of Shares.

As used in this Certificate of Designations, the term “shares of Common Stock” shall mean and include the Corporation’s authorized common stock, par value $.001, as constituted on the date of filing of these terms of the Preferred Stock, or in case of any reorganization, reclassification, or stock spilt of the outstanding shares of Common Stock thereof, the stock, securities or assets provided for hereof. The term “Warrants” as used herein shall have the same meaning as defined in Section 1 of the Private Securities Subscription Agreement, dated June 30, 1998, between the Company and RBB Bank Aktiengesellschaft.

The said determination of the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Preferred Stock was duly made by the Board of Directors pursuant to the provisions of the Corporation’s Restated Certificate of Incorporation and in accordance with the provisions of the Delaware General Corporation Law.

CERTIFICATE OF ELIMINATION
OF
SERIES 11 CLASS K CONVERTIBLE PREFERRED STOCK
AND
SERIES 12 CLASS L CONVERTIBLE PREFERRED STOCK
AND
SERIES 13 CLASS M CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”) hereby certifies the following:

1.           That the Certificate of Designations of Series 11 Class K Convertible Preferred Stock, par value $.001 per share, of the Corporation (the “Series 11 Preferred”) was filed with the Delaware Secretary of State on July 15, 1999 (the “Series 11 Certificate of Designations”).

2.           That all outstanding shares of the Series 11 Preferred have been delivered to the Company and exchanged pursuant to an agreement with the holder thereof in accordance with the terms and conditions of a certain Exchange Agreement between the Company and RBB Bank Aktiengesellschaft, dated as of August 3, 1999.

3.           That no shares of Series 11 Preferred remain outstanding.

4.           That all shares of the Series 11 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

5.           That effective August 3, 1999, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 11 Class K Convertible Preferred Stock, no authorized shares of Series 11 Class K Convertible Preferred Stock will remain outstanding and no shares of Series 11 Class K Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 11 Class K Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company, are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate

Certificate of Elimination to the Secretary of State of Delaware regarding the Series 11 Class K Convertible Preferred Stock.

6.           That the Certificate of Designations of the Series 12 Class L Convertible Preferred Stock, par value $ .001 per share, of the Corporation (the “Series 12 Preferred”) was filed on July 15, 1999 (the “Series 12 Certificate of Designations”).

7.           That all outstanding shares of the Series 12 Preferred have been delivered to the Company an exchanged pursuant to an agreements with the holder thereof in accordance with the terms and conditions of a certain Exchange Agreement between the Company and RBB Bank, dated as of August 3, 1999.

8.           That no shares of Series 12 Preferred remain outstanding.

9.           That all shares of the Series 12 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

10.         That effective August 3, 1999, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the series 12 Class L Convertible Preferred Stock, no authorized shared of Series 12 Class L Convertible Preferred Stock will remain outstanding and no shares of Series 12 Class L Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 12 Class L Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchanged, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 12 Class L Convertible Preferred Stock.

11.         That the Certificate of Designations of the Series 13 Class M Convertible Preferred Stock, par value $.001 per share, of the Corporation (the “Series 13 Preferred”) was filed on July 15, 1999 (the “Series 13 Certificate of Designations”).

12.         That all outstanding shares of the Series 13 Preferred have been delivered to the Company and exchanged pursuant to an agreement with the holder thereof in accordance to the terms and conditions of a certain Exchange Agreement between the Company and RBB Bank, dated as of August 3, 1999.

13.           That no shares of Series 13 Preferred remain outstanding.

14.           That all shares of the Series 13 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

15.           That effective August 3, 1999, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 13 Class M Convertible Preferred Stock, no authorized shares of Series 13 Class M Convertible Preferred Stock will remain outstanding and no shares of Series 13 Class M Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 13 Class M Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 13 Class M Convertible Preferred Stock.

16.         That pursuant to the provisions of § 151(g) of the Delaware General Corporation Law, upon the effective date of the filling of this Certificate, this Certificate will have the effect of eliminating from the Restated Certificate of Incorporation only those matters set forth in the Restated Certificate of Incorporation with respect to the Series 11 Class K Convertible Preferred Stock, the Series 12 Class L Convertible Preferred Stock, and the Series 13 Class M Convertible Preferred Stock

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 18th day of August, 1999, by the President of the Company.

ATTEST:	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Richard T. Kelecy, Secretary		Dr. Louis F. Centofanti, President
(SEAL)

CERTIFICATE OF DESIGNATIONS
OF SERIES 17 CLASS Q CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify:

That, pursuant to authority conferred upon by the Board of Directors by the Corporation’s Restated Certificate of Incorporation, as amended, and pursuant to the provisions of Section 151 of the Delaware Corporation Law, the Board of Directors of the Corporation has adopted resolutions, a copy of which is attached hereto, establishing and providing for the issuance of a series of Preferred Stock designated as Series 17 Class Q Convertible Preferred Stock and has established and fixed the voting powers, designations, preferences and relative participating, optional and other special rights and qualifications, limitations and restrictions of such Series 17 Class Q Convertible Preferred Stock as set forth in the attached resolutions.

Dated: May 25, 2001.

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By
Dr. Louis F. Centofanti
Chairman of the Board
ATTEST:

Richard T. Kelecy, Secretary

PERMA-FIX ENVIRONMENTAL SERVICES, INC.
(the “Corporation”)

RESOLUTION OF THE BOARD OF DIRECTORS

FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
RESTRICTIONS AND CONDITIONS ATTACHING TO THE
SERIES 17 CLASS Q CONVERTIBLE PREFERRED STOCK

RE: DESIGNATION OF SERIES 17 CLASS Q CONVERTIBLE PREFERRED STOCK.

RESOLVED:      That the designations, powers, preferences and rights of the Series 17 Class Q Convertible Preferred Stock be, and they hereby are, as set forth below:

1.	Designation, Number of Shares of Preferred Stock of Series 17 Class Q Convertible Preferred Stock and Dividends.

The Corporation hereby authorizes the issuance of up to two thousand five hundred (2,500) shares of Series 17 Class Q Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”). The holders of the Preferred Stock (individually, the “Holder,” and collectively, the “Holders”) are entitled to receive if, when and as declared by the Board of Directors of the Corporation (the “Board”) out of funds legally available therefore, cumulative dividends at an annual dividend rate, based on a 365 day calendar year, of 5% of the Liquidation Value (as defined in Section 3 hereof) (“Dividend Rate”) for each share of the Preferred Stock then issued and outstanding as of the acceptable declaration of such dividend, payable semiannually within ten (10) business days after each subsequent June 30th and December 31st (each a “Dividend Declaration Date”), and shall be payable in cash or shares of the Corporation’s common stock, par value $.001 per share (“Common Stock”), at the Corporation’s option. The first Dividend Declaration Date shall be December 31st, 2001. Dividends shall be paid only with respect to the shares of Preferred Stock actually issued and outstanding on the Dividend Declaration Date and to Holders of record on the Dividend Declaration Date. Dividends shall accrue from the first day of the semi-annual dividend period in which such dividend may be payable, except with respect to the first semi-annual dividend which shall accrue from the date of the issuance of the Preferred Stock.

In the event that the Board elects to pay the accrued dividends due as of a Dividend Declaration Date on the outstanding shares of Preferred Stock in Common Stock of the Corporation, the Holder of each share of Preferred Stock shall receive that number of shares of Common Stock equal to the product of (a) the quotient of (i) the Dividend Rate divided by (ii) the average of the average closing bid quotation of the Corporation’s Common Stock as reported on the National Association of Securities Dealers Automated Quotation system (“NASDAQ”), or if the Common Stock is not listed for trading on the NASDAQ but is listed for trading on a national securities exchange, the average closing price of the Common Stock as quoted on such national exchange, for the five (5) trading days immediately prior to the Dividend Declaration Date (the “Stock Dividend Price”), times (b) a fraction, the numerator of which is the number of days elapsed during the period for which the dividend is to be paid, and the denominator of which is 365. Dividends on the Preferred Stock shall be cumulative, and no dividends or other distributions shall be paid or declared or set aside for payment on the Corporation’s Common Stock until all accrued and unpaid dividends on all outstanding shares of Preferred Stock shall have been paid or declared and set aside for payment.

2.           Voting.

Except as provided under Section 242(2) of the Delaware General Corporation Law (“GCL”), the Preferred Stock shall not have any voting rights and the Holders of the Preferred Stock shall not have the right to vote on any matter. Notwithstanding the provisions of Section 242 of the GCL, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon, voting together as a single class, irrespective of the provisions of Section 242 of the GCL.

3.           Liquidation.

In the event of a voluntary or involuntary dissolution, liquidation, or winding up of the Corporation, the Holders of the Preferred Stock shall be entitled to receive out of the assets of the Corporation legally available for distribution to holders of its capital stock, before any payment or distribution shall be made to holders of shares of Common Stock or any other class of stock ranking junior to the Preferred Stock, an amount per share of the Preferred Stock equal to $1.000 (the “Liquidation Value”), plus any accrued and unpaid dividends on the Preferred Stock. If upon such liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the Holders of the Preferred Stock shall be insufficient to permit payment to the Holders of the Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the Holders of the Preferred Stock and shares of such other classes or series ranking on a parity with the shares of the Preferred Stock in proportion to the full distributable amounts for which holders of all such parity shares are entitled upon such distribution, liquidation, or winding up. Upon any such liquidation, dissolution or winding up of the Corporation, after the Holders of Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining net assets of the Corporation may be distributed to the holders of stock ranking on liquidation junior to the Preferred Stock and the Holders of the Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation. Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payments and the place where said liquidation payments shall be payable, shall be given by mail, postage prepaid or by telex or facsimile to non-U.S. residents, not less than 10 days prior to the payment date stated therein, to the Holders of record of the Preferred Stock, such notice to be addressed to each such Holder at its address as shown by the records of the Corporation. For purposes hereof, the shares of Common Stock shall rank on liquidation junior to the Preferred Stock.

4.           Optional Conversion.

The Holders of shares of Preferred Stock shall have the following conversion rights to convert the shares of Preferred Stock into shares of Common Stock of the Corporation as follows;

(a)           Intentionally left blank.

(b)           Right to Convert; Conversion Price. Subject to the terms hereof, as used herein the term Conversion Price per outstanding share of Preferred Stock shall be One Dollar and 50/100 ($1.50). If any of the outstanding shares of Preferred Stock are converted, in whole or in part, into Common Stock pursuant to the terms of this Section 4, the number of shares of whole Common Stock to be issued as a result of such conversion shall be determined by dividing (a) the aggregate Liquidation Value of the Preferred Stock so surrendered for conversion by (b) the Conversion Price in effect on the date of that particular Conversion Notice relating to such conversion. At the time of conversion of shares of the Preferred Stock, the Corporation shall pay in cash to the Holder thereof an amount equal to all unpaid and accrued dividends, if any, accrued thereon on the shares of the Preferred Stock so converted to the date of the Conversion Notice relating to the shares of Preferred Stock so converted under such conversion, or, at the Corporation’s option, in lieu of paying cash for the accrued and unpaid dividends, issue that number shares of whole Common Stock which is equal to the quotient of the amount of such unpaid and accrued dividends to the date of the Conversion Notice relating to such conversion of the shares of Preferred Stock so converted divided by the Stock Dividend Price in effect at the date of the Conversion Notice relating to such conversion.

(c)           Conversion Notice. The right of conversion shall be exercised by the Holder thereof by telecopying or faxing an executed and completed written notice signed by an authorized representative of the Holder (“Conversion Notice”), to the Corporation that the Holder elects to convert a specified number of shares of Preferred Stock representing a specified Liquidation Value thereof into shares of Common Stock and by delivering by express courier the certificate or certificates of Preferred Stock being converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the Holders of the Preferred Stock). The business date indicated on a Conversion Notice which is telecopied to and received by the Corporation in accordance with the provisions hereof shall be deemed a Conversion Date. The Conversion Notice shall include therein the Liquidation Value of the shares of Preferred Stock to be converted, and a calculation (a) of the Stock Dividend Price, (b) the Conversion Price, and (c) the number of shares of Common Stock to be issued in connection with such conversion. The Corporation shall have the right to review the calculations included in the Conversion Notice, and shall provide notice of any discrepancy or dispute therewith within five (5) business days of the receipt thereof. The Holder shall deliver to the Corporation an original Conversion Notice and the original Preferred to be converted within three (3) business days from the date of the Conversion Notice.

(d)           Issuance of Certificates -Time Conversion Effected. Promptly, but in no event more than fifteen (15) business days, after the receipt by facsimile of the Conversion Notice referred to in Section 4(c); and provided within the ten (10) business days the Corporation receives the certificate or certificates for the shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the Holder, registered in the name of the Holder, a certificate or certificates for the number of whole shares of Common Stock into which such shares of Preferred Stock are converted. Such conversion shall be deemed to have been effected as of the close of business on the date on which the telecopy or facsimile Conversion Notice shall have been received by the Corporation, and the rights of the Holder of such share or shares of Preferred Stock shall cease at such time, and the Holder or Holders shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

(e)           Fractional Shares of Common Stock. No fractional shares of Common Stock shall be issued upon conversion of any Preferred Stock into shares of Common Stock. All fractional shares of Common Stock shall be aggregated and then rounded down to the nearest whole share of Common Stock. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to this Section 4(c) exceeds the number of shares of Common Stock converted, the Corporation shall, upon such conversion, execute and deliver to the Holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted.

(f)           Merger or Consolidation. In case of either (a) any merger or consolidation to which the Corporation is a party (collectively, the “Merger”), other than a Merger in which the Corporation is the surviving or continuing corporation, or (b) any sale or conveyance to another corporation of all, or substantially all, of the assets of the Corporation (collectively, the “Sale”), and such Merger or Sale becomes effective while any shares of Preferred Stock are outstanding and prior to the date that the Corporation’s Registration Statement covering all the Conversion Shares is declared effective by the U. S. Securities and Exchange Commission (“SEC”), the Corporation or such successor corporation as the case may be, shall make appropriate provision so that the Holder of each share of Preferred Stock then outstanding shall have the right to convert such share of Preferred Stock into the kind and amount of shares of stock or other securities and property receivable upon such Merger or Sale by a holder of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted into immediately prior to such Merger or Sale, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4.

(g)           Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. If the Corporation, at any time or from, time to time while shares of Preferred Stock are issued and outstanding, shall declare or pay, any dividend on the Common Stock payable in Common Stock, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock), or if the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately before such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate.

(h)           Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of common stock of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination or shares of Common Stock provided for in Section 5(g) hereof), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the Holders of Preferred Stock would otherwise have been entitled to receive, a number of shares of common stock of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the Holders upon conversion of the Preferred Stock immediately before that change.

(i)           Other Adjustments to Conversion Price. Except as provided in subsection 4(j), if, after the Closing Date and during the period that any of the Preferred Stock is issued and outstanding, the Corporation shall sell (a) any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to such sale, or (b) any rights, warrants or other securities entitling the holders thereof to convert such securities into Common Stock at a price per share (determined by dividing (i) the total amount, if any, received or receivable by the Corporation in consideration of the sale of such rights, warrants or other securities plus the total amount, if any, payable to the Corporation upon exercise or conversion thereof by (ii) the number of additional shares of Common Stock issuable upon exercise or conversion of such securities) which is less than the Conversion Price in effect on the date of such sale, the Conversion Price shall be adjusted as of the date of such sale to the amount per share received and to be received by the Corporation in connection with such sale, conversion and exercise as determined above. The Holders may, if approved by the Holders of record representing a majority of the then issued and outstanding shares of Preferred Stock, waive their rights to any adjustment to the Conversion Price in connection with a particular sale covered by this Section 4(i), and, in the event of such waiver, no adjustment to the Conversion Price shall be made under this Section 4(i) as a result of such sale.

(j) No Adjustments. No adjustment in the Conversion Price shall be required in the case of (i) the grant by the Corporation of stock options to employees of the Corporation under a Stock Option Plan approved by the stockholders of the Company or (ii) the issuance of shares of Common Stock upon the exercise of stock options (a) referred to in clause (i) hereof and (b) granted by the Corporation which grant had triggered an adjustment in the Conversion Price.

5.           Redemption.

(a)           Redemption at Corporation’s Option. Except as otherwise provided in this Section 5, at any time, and from time to time, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, at any time, and from time to time the then outstanding Preferred Stock at the following cash redemption prices if redeemed during the following periods: (i) within twelve (12) months from June 1, 2001 - $1,100 per share, and (ii) after June 1, 2002 - $1,200 per share (as applicable, the redemption price of $1,100 or $1,200 is referred to herein as the “Redemption Price”),

(b)          Mechanics of Redemption. Prior to any date stipulated by the Corporation for the redemption of Preferred Stock (the “Redemption Date”), written notice (the “Redemption Notice”) shall be mailed to each Holder of record on such notice date of the Preferred Stock. The Redemption Notice shall state: (i) the Redemption Date of such shares, (ii) the number of Preferred Stock to be redeemed from the holder to whom the Redemption Notice is addressed, (iii) instructions for surrender to the Corporation, in the manner and at the place designated, of a share certificate or share certificates representing the number of Preferred Stock to be redeemed from such Holder, and (iv) instructions as to how to specify to the Corporation the number of Preferred Stock to be redeemed as provided in this Section 5.

(c)           Rights of Conversion Upon Redemption. If the redemption occurs, then, upon receipt of the Redemption Notice, any Holder of Preferred Stock shall have five business days during which it may exercise the option, at its sole election, to specify what portion of its Preferred Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Section 5 or converted into Common Stock in the manner provided in Section 4 hereof.

(d)           Surrender of Certificates. On or before the Redemption Date in respect of any Preferred Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Preferred Stock which are not being redeemed to be registered in the names of the persons or entity whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

(e)           Payment. On the Redemption Date in respect of any Preferred Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called from redemption (less the aggregate Redemption Price for those Preferred Stock in respect of which the Corporation has received notice from the holder thereof of its election to convert Preferred Stock into Common Stock), with irrevocable instructions and authority to the bank or  trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

6.           Assignment.

Subject to all applicable restrictions on transfer, the rights and obligations of the Corporation and the Holder of the Preferred Stock shall be binding upon, and benefit the successors, assigns, heirs, administrators, and transferees of the parties.

7.           Shares of Common Stock to be Reserved.

The Corporation, upon the effective date of this Certificate of Designations, has a sufficient number of shares of Common Stock available to reserve for issuance upon the conversion of all outstanding shares of Preferred Stock, pursuant to the terms and conditions set forth in Section 4. The Corporation will at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock, as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued, fully paid and non assessable. The Corporation will take such action as may be required, if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the ratal number of shares of Common Stock then authorized by the Corporation’s Certificate of Incorporation, as amended, in order to increase the number of shares of Common Stock to permit the Corporation to issue the number of shares of Common Stock required to effect conversion of the Preferred Stock, and exercise of the Warrants, to a number sufficient to permit conversion of the Preferred Stock.

8.           No Reissuance of Preferred Stock.

Shares of Preferred Stock which are converted into shares of Common Stock as provided herein shall be retired and shall become authorized but unissued shares of Preferred Stock, which may be reissued as part of a new series of preferred stock hereafter created.

9.           Closing of Books.

The Corporation will at no time close its transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Common Stock of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

10.           No Preemptive Rights.

The Preferred Stock shall not give its holders any preemptive rights to acquire any other securities issued by the Corporation at any time in the future.

11.           Definition of Shares.

As used in this Certificate of Designations, the term “shares of Common Stock” shall mean and include the Corporation’s authorized common stock, par value $.001, as constituted on the date of filing of these terms of the Preferred Stock, or in case of any reorganization, reclassification, or stock split of the outstanding shares of Common Stock thereof, the stock, securities or assets provided for hereof.

The said determination of the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to the Preferred Stock was duly made by the Board of Directors pursuant to the provisions of the Corporation’s Restated Certificate of Incorporation and in accordance with the provisions of the Delaware General Corporation Law.

CERTIFICATE OF ELIMINATION
OF
SERIES 14 CLASS N CONVERTIBLE PREFERRED STOCK
AND
SERIES 15 CLASS O CONVERTIBLE PREFERRED STOCK
AND
SERIES 16 CLASS P CONVERTIBLE PREFERRED STOCK
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies the following:

1.    That the Certificate of Designations of Series 14 Class N Convertible Preferred Stock, par value $.001 per share, of the Corporation (the “Series 14 Preferred”) was filed with the Delaware Secretary of State on August 10, 1999 (the “Series 14 Certificate of Designations”).

2.    That a portion of the outstanding shares of the Series 14 Preferred have been converted into common stock of the Corporation and all of the remaining balance have been delivered to the Company and exchanged pursuant to an agreement with the holder thereof in accordance with the terms and conditions of a certain Conversion and Exchange Agreement between the Company and RBB Bank Aktiengesellschaft, dated as of May 25, 2001 (“Exchange Agreement”).

3.    That no shares of Series 14 Preferred remain outstanding.

4.    That all shares of the Series 14 Preferred which have been exchanged have the status of authorized and unissued shares of the preferred stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

5.    That effective May 25, 2001, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the conversion and exchange with the holder of the Series 14 Class N Convertible Preferred Stock, no authorized shares of Series 14 Class N Convertible Preferred Stock will remain outstanding and no shares of Series 14 Class N Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 14 Class N Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 14 Class N Convertible Preferred Stock.

6.    That the Certificate of Designations of the Series 15 Class O Convertible Preferred Stock, par value $.001 per share, of the Corporation (the “Series 15 Preferred”) was filed on August 10, 1999 (the “Series 15 Certificate of Designations”).

7.    That all outstanding shares of the Series 15 Preferred have been delivered to the Company and exchanged pursuant to the Exchange Agreement.

8.    That no shares of Series 15 Preferred remain outstanding.

9.    That all shares of the Series 15 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

10.    That effective May 25, 2001, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 15 Class O Convertible Preferred Stock no authorized shares of Series 15 Class O Convertible Preferred Stock will remain outstanding and no shares of Series 15 Class O Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 15 Class O Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 15 Class O Convertible Preferred Stock.

11.    That the Certificate of Designations of the Series 16 Class P Convertible Preferred Stock, par value $.001 per share, of the Corporation (the “Series 16 Preferred”) was filed on August 10, 1999 (the “Series 16 Certificate of Designations”).

12.    That all outstanding shares of the Series 16 Preferred have been delivered to the Company and exchanged pursuant to the Exchange Agreement.

13.    That no shares of Series 16 Preferred remain outstanding.

14.    That all shares of the Series 16 Preferred which have been exchanged have the status of authorized and unissued shares of the Preferred Stock of the Corporation without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

15.    That effective May 25, 2001, the Board of Directors of the Company duly adopted the following resolutions:

RESOLVED, that upon completion of the exchange with the holder of the Series 16 Class P Convertible Preferred Stock, no authorized shares of Series 16 Class P Convertible Preferred Stock will remain outstanding and no shares of Series 16 Class P Convertible Preferred Stock will be issued subject to the Certificate of Designations previously filed with respect to the Series 16 Class P Convertible Preferred Stock.

FURTHER RESOLVED, that upon completion of the exchange, the officers of the Company are hereby authorized and directed, for and on behalf of the Company, to execute and deliver an appropriate Certificate of Elimination to the Secretary of State of Delaware regarding the Series 16 Class P Convertible Preferred Stock.

16.    That pursuant to the provisions of § 151(g) of the Delaware General Corporation Law, upon the effective date of the filing of this Certificate, this Certificate will have the effect of eliminating from the Restated Certificate of Incorporation only those matters set forth in the Restated Certificate of Incorporation with respect to the Series 14 Class N Convertible Preferred Stock, the Series 15 Class O Convertible Preferred Stock, and the Series 16 Class P Convertible Preferred Stock

IN WITNESS WHEREOF, this Certificate of Elimination has been executed this 25th day of May, 2001, by the President of the Company.

ATTEST:	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:
Richard T. Kelecy, Secretary		Dr. Louis F. Centofanti, President
(SEAL)

CERTIFICATE OF AMENDMENT
OF
RESTATED CERTIFICATE OF INCORPORATION,
AS AMENDED,
OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Corporation”), for purposes of amending its Restated Certificate of Incorporation, as amended, (“Restated Certificate of  Incorporation”), as provided by Section 242 of the Delaware General Corporation Law, does hereby certify:

1.            The amendment set forth below to the Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware:

The first paragraph of Article Fourth of the Corporation’s Restated Certificate of Incorporation, as amended, is hereby deleted and replaced in its entirety by the following:

FOURTH: The total number of shares of capital stock that the Corporation shall have authority to issue is 77,000,000, of which 75,000,000 shall be designated as common stock; par value $.001 per share (“Common Stock”), and 2,000,000 shall be designated as preferred stock, par value $.001 per share (“Preferred Stock”).

2.             Only the first paragraph of Article Fourth is amended by this Amendment, and the remainder of Article Fourth shall remain in full force and effect. No other provision, paragraph or article of the Restated Certificate of Incorporation is amended or changed by this Amendment. “The Restated Certificate of Incorporation, as expressly amended by paragraph 1 of this Amendment, shall be in. full force and effect.

3.             The Board of Directors, on March 13, 2002, unanimously adopted the foregoing proposed amendment to the first paragraph of Article Fourth of the Restated Certificate of Incorporation declared such amendment to be advisable, and set a Special Meeting of Stockholders for consideration thereof. A Special Meeting of Stockholders was duly called and held on June 14, 2002, at which meeting the necessary number of shares as required by law and the Restated Certificate of Incorporation were voted hi favor of such amendment.

IN WITNESS whereof, Perma-Fix Environmental Services, Inc, has caused this Certificate of Amendment to be signed and attested to by its duly authorized officers as of this 19th day of June, 2002.

Perma-Fix Environmental Services, Inc., a Delaware corporation

By:
Richard T. Kelecy,
Vice President and Chief Financial Officer

CERTIFICATE OF DESIGNATIONS

of

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

of

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(Pursuant to Section 151 of the
Delaware General Corporation Law)

PERMA-FIX ENVIRONMENTAL SERVICES INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (hereinafter called the “Corporation”), hereby certifies that the following resolution was duly adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law at a meeting duly called and held on May 2, 2008:

Creation of Series A Junior Participating Preferred Stock

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Corporation’s Restated Certificate of Incorporation, as amended, the Board of Directors hereby creates a new series of Preferred Stock, par value $.001 per share, designated as Series A Junior Participating Preferred Stock, par value $.001 per share, of the Corporation and hereby states the designation and number of shares, and does hereby establish and fix the relative rights, preferences, designations and relative participating, optional and other special rights, and qualifications, limitations and restrictions thereof as follows:

Series A Junior Participating Preferred Stock:

Section 1.   Designation and Amount. The shares of such series shall be designated as “Series A Junior Participating Preferred Stock” (“Series A Preferred Stock”), par value $.001 per share, and the number of shares constituting the Series A Preferred Stock shall be 600,000. Such number of shares of Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Preferred Stock.

Section 2.   Dividends and Distributions.

(a)    Subject to the prior and superior rights of the holders of any shares of any series of the Corporation’s preferred stock ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, if any, the holders of shares of Series A Preferred Stock, in preference to the holders of Common Stock, par value $.001 per share (the “Common Stock”), of the Corporation, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last business day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1, or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of the Common Stock, or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)    The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (a) of this Section immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(c)    Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not be less than 10 days or more than 60 days prior to the date fixed for the payment thereof.

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Section 3.   Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

(a)    Subject to the provision for adjustment hereafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(b)    Except as otherwise provided herein, in the Restated Certificate of Incorporation, as amended, of the Corporation, in any other Certificate of Designation of the Corporation or by applicable law, the holders of shares of Series A Preferred Stock, the holders of shares of Common Stock and the holders of any other class or series of capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(c)    Except as set forth in this Certificate of Designation or as otherwise required by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent that they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate, action.

Section 4.   Certain Restrictions.

(a)    Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, or declared and a sum sufficient for the payment therefor be set apart for payment and be in the process of payment, the Corporation shall not:

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(i)    declare or pay dividends, or make any other distributions, on any shares of Common Stock or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

(ii)    declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii)    redeem or purchase or otherwise acquire for consideration shares of any Common Stock or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Common Stock or junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

(iv)    redeem or purchase or otherwise acquire for consideration any shares of Series A Preferred Stock; or any shares of Common Stock or stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(b)    The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5.       Required Shares. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of preferred stock and may be reissued as part of a new series of preferred stock subject to the conditions and restrictions on issuance set forth herein, in the Restated Certificate of Incorporation, as amended, of the Corporation, or in any other Certificate of Designations creating a series of preferred stock or any similar stock or as otherwise required by law.

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Section 6.       Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of Common Stock or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of Common Stock or stock ranking junior to the Series A Preferred Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 7.       Consolidation Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1.00 times the aggregate amount of stock, securities, cash and/or any other properly (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8.       No Redemption. The shares of Series A Preferred Stock shall not be redeemable.

Section 9.       Ranking. The Series A Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets upon any liquidation, dissolution or winding up of the Corporation unless the terms of any such series shall provide otherwise.

Section 10.     Amendment. So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of at least two-thirds in number of shares of the Series A Preferred Stock then outstanding, amend, alter, or repeal any of the provisions of this Certificate of Designations or the Corporation’s Restated Certificate of Incorporation, as amended, so as to affect adversely the preferences, special rights or powers of the shares of Series A Preferred Stock.

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IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its President and attested by its Secretary this 2nd day of May, 2008.

ATTEST:	PERMA-FIX ENVIRONMENTAL SERVICES, INC.

By:
Steven Baughman, Secretary		Dr. Louis F. Centofanti, President
(S E A L)

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I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “PERMA-FIX ENVIRONMENTAL SERVICES, INC.”, FILED IN THIS OFFICE ON THE ELEVENTH DAY OF OCTOBER, A.D. 2013, AT 10:05 O’CLOCK A.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

	Jeffrey W. Bullock, Secretary of State
2249849 8100	AUTHENTICATION:	0807617

131187648	DATE:	10-11-13
You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF AMENDMENT
OF
THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF
PERMA-FIX ENVIRONMENTAL SERVICES, INC.

PERMA-FIX ENVIRONMENTAL SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

FIRST:  The name of the corporation is Perma-Fix Environmental Services, Inc. (the “Corporation”).

SECOND:  At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted declaring the advisability of an amendment to the Corporation’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), as follows, and providing that:

The first two paragraphs of Article Fourth of the Corporation’s Certificate of Incorporation are hereby deleted in their entirety and replaced in their entirety by the following:

“FOURTH:  The total number of shares of capital stock that the Corporation shall have authority to issue is 77,000,000, of which 75,000,000 shall be designated as common stock, par value $.001 per share (“Common Stock”), and 2,000,000 shall be designated as preferred stock, par value $.001 per share (“Preferred Stock”).

Upon this Certificate of Amendment of the Certificate of Incorporation of the Corporation becoming effective in accordance with the terms hereof and pursuant to the General Corporation Law of the State of Delaware (the “Amendment Effective Time”), every five (5) shares of the Corporation’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Amendment Effective Time, will be automatically reclassified as and converted into one share of common stock, par value $.001 per share, of the Corporation (the “New Common Stock”)(such formula herein, the “Determined Ratio”). Further, every right, option and warrant to acquire shares of Old Common Stock outstanding immediately prior to the Amendment Effective Time shall, as of the Amendment Effective Time and without any further action, automatically be reclassified into the right to acquire one (1) share of New Common Stock based on the Determined Ratio of shares of Old Common Stock to shares of New Common Stock, but otherwise upon the terms of such right, option or warrant (except that the exercise or purchase price of such right, option or warrant shall be proportionately adjusted).

Notwithstanding the immediately preceding paragraph, the Corporation shall not be required to issue or deliver any fractional shares of New Common Stock. Each holder of such New Common Stock shall be entitled to receive for such fractional interest, and at the Amendment Effective Time any such fractional interest in such shares of New Common Stock shall be converted into the right to receive, an amount in cash, without interest, determined by multiplying (i) such fractional share interest to which the holder would otherwise be entitled by (ii) the closing sale price of the Common Stock (on a post-reverse-split basis as adjusted for the amendment effected hereby) on the trading day immediately prior to the Amendment Effective Time on The NASDAQ Stock Market, or if the principal exchange on which the Common Stock is then traded is other than The NASDAQ Stock Market, such exchange as may be applicable. Shares of Common Stock that were outstanding prior to the Amendment Effective Time and that are not outstanding after the Amendment Effective Time shall resume the status of authorized but unissued shares of Common Stock.

Each stock certificate that, immediately prior to the Amendment Effective Time, represented shares of Old Common Stock shall, from and after the Amendment Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified (as well as the right to receive cash in lieu of any fractional shares of New Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of Old Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified, as well as any cash in lieu of fractional shares of New Common Stock to which such holder may be entitled pursuant to the immediately preceding paragraph.”

THIRD:  That thereafter, pursuant to resolution of its Board of Directors, a meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH:  This Certificate of Amendment of the Certificate of Incorporation was duly adopted at said meeting of the stockholders in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:  In accordance with Section 103(d) of the General Corporation Law of the State of Delaware, this Certificate of Amendment shall be effective as of 12:01 a.m. on October 15, 2013.

IN WITNESS WHEREOF, Perma-Fix Environmental Services, Inc. has caused this Certificate of Amendment to be signed by its Corporate Secretary, this 11th day of October, 2013.

By:
Ben Naccarato, Corporate Secretary

Delaware

PAGE 1

The First State

SECRETARY OF STATE — DELAWARE — 1776 — 1976

Jeffrey W. Bullock, Secretary of State

2249849 8100

AUTHENTICATION: 1714196

141199620

DATE: 09-19-14